Exhibit 10.3

Dated 10 NOVEMBER 2008

Rules of the Chaucer Pension Scheme

Constitutional Rules

	12.2 Power to withhold a benefit	24
	12.4 Debts owed to a Employer	25
	12.5 Unclaimed benefits	25
13	TERMINATION OF THE SCHEME	26
	13.1 Partial termination of the Scheme	26
	13.2 Power to terminate the Scheme	29
14	WINDING-UP	31
	14.1 Power to wind-up the Scheme	31
	14.2 Effect of winding up on the provisions of the Scheme	31
	14.3 Notice of winding-up to Members	31
	14.4 Use of Scheme assets	31
	14.5 Expenses	31
	14.6 Securing benefits with an Insurance Company	32
	14.7 Transfers to other schemes	32
	14.8 Winding-up lump sums	32
	14.9 Surplus assets	33
	14.10 Funding deficit	33
	14.11 Trustees Indemnity	33
	14.12 Alternative to winding-up	33
15	AMENDMENT	36
16	LAWS	37

THESE RULES are made as a deed on 10 NOVEMBER 2008

BY

(1)	CHAUCER SYNDICATES LIMITED (registered number 184915) whose registered office is at Plantation Place, 30 Fenchurch Street, London, EC3M 3AD (the “Principal Employer”); and

(2)	EWEN HAMILTON GILMOUR of , EDWARD NELSON NOBLE of , STEPHEN ANDREW SMITH of and BRIDGE TRUSTEES LIMITED (registered number 02600168) whose registered office is at 115 Colmore Row, Birmingham, West Midlands B3 3AL (the “Trustees”).

BACKGROUND

(A)	The Principal Employer is the principal employer in relation to the Chaucer Pension Scheme (the “Scheme”). The Trustees are the current trustees of the Scheme, and are the scheme administrators for the purposes of the Finance Act 2004. The Scheme is governed by a Supplemental Trust Deed and Rules dated 25th October 2002 (as amended), and is divided into two sections, the final salary section and the money purchase section.

(B)	By Rule 44 of the Supplemental Trust Deed and Rules the Principal Employer may with the consent of the Trustees at any time, by supplemental deed, amend, replace or add to all or any of the provisions of the Trust Deed and Rules, subject to the other provisions of Rule 44.

ADOPTION OF RULES

(A)	The Principal Employer and the Trustees amend the Supplemental Trust Deed and Rules with effect from the date of this Deed in accordance with Rule 44 by replacing it with these rules (the “Rules”). The Rules are divided into three sections:

•	the Constitutional Rules (the “C Rules”), which apply to all Members;

•	the Final Salary Section Rules (the “FS Rules”), which set out the benefits payable in respect of Final Salary Section Members; and

•	the Money Purchase Section Rules (the “MP Rules”), which set out the benefits payable in respect of Money Purchase Section Members.

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(B)	These Rules include a box at the start of each Rule which outlines its key provisions. These are included for information only.

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THE CONSTITUTIONAL RULES

These C Rules set out the Rules common to all sections of the Scheme. They should be read together with the Rules for each section of the Scheme.

1.	Meaning of defined terms

Words with a capital first letter are defined in the first Rule of each of the FS Rules and MP Rules.

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2.	Registered and contracted-out pension scheme

This C Rule confirms that the Scheme is a contracted-out, registered pension scheme, and so is subject to various statutory requirements which override the provisions of these Rules.

The Scheme is a registered pension scheme for the purposes of section 150(2) of the Finance Act 2004.

The Scheme is contracted-out on a Reference Scheme basis and in relation to the Money Purchase Section is contracted-in. The Trustees must operate the Scheme in compliance with the Contracting-out Laws. These Rules are deemed to incorporate any provision that must be incorporated for the Scheme to be treated as contracted-out in relation to a Member’s Service.

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3.	Trustees

This Rule sets out the powers relating to the appointment and liability of the Trustees, and certain administrative matters relating to them.

3.1	Appointment and removal

3.1.1	The Principal Employer may at any time by deed appoint and remove trustees. Any such appointment or removal must comply with the requirements of sections 241 to 243 of the Pensions Act 2004 (member-nominated trustees and directors). The number of trustees shall not be less than three unless a body corporate is appointed to act as sole trustee.

3.1.2	A trustee may by deed validly retire provided that one trustee remains.

3.1.3	A trustee may resign by giving not less than one month’s notice in writing to the Principal Employer.

3.2	Pay

3.2.1	Any trustee (or officer of a corporate Trustee) may be paid any fees and expenses for his or her services which the trustee agrees with the Principal Employer. These fees and expenses will be treated as a Scheme expense under C Rule 5 (Scheme expenses).

3.2.2	Any Trustee who is a solicitor, accountant or other person engaged in any profession or business may charge and be paid all usual professional and other reasonable charges for work done by him or his firm in connection with the Scheme, whether or not in the ordinary course of his profession or business and including acts which a Trustee, who is not in any profession or business, could have done personally.

3.2.3	With the consent of the Principal Employer, any Trustee, any firm of which a Trustee is a partner and any subsidiary or associated company of a Trustee or on which he is interested as an officer or shareholder) may retain beneficially any brokerage, commission, fee, interest or other advantage derived from monies forming part of the Fund held in his, her or its name with bankers, or remuneration payable directly or directly to him, her or it.

3.3	Liability

3.3.1	Subject to section 33 of the Pensions Act 1995 (investment powers: duty of care), a trustee (or officer of a corporate trustee) will only be liable for the consequences of any act or omission of the Trustees or their delegates or advisers if the liability is incurred as a result of his or her own willful wrongdoing (and his or her negligence if so agreed between the trustee and the Principal Employer).

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3.3.2	No Trustee shall be responsible, chargeable or liable in any manner whatsoever for or in respect of:

3.3.2.1	any loss of, or any depreciation in or default upon, any of the investments, securities, stocks or policies in which the Fund (or any part of it) may at any time be invested in accordance with the provisions of the Rules;

3.3.2.2	any delay which may occur (from whatever cause) in the investment of any monies belonging to the Fund;

3.3.2.3	the safety of any securities or documents of title deposited by the Trustees for safe custody; or

3.3.2.4	the exercise of any discretionary power conferred on the Trustees by this Trust Deed and Rules (including any act or omission by any agent, staff or delegate appointed by the Trustees).

3.3.3	In the case of a Professional Trustee, liability for such acts of negligence as breach the special duty of care of a Professional Trustee up to the extent of the loss in the assets of the Fund caused by the breach on the part of that Professional Trustee.

3.3.4	No Professional Trustee shall incur liability:

3.3.4.1	for the acts, defaults and omissions of other Trustees whose acts, defaults or omissions have been contrary to oral or written advice given by or on behalf of that Professional Trustee; and

3.3.4.2	in respect of action taken by the other Trustees when that Professional Trustee was not a party to the decision, unless proper notice under the terms of the Scheme of either the meeting at which those decision were taken or of the resolutions which effected those decisions had been given to the Professional Trustee.

3.4	Indemnity

3.4.1

The Principal Employer will indemnify and keep indemnified each trustee and former trustee (or officer or former officer of a corporate trustee) against any liability and expense incurred by him or her as a

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trustee at all times against any actions, proceedings, claims and demands, and all costs, damages and expenses arising therefrom incurred by or claimed from the Trustees in relation to the Scheme except in the circumstances referred to in C Rule sub-rule 3.4.3 and in the case of willful wrongdoing on the part of a trustee. This indemnity shall also apply to any liability of the Trustees arising from any act or default of any employee, manager, custodian, agent or adviser under the Rules of the Scheme.

3.4.2	If the Principal Employer fails to indemnify any such person within a reasonable period set from time to time by the Trustees, they will be indemnified from the Scheme’s assets instead.

3.4.3	This indemnity does not apply to:

3.4.3.1	any liability incurred as a result of willful wrongdoing on the part of a trustee, or covered and met by insurance either under C Rule 3.5 (Insurance) or a separate insurance arrangement;

3.4.3.2	in the case of a Professional Trustee, any liability for such acts of negligence as breach the special duty of care of a Professional Trustee up to the extent of the loss in the assets of the Fund caused by the breach on the part of that Professional Trustee;

3.4.3.3	any liability to pay a fine imposed in criminal proceedings, or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature; or

3.4.3.4	any liability incurred in defending criminal proceedings in which a trustee is convicted.

3.5	Insurance

The Trustees (and officers of a corporate Trustee) may take out indemnity insurance to cover any liability which they may incur under the Scheme (unless incurred as a result of willful wrongdoing). The Trustees may, with the consent of the Principal Employer, pay for this from the Scheme’s assets except if the insurance covers fines or penalties of a kind mentioned in section 256 of the Pensions Act 2004. Such payments will be paid in accordance with C Rule 5 (Scheme expenses).

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3.6	Administration of the Scheme

3.6.1	The Trustees are granted all the powers, rights and privileges that are necessary in order to administer the Scheme. The Trustees will administer the Scheme on terms which they decide are appropriate, subject to the Rules of the Scheme and any legislation which applies to them.

3.6.2	Except where otherwise specified, the Trustees shall determine all questions and matters of doubt arising in connection with the Scheme, and, if deemed necessary in a particular case, shall do so after consulting the Principal Employer.

3.6.3	The Trustees shall have power to give any undertakings as may be necessary to HMRC or to the Pensions Regulator.

3.6.4	The Trustees shall not be under any obligation to any person transacting business with them in relation to the Scheme to disclose how any funds in their hands are applied. The receipt of the Trustees shall be a complete and sufficient discharge to any person paying money to the Trustees.

3.6.5	The Trustees, with the consent of the Principal Employer, shall have power to borrow money from time to time from any lender on any terms and conditions and to secure repayment and the payment of interest upon the whole or any part of the Fund. The Trustees shall apply the moneys borrowed in any manner for the purposes of the Scheme which, in their absolute discretion, they may think fit.

3.6.6	The Trustees shall have power to accept any donations or bequests and any cash or other assets and apply them for any purposes of the Scheme as the Trustees think fit and subject to the Scheme’s status as a registered scheme not being prejudiced.

3.6.7	The Trustees shall have power to insure any assets of the Fund against any risks and for any amounts as they think fit.

3.6.8	The Trustees shall keep proper accounts relating to the Fund and a record of Members and all other persons receiving benefits or prospectively entitled to benefits and of all other matters which should be properly recorded for the purposes of the Scheme. These records shall be sufficient to explain all transactions and identify all assets and liabilities relating to the Scheme and to disclose the financial position of it. Accounts shall be made up to the day before the Renewal Date each year (or such other date as the Trustees may prescribe in writing from time to time) and the twelve months ending on that date shall be the Scheme year.

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3.6.9	The Trustees may make any arrangements generally for the administration of their duties as they think fit. In particular the Trustees may by majority decision employ any staff (including a secretary) as they may think fit to transact any business of the Scheme.

3.7	Quorum

The quorum for any meeting of the Trustees will be three of the Trustees or such other number as the Trustees may from time to time decide will form a quorum.

3.8	Delegation

The Trustees may delegate by unanimous decision, or authorise the sub-delegation of, any of their powers (other than their powers of investment), duties and discretions to any one or more of the Trustees or, with the consent of the Principal Employer, to any person or corporation appointed or employed by the Trustees in connection with the Scheme. The Trustees may impose any conditions on, and may at any time by majority decision (other than the delegate) revoke, any delegation made under this C Rule 3.8 (Delegation) person and on any terms which they decide are appropriate. The Trustees may not delegate their powers of investment except in the circumstances detailed in C Rule 6.3 (Fund manager).

3.9	Disputes

The Trustees will make arrangements for the resolution of disagreements in relation to the Scheme.

3.10	Advisers

3.10.1	The Trustees may seek advice from professional advisers on terms which the Trustees agree with those advisers, subject to C Rule 3.8 (Delegation) and section 47 of the Pensions Act 1995 (professional advisers).

3.10.2	The fees of any adviser will be treated as a Scheme expense under C Rule 5 (Scheme expenses).

3.10.3	The Trustees shall not be chargeable or accountable in respect of any calculation, determination, payment or other matter or anything made, done or omitted by the Trustees in the administration of the Scheme upon the advice of the person so appointed or consulted.

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3.11	Arrangements for receipts and payments

3.11.1	The Trustees may make all necessary arrangements for dealing with receipts and payments under the Scheme.

3.11.2	The Trustees may, from time to time by unanimous decision, delegate in writing their powers to draw cheques on any bank account, or endorse any cheques, to any one or more of their number or to any staff agents, custodian, brokers or other nominees as they shall decide.

3.11.3	The Trustees may give, vary and revoke instructions relating to the custody and disposal of any part of the Fund, to the signing of proposal forms and certificates of membership and to the giving of receipts and discharges in connection with the Scheme on the Trustees’ behalf. Every such receipt and discharge shall be as valid as if it were given by all the Trustees.

3.11.4	The production of a written authority of the Trustees shall be sufficient protection to any person taking receipts and discharges or otherwise acting under that authority. Unless a person has received written notice of the revocation of that authority, he shall be entitled to act on the assumption that it remains in force and to be indemnified out of the Fund in respect of any claim arising out of any act committed in good faith and in respect of all costs, charges and expenses incurred in connection with it, despite any intervening change in the Trustees.

3.11.5	Any valid receipt given to an agent, custodian, broker or nominee shall be a good and sufficient discharge to the Trustees.

3.12	Litigation

The Trustees may conduct legal proceedings without the need for a Beddoe order from a Court. The Trustees may only conduct such legal proceedings upon the advice received from a duly appointed advisor. The Trustees will be reimbursed from the Scheme for costs which they incur as a result of legal proceedings undertaken in connection with the Scheme and this will extend to both costs they incur and any costs ordered against them.

3.13	Conflicts of Interest

A Trustee who is an employee or an officer of the Company or of any associated company of the Company who:

3.13.1   possesses confidential or sensitive information as a result of his or her position as an employee or officer, and

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3.13.2	would, but for this C Rule 3.13 (Conflicts of interest), be required to disclose that information to the Trustees as a result of his or her trustee duties, is not required to disclose that information at any Trustee meeting at which that information is or may be relevant. The Trustee with this information will declare that he or she has confidential information and play no part in any discussions of the matters to which it relates.

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4.	Funding and accounts

This Rule sets out the Trustees’ key duties in relation to funding valuations and reports and audited accounts.

4.1	Valuations and surplus

4.1.1	The Trustees will appoint an actuary to the Scheme and will ensure that an actuarial valuation of the Scheme is carried out at least once every three years, and (to the extent required by the Pensions Act 2004) that an actuarial report of the Scheme is carried out for any year in which a valuation is not carried out. The Trustees will ensure that any such valuations and reports comply with the requirements of section 224 of the Pensions Act 2004 (actuarial valuations and reports).

4.1.2	If a valuation discloses that the value of the Final Salary Section of the Scheme’s assets exceeds the value of its liabilities, the Principal Employer may reduce or eliminate that surplus in one or more of the following ways:

4.1.2.1	by agreeing with the Trustees to:

(a)	suspend the obligations of Employers or Members to pay contributions to either the Final Salary Section or the Money Purchase Section of the Scheme or both; or

(b)	reduce the amount of contributions to the Final Salary Section or the Money Purchase Section of the Scheme or both by Employers or by Members, other than contributions payable under FS Rule 3.3 (Members’ additional voluntary contributions) or MP Rule 3.3 (Members’ additional voluntary contributions); or

(c)	improve existing benefits under the Final Salary Section of the Scheme; or

(d)	provide new benefits under the Final Salary Section of the Scheme; or

4.1.2.2	by directing the Trustees, subject to section 37 of the Pensions Act 1995 (payment of surplus to employer), to pay all or part of the surplus to the Employers in such proportions as the Principal Employer shall decide (less any tax for which the Trustees may be liable or accountable to HMRC); or

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4.1.2.3	in any other way as may be permitted by HMRC.

4.1.3	The Principal Employer may direct the Trustees not to do anything to reduce or eliminate a surplus and the Scheme will be subject to any tax on the amount of the surplus as HMRC shall determine.

4.1.4	The powers and obligations under this C Rule 4.1 (Valuations and surplus) may be exercised in favour of such Employers and Members as the Principal Employer may direct.

4.2	Fund deficiency

If at any time the Scheme Actuary certifies that there would be insufficient assets to meet the Scheme’s liabilities, the Trustees, after obtaining the advice of the Scheme Actuary, shall specify the action required to be taken by the Principal Employer to restore and secure the solvency of the Fund. If the Principal Employer does not agree to take such action, then the Trustees may give notice to the Principal Employer that the Scheme shall be wound up in accordance with C Rule 14 (Winding-up).

4.3	Auditing accounts

4.3.1	The Trustees will appoint an auditor to the Scheme and ensure that Scheme accounts are prepared and audited once a year.

4.3.2	The following are ineligible for appointment as an auditor to the Scheme:

4.3.2.1	a Member;

4.3.2.2	a Trustee or any person connected with a Trustee;

4.3.2.3	a person who is employed by the Trustees;

4.3.2.4	an Employer of any Member or any company in the same group of companies as an Employer; and

4.3.2.5	a director, officer, or employee of any Employer or company within the same group of companies as the Employer.

4.3.3	The Trustees shall obtain audited accounts of the Scheme as soon as is reasonably practicable after the end of each Scheme year, but not more than seven months after the end of that period.

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5.	Scheme expenses

This Rule sets out the terms on which expenses of the Scheme will be paid.

5.1	Fund to pay expenses of the Scheme

Unless C Rule 3.5 (Insurance) or C Rule 5.2 (Principal Employer paying expenses of the Scheme) applies, all costs, charges and expenses incurred in connection with or in relation to the Scheme (whether disbursed by the Principal Employer, and Employer or the Trustees) and any remuneration of the Trustees shall be borne by the Fund.

5.2	Principal Employer paying expenses of the Scheme

The Principal Employer may from time to time elect to pay, and bear itself, the whole or any part of the costs, charges, expenses and remuneration referred to in C Rule 5.1 (Fund to pay expenses of the Scheme). The Principal Employer shall be reimbursed by each of the other Employers to such extent and in such proportions as the Principal Employer may decide (together with any VAT).

5.3	Members’ AVC Accounts

All administration expenses relating to Members’ AVC Accounts will be paid out of the assets, unless the Principal Employer, with the agreement of the Trustees, decides otherwise.

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6.	Scheme assets

This Rule sets out the basis on which the Trustees can invest the Scheme’s assets.

6.1	Assets held on trust

6.1.1	The Trustees will hold the assets and income of the Scheme on trust for the purposes of the Scheme.

6.1.2	Any assets of the Scheme that relate to the provision of money purchase benefits under the Scheme (including additional voluntary contributions under the Money Purchase Section) will only be used to provide those benefits.

6.2	Investment of Scheme assets

6.2.1	The Trustees will invest or apply all or any part of the assets of the Scheme as they decide is appropriate and as if they were absolutely and beneficially entitled to the assets. In exercising this power, the Trustees must ensure that the restrictions on employer-related investment set out in section 40 of the Pensions Act 1995 are not exceeded,

6.2.2	The Trustees may (without limitation to the general power above):

6.2.2.1	place trust moneys on current or deposit account with any relevant institution (as defined in Section 49(1A) of the Pensions Act 1995 except where provided for in the Occupational Pension Schemes (Scheme Administration) Regulations (S.I. 1996/1715) at a rate of interest (if any) and upon any terms as the Trustees think fit;

6.2.2.2	invest or otherwise place trust moneys in or upon the security of stocks, shares, debentures, debenture stocks, British Government stock, loans or any interest in land or property or in unit trusts, exempt funds or mutual funds or in any other investment whatsoever and wherever situate;

6.2.2.3	effect or maintain with an Insurance Company any deferred or immediate annuity, assurance, sinking fund, deposit administration or managed fund policies or contracts, including policies or contracts conferring rights to participation in the profits of an insurance company, and to deal in or agree to any variation in the terms of those policies or contracts;

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6.2.2.4	make secured or unsecured loans to any persons or bodies corporate and upon any terms as the Trustees may in their absolute discretion think fit;

6.2.2.5	underwrite or guarantee the issue of any shares, securities or obligations of any kind in their opinion suitable for the investment of the Fund;

6.2.2.6	to enter into any contract or agreement binding the Scheme or the Fund; and

6.2.2.7	to deal in financial futures and traded options (as an investment) within the scope, of Section 659A of the Income and Corporation Taxes Act 1988.

6.3	Fund manager

6.3.1	The Trustees may, with the consent of the Principal Employer, appoint one or more fund managers for the purposes of section 47(2) of the Pensions Act 1995. Separate fund managers may be appointed in respect of separate parts of the Fund.

6.3.2	The Trustees may delegate any or all of their powers and discretions regarding the investment and application of the Fund assets to a fund manager upon any terms and conditions, including sub-delegations, as they think fit.

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7.	Participating Employers

This Rule sets out the terms on which an employer can participate and cease to participate in the Scheme.

7.1	Process for starting to participate

The Principal Employer may allow any employer to participate in the Scheme subject to Contracting-out Laws.

7.2	Ceasing to participate

An employer may cease to participate in the Scheme at any time by written notice to the Trustees subject to the payment of any contributions as required by the Rules, and shall cease to participate if required to do so by the Principal Employer.

When an employer ceases to participate in the Scheme, any members who are then in employment with that employer shall become entitled to benefits as if they had then left service.

7.3	Consequences of leaving the Scheme

As from the effective date of a Participating Employer leaving the Scheme:

7.3.1	its liability, and any liability of its Employees who are Members, to contribute to the Scheme shall cease, except in respect of:

(a)	any contributions (including suspended contributions) and administration expenses which became due before the effective date;

(b)	any administration expenses incurred in connection with its leaving the Scheme; and

(c)	any contributions which may be required from the Participating Employer if continued provision of death benefits are to be provided in accordance with C Rule sub-rule 7.3.5;

7.3.2	No further pension or other retirement benefits shall accrue under the Scheme for or in respect of any former or present Employees of the Participating Employer;

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7.3.3	Subject to C Rule sub-rule 7.3.5, any benefits provided under the Scheme which are payable on the death of any Employee of the Participating Employer who is a Member (other than any benefit relating to a return of a Member’s contributions or AVC Account or the payment of a GMP, and the pension (if any) that must be paid to him or her in accordance with the Contracting-out Laws) shall cease to be provided; and

7.3.4	A partial termination of the Scheme shall then occur in accordance with C Rule 13.1 (Partial termination of the Scheme).

7.3.5	The Participating Employer may decide, with the agreement of the Trustees, to make continued provision of death benefits for any of its Employees who are Members. The Participating Employer shall agree with the Trustees the amount and type of any continued death benefit and the period during which it may be provided, subject to the Scheme’s status as a registered scheme not being prejudiced.

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8.	Change of Principal Employer

This Rule sets out the terms on which the Principal Employer of the Scheme can change.

8.1	Any Participating Employer may take over the role of Principal Employer under the Scheme if:

8.1.1	the departing Principal Employer appoints a Participating Employer which agrees to assume the position of Principal Employer under the Scheme; or

8.1.2	the Principal Employer is in receivership or liquidation (other than for the purpose of amalgamation or reconstruction) and the Trustees appoint a Participating Employer which agrees to assume the position of Principal Employer under the Scheme.

8.2	Any company, firm or person which succeeds to the business of the Principal Employer may agree with the Principal Employer to assume the position of Principal Employer under the Scheme.

8.3	For the purposes of C Rule sub-Rule 8.1 and C Rule sub-Rule 8.2 any new Principal Employer must agree by deed between the Trustee, the departing Principal Employer and the new Principal Employer to comply with the Rules of the Scheme.

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9.	Trustees’ discretion to make unauthorised payments

If a benefit paid under these Rules is an unauthorised payment under the Finance Act 2004, the benefit will be reduced by a tax charge of 40%, and might prejudice the registered tax status of the Scheme, This Rule gives the Trustees the discretion to decide not to pay this benefit.

Where any provision in the Rules requires the Trustees to make a payment which by virtue of section 160 of the Finance Act 2004 (payments by registered pension schemes) would be an unauthorised payment, the Trustees will have the discretion whether or not to make that payment. The Trustees will exercise this discretion subject to the other requirements of the Rules, including obtaining the consent of any other person to the relevant payment.

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10.	Discretionary benefits and flexible retirement

This Rule sets out the terms on which (i) an Employer can ask the Trustees to pay someone benefits from the Scheme that are different to those described in the other provisions of the Rules, and (ii) an Employee can take his or her pension while remaining in employment.

10.1	Discretionary benefits

If the Principal Employer agrees and the Principal Employer or the Employer pays any additional contributions which the Trustees decide are appropriate (after consulting the Scheme Actuary), the Trustees may:

10.1.1	provide increased benefits payable under the Scheme or pay any benefit in a different form or on different terms than otherwise provided under the Scheme;

10.1.2	provide new or additional benefits in respect of a Member;

10.1.3	provide benefits in respect of any other person for whom benefits can be provided under the Scheme (including any Employee or former Employee); or

10.1.4	add interest to the repayment of any Member’s contributions.

Benefits provided under this Rule shall be consistent with the Preservation, Revaluation, Contracting-out and Transfer Value Laws, Sections 67 to 67I of the Pensions Act 1995 and the Scheme’s tax status as a registered pension scheme under the Finance Act 2004.

10.2	Flexible retirement

10.2.1	Member’s option

10.2.1.1	Any Member who has reached age 50 (age 55 from 6 April 2010) may, with the consent of the Trustees, prior to, on or after his or her Normal Retirement Date commence payment of his or her pension whilst continuing in employment.

10.2.1.2	Any Member taking advantage of this option shall do so on such terms and conditions as determined by the Trustees.

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10.2.2	Membership status

10.2.2.1	When any of a Member’s retirement benefits commence to be paid, the Member shall immediately cease to be a Pension Member of the Scheme. However, for so long as he or she continues to be eligible, he or she shall be treated as a Death Benefit Member for the purposes of the Rules.

10.2.2.2	If the Member subsequently wishes to accrue further benefits under the Scheme, he or she shall be required to apply for admission as a new member of the Money Purchase Section of the Scheme subject to the consent of his or her Employer and the Trustees, or otherwise in accordance with the Rules in force at the time. Upon admission as a new member of the Money Purchase Section of the Scheme the Member shall immediately cease to be a Death Benefit Member.

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11.	Pension sharing

This Rule sets out the basic legal framework that applies when a Member is a party to a pension sharing order.

11.1	Effect of pension sharing orders

11.1.1	If a Member’s benefits must be transferred to his or her former Spouse as a result of an order made under the Welfare Reform and Pensions Act 1999 (“WRPA”), the Trustees must comply with the requirements of the WRPA when discharging their liability to the former Spouse.

11.1.2	The Trustees may recover charges in respect of their costs in this regard in accordance with The Pensions on Divorce etc (Charging) Regulations 2000.

11.1.3	The Trustees must treat only the “safeguarded percentage” of a former Spouse’s rights as his or her “safeguarded rights” (as defined in Part IIIA of the Pension Schemes Act 1993) when discharging their liability to that former Spouse.

11.1.4	The provisions of this C Rule 11.1 (Effect of pension sharing orders) will apply with the necessary changes in respect of equivalent Northern Ireland laws.

11.2	Benefits for a former Spouse under the Scheme

11.2.1	The Trustees may decide that a former Spouse should be provided with benefits from the Scheme on the following conditions:

11.2.1.1	the benefits must comply with the laws on safeguarded rights in Part IIIA of the Pension Schemes Act 1993;

11.2.1.2	the benefits must be provided separately from any other benefits to which the former Spouse may be entitled under the Scheme;

11.2.1.3	the Trustees must provide the former Spouse with written details of the benefits that will be provided in respect of him or her; and

11.2.1.4	if a former Spouse dies before a Transfer Payment to another pension arrangement can be made in respect of him or her, the Trustees may instead provide benefits in respect of the former Spouse under the Scheme from any or all of the intended Transfer Payment. These benefits must comply with the WRPA, and any unpaid amount will form part of the Scheme assets.

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12.	Assignment and reduction of benefits

This Rule sets out the terms on which a Member’s benefits may be reduced or cease to be payable,

12.1	General prohibition

Benefits under the Scheme cannot be assigned, charged, surrendered, forfeited or paid for the benefit of anyone except the person entitled under these Rules, subject to the remainder of this C Rule 12 (Assignment and reduction of benefits), FS Rule 6.2 (Exchanging for a dependant’s pension) and MP Rule 5.5 (Exchanging for a dependant’s pension) and C Rule 11 (Pension sharing).

This C Rule 12 (Assignment and reduction of benefits)is subject to the Contracting-out Laws.

12.2	Power to withhold a benefit

12.2.1	Subject to sections 91 to 94 of the Pensions Act 1995 (assignment, forfeiture, bankruptcy etc), the Trustees shall withhold payment of a benefit if either the person entitled to the benefit tries to assign or charge it, or anything else happens as a result of which the benefit or any part of it would become vested in or payable for the benefit of another person. The Trustees shall hold any benefits forfeited by a Member in this way for the general purposes of the Scheme.

12.2.2	The Trustees may pay all or part of any benefit withheld under this C Rule 12 (Assignment and reduction of benefits) to or for the benefit of the Member or person entitled to the benefit, his Spouse or any of his Dependants in the proportions and manner decided by the Trustees so long as no payment is made to the purported assignee, mortgagee or chargee.

12.3	Reduction of benefits for offences and other acts or omissions

12.3.1	The Trustees may decide that any part of a benefit payable or prospectively payable shall be forfeited or cease to be payable if the person entitled to the benefit has been convicted of an offence listed in section 92 of the Pensions Act 1995 (forfeiture, etc).

12.3.2	If a Member owes money to the Scheme as a result of his or her criminal, negligent or fraudulent act or omission, the Trustees may reduce the Member’s benefits, subject to the requirements of sections 91 to 94 of the Pensions Act 1995 (assignment, forfeiture, bankruptcy etc).

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12.4	Debts owed to an Employer

12.4.1	If a Member owes money to an Employer as a result of his or her criminal, negligent or fraudulent act or omission, the Member’s benefits under the Scheme shall stand charged with the payment of that sum.

12.4.2	The Trustees shall, unless the Employer decides otherwise, pay out of the Scheme to the Employer the amount of the liability under this C Rule 12.4 (Debts owed to an Employer). The payment made to the Employer shall be limited to the lesser of the amount of the liability and the value, determined by the Trustees on the advice of the Scheme Actuary, of the accrued benefits payable to and in respect of the Member on the date on which the liability arose.

12.4.3	The Employer must produce evidence to the satisfaction of the Trustees of the amount of the liability. The Trustees shall then give the Member a certificate showing the amount to be paid to the Employer and its effect on the Member’s benefits under the Scheme.

12.4.4	If the Member disputes the liability, the Trustees shall not make a payment to the Employer unless the liability has become enforceable under a court order or the award of an arbitrator.

12.4.5	The production of a certificate signed by or on behalf of the Employer that any amount is owed to it shall be sufficient evidence of the fact to the Trustees.

12.4.6	This C Rule 12.4 (Debts owed to an Employer) does not apply to:

12.4.6.1	any benefit derived from a Transfer Amount paid to the Scheme unless the Pensions Regulator agrees otherwise; or

12.4.6.2	any GMP or any accrued rights to GMP, and the pension (if any) that must be paid to him or her in accordance with the Contracting-out Laws.

12.5	Unclaimed benefits

The entitlement to any benefit which the Trustees have been unable to pay and which remains unclaimed for 6 years from the date it became payable will cease. The Trustees will keep the unpaid amount in the Scheme assets.

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13.	Termination of the Scheme

This Rule sets out the terms that apply in relation to the termination of the Scheme. In particular, it requires that active members must then be treated as having left Pensionable Service.

13.1   Partial termination of the Scheme

13.1.1	Appropriate proportion of the Fund

On the effective date on which a Participating Employer leaves the Scheme the Trustees, after obtaining the advice of the Scheme Actuary shall decide what portion of the Fund applies to the Participating Employer in respect of:

13.1.1.1	all Members who on the effective date are both in the Service of the Participating Employer and in Pensionable Service;

13.1.1.2	such Members, as the Trustees after consulting the Principal Employer shall decide, who on the effective date are no longer in Pensionable Service, whether or not they are in the Service of the Participating Employer;

except any Member in the Service of the Participating Employer who transfers to the Service of another Employer immediately after the effective date;

13.1.1.3	as the Trustees after consulting the Principal Employer shall decide, any person in receipt of pension from the Scheme which derives from a Member formerly in the Service of the Participating Employer.

13.1.2	For the purpose of this Rule, the appropriate portion of the Fund described in C Rule sub-rule 13.1.1 is, in relation to the Final Salary Section of the Scheme only, the amount which the Scheme Actuary certifies in writing to be the lesser of:

13.1.2.1	a share of the Fund appropriate to the Members concerned; and

13.1.2.2	the value of the liabilities under the Scheme of the benefits which have accrued, or are payable, to and in respect of the Members concerned as at the effective date;

but excluding, any liabilities relating to the AVC Accounts in respect of those Members. The appropriate parties of the fund described in C Rule sub-rule

26

13.1.1,   in relation to the Money Purchase Section only, shall be the aggregate value of the Members’ Pension Accounts of the Members concerned.

13.1.3	For the purpose of C Rule sub-rule 13.1.2.1, in calculating a share of the Fund, the value of assets and liabilities of the Fund will be taken as at the effective date or, if the Scheme Actuary decides, as at the date on which the Fund was last valued for the purpose of C Rule 4.1 (Valuations and surplus) and C Rule 4.2 (Fund deficiency). Without limiting the Scheme Actuary’s discretion under this C Rule sub-rule 13.1.3, the Scheme Actuary may notionally reserve assets of the Fund which relate to liabilities or estimated liabilities in respect of one or more categories of beneficiaries outside the group of Members concerned or which relate to any special contribution paid by the Participating Employer concerned and designated for a particular purpose and, accordingly, apportion only the remaining assets of the Fund.

13.1.4	The value of the liabilities described in C Rule sub-rule 13.1.2.2 shall be calculated by reference to:

13.1.4.1	in relation to those Members described in C Rule sub-rule 13.1.1.1, the deferred benefits (taking into account the preservation, contracting-out and revaluation requirements of the Pension Schemes Act 1993) to which they would have been entitled had they left Pensionable Service as Qualified Members on the effective date (whether or not they would otherwise be treated as Qualified Members) and ignoring any refunds of Members’ Contributions which might otherwise apply;

13.1.4.2	in relation to those Members described in C Rule sub-rule 13.1.1.2, the benefits accrued or payable to and in respect of them at the effective date;

13.1.4.3	in relation to those persons described in C Rule sub-rule 13.1.1.3, the benefits payable to them at the effective date.

13.1.5	The Scheme Actuary shall certify to the Trustees whether the appropriate portion of the Fund is sufficient to provide the benefits payable to and in respect of the Members of the Final Salary Section and other persons concerned.

13.1.6	The Trustees with the consent of the Principal Employer may in respect of the Final Salary Section only, increase the appropriate portion of the Fund up to:

13.1.6.1	the full share of the Fund which the Scheme Actuary certifies in writing to be appropriate to the Members and persons concerned; or

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13.1.6.2	the value of the liabilities under the Scheme (excluding those relating to AVC Accounts) at the effective date for and in respect of the Members and persons concerned, making an allowance for future increases in Final Pensionable Salary and in pensions (whether or not in payment). The Scheme Actuary shall certify the basis of valuing these liabilities and the allowances which he considers appropriate.

13.1.7	Application of the appropriate portion of the Fund

On the partial termination of the Scheme, the Trustees shall to the extent necessary realise the assets of the Fund relating to the appropriate portion of the Fund and apply the amount in relation to the Members and persons to which it applies, in accordance with and subject to the appropriate provisions of C Rule 13.2 (Power to terminate the Scheme) and C Rule 14 (Winding up).

The Trustees shall realise any AVC Accounts relating to the Members concerned and apply the amount separately to provide benefits for and in respect of those Members.

In applying the provisions of C Rule 13.2 (Power to terminate the Scheme) and C Rule 14 (Winding up) to a partial termination of the Scheme, references in those Rules to “winding up” shall be interpreted as references to “partial termination” and references to “the effective date of termination” shall be interpreted as “the effective date of the Participating Employer leaving the Scheme”.

13.1.8	The provisions of C Rule 14.12 (Alternative to winding-up) do not apply in respect of a partial termination of the Scheme.

13.1.9	If a transfer to another occupational pension scheme or personal pension scheme is to be made in respect of any Employees or former Employees of the Participating Employer who are Members, the Transfer Payment shall be calculated in accordance with the provisions of FS Rule 12 (Transfers to and from the Final Salary Section) and MP Rule 12 (Transfers to and from the Money Purchase Section) in relation to any group of Members in respect of whom a bulk transfer is to be made to another occupational pension scheme.

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13.1.10	If C Rule sub-rule 13.1.9 applies and the Principal Employer so directs, benefits may be retained under the Scheme for certain Members.

13.2	Power to terminate the Scheme

The Scheme will terminate for any of the following reasons:

13.2.1	the Principal Employer terminates the Scheme at any time by giving three months’ notice in writing to the Trustees (or such shorter period as is agreed with the Trustees);

13.2.2	the Scheme Actuary certifies that the Fund is insolvent and the Employers fail, in the Trustees’ opinion and within a period specified by the Trustees in a written notice to the Employers, to comply with the action required to remedy the position as decided by the Trustees after consulting the Scheme Actuary;

13.2.3	the Trustees decide, after taking actuarial advice, that the contributions the Employers are paying, and are expected to pay in the future, are so low that the financial position of the Fund is prejudiced;

13.2.4	the Trustees decided that the intentions and objects of the Scheme have become significantly different to those which were relevant at the start of the Scheme;

13.2.5	the Trustees determine that the Principal Employer has failed to comply with any provisions of the Scheme which apply to it as Principal Employer and fails, within a period specified by the Trustees in a written notice to the Principal Employer, to comply with the action required to remedy the position as decided by the Trustees after consulting the Scheme Actuary; or

13.2.6	if an ‘insolvency event’ (as defined in section 121 (insolvency event, insolvency date and insolvency practitioner) of the Pensions Act 2004) occurs in relation to the Principal Employer, or it ceases to participate and no person subsequently agrees to take over the role of Principal Employer in relation to the Scheme under C Rule 8 (Change of Principal Employer).

13.3	On the termination of the Scheme the Trustees shall resolve either to wind-up the Scheme in accordance with the provisions of C Rule 14 (Winding-up) or to continue the Scheme as a Frozen Scheme in accordance with the provisions of C Rule 14.12 (Alternative to winding-up).

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13.4	Effective date of termination

13.4.1	In relation to the events described in C Rule 13.1 (Partial termination of the Scheme), the effective date of the termination of the Scheme is;

13.4.1.1	if the event described in C Rule sub-rule 13.1.1 applies, the effective date of the written notice given by the Principal Employer to the Trustees; or

13.4.1.2	if either of the events described in C Rule sub-rule 13.1.2 or C Rule sub-rule 13.1.3 applies, the effective date of the written notice given by the Trustees to the Employers; or

13.4.1.3	if either of the events described in C Rule sub-rule 13.1.4 or C Rule sub-rule 13.1.5 applies, the effective date of the written notice given by the Trustees to the Principal Employer; or

13.4.1.4	if the event described in C Rule sub-rule 13.1.6 applies, the date on which an ‘insolvency event’ occurs in relation to the Principal Employer or on which the Principal Employer otherwise ceases to carry on business or ceases to exist.

13.5	Dispute as to effective date of termination

In the event of a dispute as to the effective date of termination, the Trustees shall determine the effective date of termination.

13.6	Effect on Members’ benefits and contributions

The Trustees will treat any Members who are in Pensionable Service when the Scheme terminates as having left Pensionable Service at this time. Those provisions of the Rules that are consistent with this C Rule 13 (Termination of the Scheme) will then continue to apply to the Scheme.

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14.	Winding-up

This Rule sets out the terms that apply in relation to winding up the Scheme.

14.1	Power to wind-up the Scheme

The Trustees may wind-up the Scheme if the Scheme is terminated under C Rule 13 (Termination of the Scheme). However, they may instead defer winding up the Scheme and continue it in accordance with C Rule 13.3 by continuing the Scheme as a Frozen Scheme.

14.2	Effect of winding up on the provisions of the Scheme

During winding-up, all the provisions of the Rules will continue to apply (including the amendment power), so far as they are consistent with this C Rule 14 (Winding-up). If the Principal Employer is dissolved before the winding- up is completed, the Trustees may exercise any powers given to the Principal Employer, unless another person has taken over the role of the Principal Employer in relation to the Scheme under C Rule 8 (Change of Principal Employer).

14.3	Notice of winding-up to Members

Within one month of starting to wind-up the Scheme, the Trustees shall notify in writing each Member and other person to whom information is required to be given that the Trustees have started to wind-up the Scheme.

14.4	Use of Scheme assets

As soon as practicable after the effective date of termination, the Trustees will apply the Scheme’s assets as described in C Rule 14.5 (Expenses) to C Rule 14.10 (Funding deficit) below.

14.5	Expenses

The Trustees must first set aside such assets as they estimate will be sufficient to pay the expenses of the Scheme until the winding-up has been completed.

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14.6	Securing benefits with an Insurance Company

Once an amount in respect of expenses has been put aside under C Rule 14.5 (Expenses), the Trustees will apply the remaining assets to buy an insurance policy or annuity contract from an Insurance Company in the name of each person entitled to benefits under the Scheme, except where those assets are used to provide benefits under FS Rule 12 (Transfers to and from the Final Salary Section) or MP Rule 12 (Transfers to and from the Money Purchase Section) or C Rule 14.8 (Winding-up lump sums).

Any such policies or contracts must:

14.6.1	comply with the Preservation, Contracting-Out and Revaluation Laws;

14.6.2	be consistent with the treatment of the Scheme as a registered pension scheme for the purposes of the Finance Act 2004; and

14.6.3	provide benefits which are the same (or as similar as practicable) as those benefits which would otherwise have been provided in respect of the people for whom they are bought under the Scheme.

Any policies or contracts which the Trustees bought before the winding-up began and which the Trustees consider to be appropriate may also be transferred by the Trustees into the names of the people entitled to benefits under them.

14.7	Transfers to other schemes

Instead of buying insurance policies or annuity contracts under C Rule 14.6 (Securing benefits with an Insurance Company) in respect of any person entitled to benefits under the Scheme when the Scheme begins to wind up, the Trustees have a discretion to make Transfer Payments in respect of that person in accordance with FS Rule 12 (Transfers to and from the Final Salary Section) and MP Rule 12 (Transfers to and from the Money Purchase Section) with the Principal Employer’s agreement. Any such transfer in respect of a person in contracted-out employment must comply with the requirements of section 50 of the Pension Schemes Act 1993 (powers of Inland Revenue to approve arrangements for scheme ceasing to be certified).

14.8	Winding-up lump sums

It may be that the value of a Member’s benefit under the Scheme is such that it can be paid as a ‘winding up lump sum’ in accordance with paragraph 10 of Schedule 29 to the Finance Act 2004. If so, the Trustees may extinguish the Member’s entitlement under the Scheme by paying him or her an immediate lump sum instead of providing other benefits.

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14.9	Surplus assets

14.9.1	If the Trustees apply such of the Scheme’s assets as are needed to provide the Members’ benefits in full and they are then left with surplus assets in the Scheme, they may, if the Principal Employer agrees, apply these surplus assets to increase any of the Members’ benefits or provide additional benefits to such extent as they decide is reasonable. Any surplus assets still remaining will be paid to the Employers (less tax at the applicable rate), in such shares as the Principal Employer directs.

14.9.2	The requirements of section 76 of the Pensions Act 1995 (excess assets on winding up) must be satisfied before any payment is made to the Employers.

14.10	Funding deficit

14.10.1	If there is a deficit in the Scheme’s assets (such that they are insufficient to provide all benefits in full), the Scheme’s assets will be first used to pay all expenses. Once these have been paid, the remaining assets will (except for assets that relate to any money purchase benefits under the Scheme) be applied in accordance with section 73 of the Pensions Act 1995 (preferential liabilities on winding up). Any assets that relate to any money purchase benefits under the Scheme (including under the MP Section or additional voluntary contributions) will be used to provide those benefits.

14.10.2	Any assets then remaining will be used to satisfy any remaining liabilities of the Scheme to any extent, and in any order of priority, as the Trustees consider appropriate.

14.11	Trustees indemnity

After the winding up of the Scheme, the Employers shall jointly and severally keep the Trustees indemnified against any actions, proceedings, claims and demands and all costs, damages and expenses arising therefrom incurred by or claimed from the Trustees or any of them in relation to the Scheme, except any resulting from willful wrongdoing, on the part of the Trustee.

14.12	Alternative to winding-up

14.12.1

If, under C Rule 13.3, the Trustees resolve to continue the Scheme as a Frozen Scheme, they shall make appropriate arrangements as they think fit for the continued administration and management of the Scheme. These arrangements shall include the execution by the Principal Employer and themselves of any necessary supplemental

33

trust deed to give effect to the arrangements and to any consequential amendments required to be made to the provisions of the Scheme. The arrangements shall not be of a kind as may prejudice the Scheme’s status as a registered scheme with HMRC.

14.12.2	If the Principal Employer is insolvent or if for any other reason it ceases to exist or carry on business, the Trustees may, by themselves alone, execute any necessary supplemental trust deed to give effect to the arrangements made for the continued administration and management of the Scheme and to any consequential amendments required to the provisions of the Scheme.

14.12.3	The Trustees may decide at any time to cancel the operation of the Scheme as a Frozen Scheme. As from the effective date of their decision, the Trustees shall either:

14.12.3.1	wind up the Scheme in accordance with the provisions of this C Rule 14 (Winding-up); or

14.12.3.2	agree with the Principal Employer (including any new Principal Employer under the provisions of C Rule 8 (Change of Principal Employer)) to re-open the Scheme and re-commence:

(a)	the payment of contributions by the Employers and, if appropriate, by the Members; and

(b)	the accrual of benefits for and in respect of Members;

whether or not any Employees who are not Members are admitted into membership of the Scheme.

14.12.4	If the Scheme is re-opened, the Trustees shall make appropriate arrangements as they think fit for the administration and management of the Scheme, including the execution by the Principal Employer and themselves of any necessary supplemental trust deed to give effect to the arrangements, and to any consequential amendments, required to be made to the provisions of the Scheme. The arrangements shall not be of a kind as may prejudice the Scheme’s status as a registered scheme with HMRC.

14.12.5	Unless arrangements are made to re-open the Scheme, the operation of the Scheme as a Frozen Scheme shall end on the date on which the Trustees cease to have any further liabilities to or in respect of any person under the Scheme.

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The Trustees shall then wind up the Scheme in accordance with the provisions of this C Rule 14 (Winding-up).

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15.	Amendment

This Rule sets out the terms that apply in relation to amending the Rules.

15.1	The Principal Employer may with the consent of the Trustees at any time together by deed amend, replace or add to the Rules and may do so retrospectively, subject to sections 67 to 67I of the Pensions Act 1995.

15.2	No amendment, replacement or addition may be made which would prejudice the Scheme’s status as a registered scheme.

15.3	The Principal Employer’s power under this C Rule 15 (Amendment) shall continue if the Scheme begins to wind up and shall continue to apply until the winding-up has been completed.

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16.	Laws

This Rule sets out the legal framework which governs the Rules and the administration of the Scheme.

16.1	The Rules and the administration of the Scheme will be governed by and interpreted in accordance with the laws of England and Wales.

16.2	Any rights that a third party may have under the Contracts (Rights of Third Parties) Act 1999 are excluded.

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Dated	2008

Rules of the Chaucer Pension Scheme

Final Salary Section

i

	8.4	Reduction of benefits for the payment of tax	34
	8.5	Information from Members and others	34
	8.6	Enhanced protection	34
	8.7	Modification Regulations	34
9	PENSION INCREASES		35
	9.1	Periods of review	35
	9.2	The rates of increase	35
	9.3	General Provisions	36
10	SPECIAL BENEFITS		38
	10.1	Civil Partners	38
	10.2	Pre-6 April 2006 members	38
11	OTHER WAYS OF CONVERTING PENSION INTO A LUMP SUM		39
	11.1	Trivial pension	39
	11.2	Payment of a lump sum on grounds of serious ill health	39
	11.3	Benefits in excess of the lifetime allowance	39
12	TRANSFERS TO AND FROM THE FINAL SALARY SECTION		40
	12.1	Transfers to the Final Salary Section	40
	12.2	Transfers out of the Final Salary Section	41
	12.3	Statutory transfers	41
	12.4	Discretionary transfers	41
	12.5	Bulk transfers	41
	12.8	General	42
13	BUY-OUT POLICIES		44
	13.1	Statutory buy-out	44
	13.2	Discretionary buy-out	44
	13.3	General	44
	13.4	Conditions of buying-out	44

ii

THE FINAL SALARY SECTION RULES

These are the Rules that govern the benefits and contributions payable under the Final Salary Section and should be read together with the C Rules.

1.	Meaning of defined terms

“AVC Account”	means, in relation to a Member, that part of the Fund which the Trustees establish and maintain as the Member’s AVC Account in respect of the additional voluntary contributions paid or treated as paid by the Member to the Scheme under FS Rule 3.3 (Members’ additional voluntary contributions);

“Basic Salary”	means the basic annual salary or wages of a Member (excluding bonuses, commission, overtime and any other fluctuating emoluments) at the date in question;

“Beneficiaries”	has the meaning given in FS Rule 7.5.2.2;

“Buy-out Policy”	means an insurance policy or annuity contract which satisfies the requirements of Section 95 of the Pension Schemes Act 1993 or is otherwise permitted under regulations relating to the Pension Schemes Act 1993;

“Cash Equivalent”

means:

(1)    in relation to a Relevant Person who has a right to the cash equivalent of the benefits accrued to or in respect of him or her under Section 94 of the Pension Schemes Act 1993, the cash equivalent calculated in accordance with Section 97 of the Pension Schemes Act 1993; and

(2)    in relation to a Relevant Person who does not have a right to the cash equivalent in accordance with Section 94 of the Pension Schemes Act 1993, the value of the benefits accrued to or in respect of him or her under the Scheme calculated in such manner as the Trustees, after obtaining the advice of the Scheme Actuary, shall agree with the Principal Employer;

“C Rules”	means the Constitutional Rules which are common to all sections of the Scheme;

“Child”	means a child of the Member; the Member’s stepchild; a child who has been legally adopted by the
Member; and any other child who, in the Trustees’ opinion, was dependent on the Member at the time of the Member’s death and whom the Trustees agree to treat as a Child;

A child shall remain a Child for so long as he or she is under age 23 and in full-time education or training approved by the Trustees. If any child was dependent on the Member because of physical or mental impairment, the Trustees may continue to treat the child as a Child for so long as they are satisfied that the child is suffering from the impairment;

“Civil Partner”	has the same meaning as in the Civil Partnership Act 2004;

“Civil Partnership”	has the same meaning as in the Civil Partnership Act 2004;

“Contracting-out Laws”	means the laws on contracting-out set out in Part III of the Pension Schemes Act 1993;

“Death Benefit Member”

means:

(a)    a Member who has ended his or her Pensionable Service under FS Rule 2.2 (Opting-out); or

(b)    a person admitted into the Scheme in accordance with the Supplemental Trust Deed and Rules dated 25th October 2002 (as amended) up until the date when these Rules take effect either as a Death Benefit Member or a Member (but who has ended his Pensionable Service in accordance with the provisions of the Supplemental Trust Deed and Rules dated 25th October 2002 (as amended)), and whose benefits under the Scheme will be restricted to the lump sum death benefits payable in accordance with FS Rule 7 (Benefits payable on the death of a Member);

“Deferred Member”	means a Member whose Pensionable Service ends before Normal Retirement Date and who has an entitlement to deferred benefits from the Scheme payable from Normal Retirement Date, payment of which has not started;

“Dependant”	means a dependant as defined in paragraph 15 of Schedule 28 to the Finance Act 2004. A dependant shall include the member’s spouse or civil partner, a child under the age of 23, or persons whom the
Trustees consider financially dependent or mutually financially dependent on the Member or dependent due to physical or mental impairment;

“Employee”	means an employee of an Employer who is normally resident in the United Kingdom or such other countries as may be agreed by the Trustees, and includes a director of an Employer provided that the Scheme’s status as a registered pension scheme under the Finance Act 2004 is not prejudiced. For the purposes of the Scheme, any such director shall be deemed to be in Service. The Principal Employer shall decide whether or not a person is in Service and its decision shall be final;

“Employer”	means the Principal Employer and any Participating Employers. In relation to any Employee, former Employee or Member, “Employer” means that one of the Employers by which he or she is, or was, last employed;

“Final Pensionable Salary”	means in relation to a Member of the Final Salary Section the greater of:

(1) his or her Basic Salary on his or her Normal Retirement Date (or on the earlier date of his or her death or termination of Pensionable Service); and

(2)    the highest average of his Pensionable Salary on any three consecutive Renewal Dates during the ten years (or such shorter period as he or she is a Member) ending on the day coincident with or, if not coincident with, immediately preceding his or her Normal Retirement Date ) or the earlier date of his or her death or termination of Pensionable Service);

“Final Salary Section”	means the final salary section of the Scheme to which these Rules apply;

“Former Scheme”	means the Lloyd’s Superannuation Fund established by a trust deed dated 10 October 1929, the MFK Underwriting Agencies Limited section of the Legal and General Pension Trust established by a declaration of trust dated 19 November 1987 and any registered scheme under the Finance Act 2004 for the purpose of paying a Transfer Amount to the Scheme, and includes (unless inconsistent with the context) the trustees or administrator of the Former Scheme;

“Frozen Scheme”	means a scheme under which all contributions have ceased and no further benefits accrue to scheme members but the assets of the scheme continue to be held by the scheme trustees to be applied in accordance with the rules of the scheme;

“FS Rules”	means, together with the C Rules, the Rules that govern the benefits payable under the Final Salary Section of the Scheme;

“Fund”	means the investments, cash and other assets for the time being held by or on behalf of the Trustees for the purposes of the Scheme;

“GMP”	means a guaranteed minimum pension (or accrued rights to one) under the Contracting-out Laws;

“HMRC”	means Her Majesty’s Revenue and Customs;

“Incapacity”	means physical or mental incapacity which prevents a Member from following his or her normal occupation and seriously impairs the Member’s earning capacity. It does not mean simply a decline in energy or ability. The Trustees’ decision as to whether a Member is suffering from an Incapacity shall be final;

“Index”	means the Government’s Index of Retail Prices or such other index as may be agreed for the purposes of the Scheme between the Trustees and HMRC;

“Insurance Company”	means an “insurance company” as defined in section 275 of the Finance Act 2004;

“Lifetime Allowance Excess Lump Sum”	has the same meaning as in the Finance Act 2004;

“Member”	means a person who has joined the Final Salary Section of the Scheme and in respect of whom the Trustees have a liability to pay or provide benefits;

“Minimum Pension Age”	means age 50 (or age 55 on or after 6 April 2010);

“NewScheme”	means a scheme registered under the Finance Act 2004 as a registered pension scheme for the purpose of accepting a Transfer Payment from the Scheme, and includes (unless inconsistent with the context) the trustees or administrator of the New Scheme;

“Normal Retirement Date”	means a Member’s 60th birthday;

“Participating Employer”	means any employer for the time being participating in the Scheme in accordance with C Rule 7.1 (Process for starting to participate), other than the Principal Employer;

“Pension Member”	means an Employee in Pensionable Service under the Scheme;

“Pensionable Salary”	in relation to a Member is calculated on the day he or she becomes a Pension Member and on any day thereafter and means the Member’s Basic Salary;

“Pensionable Service”

means the number of complete years and months of continuous Service which a Member completes as a Pension Member before his or her Normal Retirement Date and which, if a Member of the Final Salary Section, qualifies him for accrual of pension benefits;

Pensionable Service for Members of the Final Salary Section is restricted to a maximum of 40 years;

Service after Normal Retirement Date shall be counted as Pensionable Service if so determined by the Principal Employer in accordance with FS Rule 4.5 (Pension on late retirement);

“Preservation Laws”	means the laws on preservation of benefit set out in Chapter I of Part IV of the Pension Schemes Act 1993;

“Principal Employer”	means Chaucer Syndicates Limited or any company, firm, or individual which, in accordance with C Rule 8 (Change of Principal Employer), assumes the obligations of the Principal Employer under the Scheme;

“Professional Trustee”	means a Trustee who is in the business of providing a trustee service for payment;

“Qualified Member”

means a person:

(1)    who has completed at least two years’ Qualifying Service in respect of a Member of the Final Salary Section;

(2)    in respect of whom the Trustees have accepted a transfer relating to his rights under a personal pension scheme; or

(3)    who does not satisfy the criteria in (1) or (2) above but who, with the consent of the Principal Employer, the Trustees determine shall be treated as a Qualified Member;

“Qualifying Service”	means the aggregate of: (1) the last period of continuous Pensionable Service other than Service which fails within paragraphs (2) and (3) below;

(2)    any prior period of at least 2 years’ Pensionable Service in respect of which a Member remains entitled to benefits under the Scheme;

Provided that if the prior period of membership is, with the Member’s consent, treated under the Scheme as continuous with the subsequent period, the Pensionable Service granted in respect of the prior Service is the Qualifying Service in respect of that prior period;

(3)    periods of service which counted as pensionable service in any previous employment during which the Member was a member of any Former Scheme and in respect of which the Trustees have received a Transfer Amount; and

(4)    provided that in paragraphs (1) and (2) above any breaks in Pensionable Service will be disregarded in assessing if Pensionable Service is continuous and the two (or more) separate periods will be aggregated if one or more of the following conditions are satisfied:

(a)    the break does not exceed one month;

(b)    the break corresponds to the Member’s absence from work wholly or partly because of pregnancy, confinement or childbirth and the Member returns to work after the break in exercise of a right under the Employment Rights Act 1996 and the Member returns to Pensionable Service no later than one month after returning to work;

(c)    the break corresponds to the Member’s absence from work further to a trade dispute as defined in Section 35 of the Jobseekers Act 1995;

(d) there is a break in Service of any length and, before the break, the Member has already completed two years’ Qualifying Service.
“Reference Scheme”	means the reference scheme (as defined for the purposes of section 12B of the Pension Schemes Act 1993);

“Reference Scheme Pension”	means a pension provided under a Reference Scheme;

“Relevant Person”	means any Member or any person whose benefit is in payment from the Scheme;

“Renewal Date”	means 1 May in each year (or another date as the Trustees may from time to time decide);

“Revaluation Laws”	means the laws on revaluation of accrued benefits set out in Chapter II of Part IV of the Pension Schemes Act 1993;

“Rules”	means the rules which govern the Scheme;

“Scheme”	means the Chaucer Pension Scheme;

“Scheme Actuary”	means the Scheme actuary appointed by the Trustees under Section 47 of the Pensions Act 1995 or another actuary appointed by the Trustees;

“Scheme Earnings Cap”	means £117,600 for the tax year 2008/9. It shall subsequently be increased annually by reference to either the basis set out in section 590C(5) and section 590C(5A) of the Income and Corporation Taxes Act 1988 (notwithstanding the repeal of these sections), or another basis agreed by the Principal Employer and the Trustees in writing from time to time;

“Service”	means employment with an Employer and shall be deemed continuous although broken by periods of one month or less or performed partly with one Employer and partly with another Employer;

“Spouse”	means a husband, wife, widower and a widow and also includes a Civil Partner, references to a “widow” or “widower” shall include a surviving Civil Partner, and all references to “marriage” shall include Civil Partnership and references to “married” shall be interpreted accordingly;

“Standard Lifetime Allowance”	means an amount calculated in accordance with section 218 of the Finance Act 2004;

“State Pension Age”	means a man’s 65th birthday and a woman’s 60th birthday (increasing gradually to 65 between 2010 and 2020 such that it will be 65 for both men and women from 6 April 2020);

“Transfer Amount”	means any cash sum or other assets which a Former Scheme may be authorised to transfer to the Scheme in respect of a Member or other person who is entitled to benefits under the Former Scheme;

“Transfer Payment”	means, in relation to a Relevant Person, the cash equivalent in respect of that Relevant Person, or such greater amount as the Trustees, after consulting the Scheme Actuary, shall agree with the Principal Employer;

“Transfer Value Laws”	means the laws on transfer values set out in Chapter IV of Part IV of the Pension Schemes Act 1993;

“Trivial Pension Limit”	means an amount which is no higher than 1% of the Standard Lifetime Allowance; and

“Trustees”	means the trustees from time to time of the Scheme.

2.	Membership of the Scheme

This Rule sets out the terms on which an Employee may join the Final Salary Section of the Scheme and sets out the terms governing members’ benefits while they are away from work, including while on family leave and on secondment,

2.1	Joining the Scheme

2.1.1	The Final Salary Section is closed to new Members, with the exception of any person whom the Principal Employer with the agreement of the Trustees decides from time to time to admit to membership of it.

2.2	Opting-out

2.2.1	A Pension Member may at any time before Normal Retirement Date elect to end his or her membership of the Scheme whilst remaining in Service. To do this, the Member must give the Trustees at least one month’s written notice and complete any appropriate forms the Trustees require for this purpose. The Trustees shall inform the Member as soon as practicable of the date on which his or her Pensionable Service is treated as ending.

2.2.2	If a Member has ended his or her Pensionable Service under this FS Rule 2.2 (Opting-out), he or she will be treated as a Death Benefit Member. His or her benefits under the Scheme will be restricted to the lump sum death benefits payable in accordance with FS Rule 7 (Benefits payable on the death of a Member).

2.2.3	If a Pension Member has ended his or her Pensionable Service under this FS Rule 2.2 (Opting-out) and remains in Service, the Trustees may allow him or her to rejoin the Scheme as a Pension Member at a later date if:

2.2.3.1	at that date he or she is under age 55; and

2.2.3.2	he or she accepts any special conditions in respect of his or her membership which the Trustees consider appropriate including any restrictions on benefits payable under the Scheme on his or her death which may be subject to medical evidence of his or her good health.

2.3	Statutory family leave

2.3.1	A Member shall be treated as still a member of the Scheme in Pensionable Service while away from work during a period of statutory family leave, being:

2.3.1.1	ordinary maternity leave, ordinary adoption leave, or paternity leave in accordance with the Employment Rights Act 1996; and

2.3.1.2	any longer period in which the Member receives pay from the Member’s Employer and which is a period of maternity leave, adoption leave, paternity leave or absence from work for other family reasons (as defined in the Social Security Act 1989).

2.3.2	During any such period of statutory leave the benefits applicable to and in respect of the member under the Scheme will continue to accrue (or, if otherwise appropriate, will continue to be provided) on the same basis and subject to the same terms and conditions which otherwise would have applied under the Scheme had he or she been working normally subject to the other provisions of this FS Rule 2.3 (Statutory family leave).

2.3.3	If a Member receives pay from his or her Employer during any period of statutory family leave (as described above), he or she shall be required to pay contributions on the amount received. However, if a Member receives no pay for any period of statutory family leave, he or she shall not be required to pay contributions for that period and membership, Pensionable Service and benefits will continue under the Scheme.

2.3.4	During any period of statutory family leave (as described above), a Member may continue, start to pay or increase, reduce or stop any additional voluntary contributions to the Scheme.

2.3.5	The Member’s benefits for any period of statutory family leave shall be calculated as if the Member had worked normally and received the normal pay for doing so.

2.4	Additional family leave

2.4.1	If a Member is absent from work due to any other period of paid family leave, the Member’s benefits shall be based on the pay received unless the Principal Employer and the Trustees decide to apply other terms to the Member.

2.4.2	If a Member is absent from work due to a period of unpaid additional maternity leave, additional adoption leave or parental leave:

2.4.2.1	the Principal Employer and the Trustees may agree to treat the Member as still in Pensionable Service for some or all purposes of the Scheme during this time. The Principal Employer and the Trustees shall agree terms (consistent with the Contracting-out Laws) to apply to the Member’s contributions and benefits for this further period; or

2.4.2.2	the Member shall otherwise be treated as if he or she had left Pensionable Service. However, if a Member returns to work at the end of such a period of unpaid leave, his or her Pensionable Service before being treated as having left Pensionable Service and after returning to work shall be treated as continuous (but excluding the break).

2.5	Absence for any other reason

2.5.1	Where a Member is away from work for any reason other than those described above or on secondment, the Principal Employer and Trustees may agree to treat the Member as still in Pensionable Service during this period, subject to any terms which the Principal Employer and Trustees agree (consistent with the Contracting-out Laws). In particular, a Member who is away from work shall be treated as still in Pensionable Service for so long as the Member receives contractual pay or statutory sick pay. If a Member is not treated as still in Pensionable Service, the Member shall be treated as if he or she had left Pensionable Service. No Employee will be prevented from joining or re-joining the Scheme solely because of his or her temporary absence.

3.	Contributions

This Rule sets out the terms for the payment of contributions to the Scheme.

3.1	Employer contributions

3.1.1	Each Employer shall contribute to the Scheme in respect of Employees who are Members. An Employer’s contributions shall be paid at a rate which from time to time, the Trustees, after obtaining the advice of the Scheme Actuary, shall agree with the Principal Employer to be necessary to provide benefits under the Scheme for and in respect of the Members, taking into account any contributions payable by Members under FS Rule 3.2 (Members’ basic contributions) and any additional liability falling on an Employer under FS Rule 2.3 (Statutory family leave). Such Employer contributions shall not prejudice the Scheme’s status as a registered pension scheme under the Finance Act 2004.

3.1.2	An Employer with the consent of the Principal Employer and the Trustees may at any time pay a special contribution to the Scheme for any purpose consistent with the purposes of the Scheme. The Trustees shall apply the contribution solely for the purpose stated by the Employer, provided that this does not prejudice the Scheme’s status as a registered pension scheme under the Finance Act 2004.

3.1.3	Each Employer’s contributions must be paid to the Trustees, or as otherwise directed by the Trustees, at such intervals as the Trustees decide.

3.1.4	An Employer may at any time reduce, suspend or terminate its contributions to the Scheme by giving three months’ written notice to the Principal Employer, the Trustees and to all its Employees who are Members. Any notice of reduction, suspension or termination of contributions is without prejudice to the Employer’s obligation to pay contributions to the Scheme in respect of the period before the effective date of the notice. Any notice of termination extends to any liability of the Members who are Employees of the Employer to contribute to the Scheme.

3.1.5	If an Employer terminates its contributions under this FS Rule 3.1 (Employer contributions), the provisions of C Rule 7.2 (Ceasing to participate) will then apply. If the Principal Employer terminates its contributions under this FS Rule 3.1 (Employer contributions), the provisions of C Rule 14 (Winding-up) will then apply.

3.2	Members’ basic contributions

3.2.1	Each Member in Pensionable Service shall contribute to the Scheme at a rate of 4% of his or her Basic Salary or at such other rate as the Trustees may determine with the agreement of the Principal Employer and notify to the Members. These contributions will be deducted from the Member’s earnings on each pay date. The Employer will pay these contributions to the Trustees as soon as is reasonably practicable (or as otherwise directed by the Trustees) and at such intervals as the Trustees decide being no later than the 19th day of the month following that in which the deduction is made.

3.2.2	A Member will pay ordinary contributions from the date of becoming a Member until, subject to the provisions below regarding paying basic contributions beyond Normal Retirement Date, the earliest of:

3.2.2.1	his or her Normal Retirement Date;

3.2.2.2	his or her date of death; or

3.2.2.3	the date on which he or she leaves Pensionable Service

except that a Member is not required to contribute to the Scheme for more than 40 years.

3.2.3	A Member may not make contributions to the Scheme in excess of the annual limit on relief described in Section 190 of the Finance Act 2004.

3.2.4	If a Member remains in Service after Normal Retirement Date, his or her basic contributions may, at his request, but subject to the agreement of the Trustees and the Principal Employer, continue for the period for which he or she accrues additional Pensionable Service under FS Rule 4.5 (Pension on late retirement). If the ordinary contributions of the Member had ceased before his or her Normal Retirement Date because he or she had then completed 40 years’ Pensionable Service although he or she remained in Service, he or she will pay ordinary contributions from his or her Normal Retirement Date for the period for which he or she accrues additional Pensionable Service under FS Rule 4.5 (Pension on late retirement).

3.2.5	A Member will continue to pay such basic contributions to the Scheme in respect of Pensionable Service after his or her Normal Retirement Date which require to be paid. These contributions will cease on the earlier of his or her actual retirement and his or her 75th birthday.

3.3	Members’ additional voluntary contributions

3.3.1	A Member in Pensionable Service may pay additional voluntary contributions to the Scheme to provide additional or increased benefits for or in respect of him or her on a money purchase basis. Additional voluntary contributions may be made to the Scheme so long as the Member does not start to make additional voluntary contributions on a date less than twelve months before his or her Normal Retirement Date, on terms agreed between the Member and the Trustees subject to a minimum rate decided by the Trustees from time to time. If a Member wishes to commence paying additional voluntary contributions or change the amount that he or she pays or cease contributing, he or she must give the Trustees one month’s written notice of this intention.

3.3.2	A Member may continue to pay additional voluntary contributions to the Scheme in respect of Service after his or her Normal Retirement Date. These contributions shall cease on the earlier of his or her actual retirement and his or her 75th birthday.

3.3.3	A Member’s additional voluntary contributions will be deducted from his or her earnings on each pay date. The Employer will pay these contributions to the Trustees at such intervals as the Trustees decide.

3.3.4	The funds attributable to a Member’s additional voluntary contributions shall be used to provide additional money purchase benefits in respect of the Member.

3.3.5	The amount of additional voluntary contributions that can be paid by a Member of the Scheme is not subject to an upper limit. The Trustees have an absolute discretion regarding the application of a Member’s additional voluntary contributions under the Rules. Any additional benefits secured by a Member’s voluntary contributions may be taken as cash.

3.3.6	The Trustees shall invest the voluntary contributions of a Member so that the Trustees can at all times identify the contributions and any investment additions to them and any deductions from them. C Rule 6.2 (Investment of Scheme assets) shall apply to the investment of a Member’s voluntary contributions in the same way as it applies to the investment of the remainder of the Fund. The assets of the Fund which represent voluntary contributions and the income arising from them shall be treated as a separate fund should the Scheme wind up in accordance with C Rule 14 (Winding-up) and shall not be available for the general purposes of the Scheme.

4.	Active Members’ immediate pensions

This Rule sets out the terms governing the calculation of pensions for active members who retire from service with an immediate pension.

4.1	Pension on retirement at Normal Retirement Date

4.1.1	A Member who retires from Service at Normal Retirement Date and who was in Pensionable Service on the day before that date is entitled to an immediate annual pension at a yearly rate of l/60th of Final Pensionable Salary for each complete year of Pensionable Service, subject to a maximum of 40 years, plus an additional proportion for each additional complete month of Pensionable Service.

4.1.2	The Pensionable Service of a Member who for any period has been in part-time employment shall be treated as reduced during this period in the same proportion which the number of hours he or she works each week under his contract of employment bears to the number of hours a comparable Employee (in the opinion of the Employer) would work under a full-time contract of employment.

4.1.3	If a Member has been in part-time employment during any period by reference to which his or her Final Pensionable Salary is calculated, his Final Pensionable Salary shall be increased either in the same proportion which the number of hours a comparable Employee would work under a full-time contract of employment bears to the number of hours the Member works under his contract of employment or on another basis which the Trustees decide is fair.

4.2	Pension on early retirement

4.2.1	A Member may retire from Service before his or her Normal Retirement Date if he or she is aged 50 (or age 55 from 6 April 2010) or more or at any time if he or she is suffering from an Incapacity. Subject to the Contracting-out Laws and with the consent of the Employer and the Trustees the Member shall be entitled to receive an immediate annual pension as an alternative to any benefit payable.

4.2.2	Any Member wishing to retire early under the provisions of this FS Rule 4.2 (Pension on early retirement) shall, before he or she retires, inform the Trustees in writing that he wishes his retirement benefits to become payable on his retirement.

4.2.3	A pension payable under this FS Rule 4.2 (Pension on early retirement) shall, to the reasonable satisfaction of the Trustees after obtaining the advice of the Scheme Actuary, be at least equal in value on the date it starts to be paid to the deferred pension which would be payable at the Member’s Normal Retirement Date, taking into account the Preservation, Contracting-out and Revaluation Laws. The pension may, if necessary, be restricted to ensure that a pension of not less than the Member’s GMP, or the pension (if any) that must be paid in accordance with the Contracting-out Laws, is payable from State Pension Age. The Trustees may pay a smaller pension before State Pension Age if they are satisfied after obtaining the advice of the Scheme Actuary that the benefits payable are at least equal in value to the benefits which would have been payable if the above condition did not apply. If payment of an immediate pension is not possible because of this condition, the Member shall be entitled to a deferred pension under FS Rule 5 (Benefits for Deferred Members).

4.3	Early retirement not due to Incapacity

4.3.1	Subject to FS Rule 4.2 (Pension on early retirement), a Member who retires from Service on or after his or her 50th birthday (or 55 age from 6 April 2010) and before his or her Normal Retirement Date other than as a result of Incapacity is entitled to an immediate annual pension. The pension will be equal to that which he or she would otherwise have been entitled to under FS Rule 4.1 (Pension on retirement at Normal Retirement Date), calculated on his or her Final Pensionable Salary and his or her Pensionable Service completed at the date of his or her actual retirement, but reduced by an amount determined by the Trustees, and certified by the Scheme Actuary as reasonable, in respect of the period between the date of his or her actual retirement and his or her Normal Retirement Date.

4.4	Pension on Incapacity retirement

4.4.1	Subject to FS Rule 4.2 (Pension on early retirement) and this FS Rule 4.4 (Pension on Incapacity retirement), a Member who leaves Service at any time before Normal Retirement Date because of Incapacity is entitled to an immediate annual pension. Before they can agree to the pension being paid, the Trustees must have received evidence from a registered medical practitioner that the Member is (and shall continue to be) incapable of carrying on his or her occupation because of physical or mental impairment.

4.4.2

A pension payable under this FS Rule 4.4 (Pension on Incapacity retirement) will be equal to the pension to which he or she would otherwise have been entitled to under FS Rule 4.1 (Pension on retirement at Normal Retirement Date) had the date of his or her actual retirement been his or her Normal Retirement Date, calculated on his or her Final Pensionable Salary at the date of his or her actual retirement and his or her prospective Pensionable Service up to his or her Normal Retirement Date, but reduced by an amount determined by the Trustees, and certified by the Scheme Actuary as reasonable, in respect of the period between the date of his or her actual retirement and his or her Normal Retirement Date.

4.4.3	Early retirement on pension on grounds of Incapacity, and the continuing payment of the early retirement pension, shall be subject to the production of such medical evidence as the Trustees reasonably consider to be satisfactory proof that the Member is Incapacitated.

4.4.4	If the health of an Incapacitated Member improves before Normal Retirement Date, the Trustees may decide that, in their opinion and after taking advice from qualified medical examiners, the Member is no longer Incapacitated. In this event and subject to the Contracting-out Laws, the Trustees may, after obtaining the advice of the Scheme Actuary, reduce the pension in payment to the Member or stop further pension payments to him or her until his Normal Retirement Date.

4.4.5	In this event, the pension payable to the Member from his or her Normal Retirement Date will not be less than the deferred pension to which he or she otherwise would have been entitled had he or she been a Qualified Member at the date he or she retired from Service but reduced by an amount determined by the Trustees, and certified by the Scheme Actuary as reasonable, in relation to the pension payments and other benefits paid to him or her from the Scheme before his or her Normal Retirement Date.

4.5	Pension on late retirement

4.5.1	Subject to the Contracting-out Laws, a Member who stays in Service after Normal Retirement Date will be entitled to an immediate annual pension when he or she leaves Pensionable Service. If the Member’s retirement is after he or she reaches age 75, his or her pension must start to be paid from his or her 75th birthday. The pension shall be equal to the pension to which he or she would otherwise have been entitled to under FS Rule 4.1 (Pension on retirement at Normal Retirement Date) had the date of his or her actual retirement been his or her Normal Retirement Date, increased by an amount determined by the Trustees on the advice of the Scheme Actuary in respect of the period between the Member’s Normal Retirement Date and his or her actual date of retirement.

4.5.2	During any period of Service after a Member’s Normal Retirement Date which is treated as Pensionable Service, the Member shall pay any contributions required to be paid to the Scheme under FS Rule 3.2 (Members’ basic contributions). A Member may continue to pay any voluntary contributions under FS Rule 3.3 (Members’ additional voluntary contributions) during any period of Service after Normal Retirement Date. Contributions will cease on the earlier of his or her date of actual retirement and his or her 75th birthday.

4.5.3	If payment of a Member’s pension is deferred beyond State Pension Age, the Member shall for the purposes of the Scheme be treated as retiring on the 5th anniversary of his or her attainment of State Pension Age, unless by that date he or she has retired or unless he or she consents to the payment of his or her pension being further deferred.

4.5.4	If a Member dies during Service after Normal Retirement Date, he or she is treated as having retired on the day before his or her death. The appropriate provisions of FS Rule 7.1 (Benefits on death in Pensionable Service before Normal Retirement Date) and FS Rule 7.7 (Dependant’s pension) relating to death in retirement then apply.

4.5.5	This FS Rule 4.5 (Pension on late retirement) does not apply to a Member who has treated his or her Pensionable Service in accordance with FS Rule 2.2 (Opting-out), except to the extent which applies under this FS Rule 4 (Active Members’ immediate pensions).

5.	Benefits for Deferred Members

This Rule sets out the terms on which Members become deferred members, and for the payment of benefits to members who become deferred members on or after the effective date of these Rules.

5.1	Leaving the Scheme

5.1.1	A Member shall be treated as having left Pensionable Service for the purposes of these Rules when he or she, before his or her Normal Retirement Date:

5.1.1.1	leaves Service and is not entitled to, or does not receive, an immediate pension;

5.1.1.2	ceases to satisfy the Scheme’s eligibility conditions;

5.1.1.3	opts out of Pensionable Service by giving not less than one month’s notice in writing to the Trustees; or

5.1.1.4	is otherwise treated as if he or she had left Pensionable Service under any other provision in the Rules.

5.1.2	If a Member is treated as having left Pensionable Service and later rejoins the Scheme, each period of Pensionable Service shall be treated separately, unless the Principal Employer and Trustees agree otherwise,

5.2	Cash transfer sums and contribution refunds

5.2.1	If a Member leaves Pensionable Service before Normal Retirement Date without satisfying the ‘three month condition’ (as defined in section 101AA(2) of the Pension Schemes Act 1993), the Trustees shall pay the Member a contribution refund excluding investment return and interest (less tax at the appropriate rate).

5.2.2	If a Member who satisfies the ‘three month condition’ leaves Service before Normal Retirement Date with less than ‘2 years’ Qualifying Service’ (as defined in section 71(7) of the Pension Schemes Act 1993), the Trustees must notify him or her on the terms described in Chapter 5 of Part IV of the Pension Schemes Act 1993 about his or her options to take a cash transfer sum or contribution refund within a reasonable period after the Member leaves Service. If the Member does not choose a cash transfer sum within the period notified by the Trustees to the Member, the Trustees shall pay the Member a contribution refund (less tax at the appropriate rate).

5.2.3	Any cash transfer sum or contribution refund paid in respect of a Member under this FS Rule 5.2 (Cash transfer sums and contribution refunds) must comply with the requirements of Chapter 5 of Part IV of the Pension Schemes Act 1993 and with the requirements of the Finance Act 2004.

5.3	Preserved pension at Normal Retirement Date

5.3.1	A Member who leaves Pensionable Service before Normal Retirement Date with at least 2 years’ Qualifying Service (as defined in section 71(7) of the Pension Schemes Act 1993) shall receive a pension from Normal Retirement Date. The pension shall be calculated in accordance with FS Rule 4.1 (Pension on retirement at Normal Retirement Date), based on the Member’s Pensionable Service to the date of leaving Pensionable Service and the Member’s Final Pensionable Salary at the date of leaving Pensionable Service.

5.3.2	The pension (in excess of the GMP) shall then be increased before payment in accordance with the Revaluation Laws and the GMP shall be increased in accordance with the Contracting-out Laws.

5.4	Other options for the payment of preserved pension

5.4.1	A Member who becomes entitled to a pension under FS Rule 5.3 (Preserved pension at Normal Retirement Date) on leaving Pensionable Service may choose:

5.4.1.1	to apply the Cash Equivalent of his or her benefits to buy one or more annuities, or to acquire rights under another pension scheme or arrangement, in accordance with the Transfer Value Laws;

5.4.1.2	by informing the Trustees in writing, to commence receiving it before Normal Retirement Date (but not before reaching Minimum Pension Age, unless the Member is suffering from Incapacity). The pension shall be reduced for early payment by an amount determined by the Trustees on a basis certified by the Scheme Actuary;

5.4.1.3	to commence receiving it after Normal Retirement Date, if the Trustees and Principal Employer agree. The pension shall be increased for late payment by an amount determined by the Trustees on a basis certified by the Scheme Actuary; or

5.4.1.4	to exchange pension for a lump sum or Dependant’s pension as described in FS Rule 6.1 (Exchanging for a retirement lump sum) and FS Rule 6.2 (Exchanging for a Dependant’s pension).

5.4.2	The Trustees must receive advice from the Scheme Actuary that the benefits for a Member who chooses any of the options under this FS Rule 5.4 (Other options for the payment of preserved pension) are at least equal in value to the benefits that would otherwise have been provided for the Member under the Scheme.

6.	Exchanging pension for other benefits

This Rule sets out the terms on which active and deferred members may exchange pension for either a cash lump sum or a Dependant’s pension.

6.1	Exchanging for a retirement lump sum

6.1.1	A Member may exchange part of his or her pension for a lump sum, which shall be payable when the pension is due to commence. The Trustees may convert the Member’s pension to lump sum on a basis agreed by the Trustees after considering advice from the Scheme Actuary.

6.1.2	The Member may choose the amount of his or her lump sum under this FS Rule 6.1 (Exchanging for a retirement lump sum), on the condition that it may not exceed the maximum allowable as a pension commencement lump sum under Part 4 of the Finance Act 2004.

6.2	Exchanging for a Dependant’s pension

6.2.1	Subject to the consent of the Principal Employer and the Trustees, a Member may choose, by giving written notice to the Trustees, to reduce the pension that would be payable to his Spouse or Dependant if he dies in Service by up to 50 per cent and, in exchange, to increase the amount of the lump sum that would be payable to the Spouse or Dependant on his death in Service. The Trustees will convert pension to lump sum on such basis as they may determine after considering the advice of the Scheme Actuary and which is consistent with the Contracting-out Laws.

6.3	Payment of a lump sum on grounds of serious ill health

6.3.1	Provided that the requirements of paragraph 4 of Schedule 29 to the Finance Act 2004 are met, the Trustees may pay a Member the whole of his or her benefits as a lump sum. This shall extinguish the Member’s entitlement under the Scheme except that the Trustees shall retain the required amount of any contracted-out rights to purchase a pension for any widow, widower or surviving Civil Partner as required under the Contracting-out Laws.

7.	Benefits payable on the death of a Member

This Rule sets out the terms on which lump sums for beneficiaries and pensions for Spouses and Children are paid in respect of Members when they die.

7.1	Benefits on death in Pensionable Service before Normal Retirement Date

7.1.1	If a Member dies in Pensionable Service before his or her Normal Retirement Date, a lump sum and a pension shall be payable immediately to his or her Spouse.

7.1.2	For a Death Benefit Member the lump sum shall be equal to the sum of 2 times the Member’s Final Pensionable Salary.

7.1.3	For a Pension Member the lump sum shall be equal to the sum of 4 times the Member’s Pensionable Salary plus his or her Member Contributions (excluding interest) paid up to the date of his or her death plus the value of his or her additional voluntary contributions.

7.1.4	For a Pension Member a pension is immediately payable to his or her Spouse equal to two thirds of the pension to which the Pension Member would have been entitled under FS Rule 4.1 (Pension on retirement at Normal Retirement Date) at his or her Normal Retirement Date had he or she continued in Pensionable Service until that date and had his or her Final Pensionable Salary remained as it was at his or her date of death.

7.1.5	A pension payable under this FS Rule 7.1 (Benefits on death in Pensionable Service before Normal Retirement Date) to a Pension Member’s widow or widower shall not be less than the widows or widower’s GMP, or the pension (if any) that must be paid in accordance with the Contracting-out Laws.

7.1.6	Any lump sum or pension payable under this FS Rule 7.1 (Benefits on death in Pensionable Service before Normal Retirement Date) is subject to FS sub-rules 7.5.2 to 7.5.6 of FS Rule 7.5 (Payment of lump sums on death) or FS Rule 7.6 (Payment of Spouse’s pension on death) respectively.

7.2	Benefits on death on or after Normal Retirement Date before pension is in payment

7.2.1	If a Pension Member or a Deferred Member dies on or after his or her Normal Retirement Date and before the start of his or her pension under the Scheme, a pension is payable immediately to his or her Spouse and a lump sum is payable equal to five times the annual pension that would have been paid to him or her had he or she retired on the day immediately before the date of his or her death excluding any increases which would have applied to his or her pension under FS Rule 9 (Pension increases).

7.2.2	The pension is equal to two thirds of the annual pension to which the Member would have been entitled had he or she retired on the day before his or her death.

7.2.3	A pension payable under this FS Rule 7.2 (Benefits on death on or after Normal Retirement Date before pension is in payment) to a Pension Member’s widow or widower shall not be less than the widows or widower’s GMP, or the pension (if any) that must be paid in accordance with the Contracting-out Laws.

7.2.4	Any lump sum or pension payable under this FS Rule 7.2 (Benefits on death on or after Normal Retirement Date before pension is in payment) is subject to FS sub-rules 7.5.2 to 7.5.6 of FS Rule 7.5 (Payment of lump sums on death) or FS Rule 7.6 (Payment of Spouse’s pension on death) respectively.

7.3	Benefits on death after pension commences

7.3.1	If a Member dies while receiving a pension, a pension is payable immediately to his or her Spouse, and a lump sum is payable if the Member dies within 5 years of the date his or her pension commences.

7.3.2	If the lump sum is payable under this FS Rule 7.3 (Benefits on death after pension commences), it shall be equal to the total of the pension payments which would have been made to the Member during the remainder of the 5 year period if the Member had not died (but disregarding any future increases).

7.3.3	A Member may, by notice in writing to the Trustees, choose for a lump sum payable under this FS Rule 7.3 (Benefits on death after pension commences) to be treated as a pension protection lump sum, in accordance with paragraph 14 of Schedule 29 to the Finance Act 2004.

7.3.4	A pension payable under this FS Rule 7.3 (Benefits on death after pension commences) shall be equal to two thirds of the pension to which the Member would have been entitled at the date of his or her retirement before:

7.3.4.1	any exchange for a lump sum; or

7.3.4.2	any exchange for a Dependant’s pension;

as increased (if at all) in respect of the period between the date the first installment of the Member’s pensions feel due and the date of his or her death.

7.3.5	Any lump sum or pension payable under this FS Rule 7.3 (Benefits on death after pension commences) is subject to FS sub-rules 7.5.2 to 7.5.6 of FS Rule 7.5 (Payment of lump sums on death) or FS Rule 7.6 (Payment of Spouse’s pension on death) respectively.

7.3.6	If a lump sum becomes payable under this FS Rule 7.3 (Benefits on death after pension commences) in respect of a Member aged 75 or more, the Trustees may decide not to pay the lump sum and to increase the value of the pension payable in respect of that Member by an amount equal to the lump sum instead.

7.4	Benefits on death of a Deferred Member after leaving Pensionable Service

7.4.1	If a Deferred Member dies before his or her Normal Retirement Date (whether or not still in Service) and before the start of his or her deferred pension to which he or she is entitled under FS Rule 5 (Benefits for Deferred Members), his widow or widower is entitled to an immediate pension equal to two thirds of the deferred pension to which the Member would have been entitled had the Member retired on the day before his or her date of death.

7.4.2	If a Deferred Member dies before his or her Normal Retirement Date (whether or not still in Service) and before the start of his or her deferred pension to which he or she is entitled under FS Rule 5 (Benefits for Deferred Members), a lump sum is payable equal to the sum of the Member’s contributions to the Scheme (excluding interest) and the value of any additional voluntary contributions.

7.4.3	Any lump sum or pension payable under this FS Rule 7.4 (Benefits on death of a Deferred Member after leaving Pensionable Service) is subject to FS sub-rules 7.5.2 to 7.5.6 of FS Rule 7.5 (Payment of lump sums on death) or FS Rule 7.6 (Payment of Spouse’s pension on death) respectively.

7.5	Payment of lump sums on death

7.5.1	On the death of a Deferred Member who has left Service but has not retired on pension, the Trustees shall pay any lump sum death benefit payable under the Scheme to the Member’s legal personal representatives, subject to FS sub-rule 7.5.5.

7.5.2	Subject to FS sub-rule 7.5.1, the Trustees shall pay or apply any lump sum death benefit which becomes payable under the Scheme on the death of a Member on the following trusts and subject to the following powers:

7.5.2.1	during the period of 2 years from the death of a Member the Trustees shall have power to pay or apply the whole or any part of the lump sum death benefit to or for the benefit of all or any one or more of the Member’s Beneficiaries and his or her legal personal representatives in such shares and proportions as the Trustees may in their absolute discretion decide;

7.5.2.2	in exercising the power in FS sub-rule 7.5.2.1 the Trustees shall, during the 2 year period, have power to transfer the whole or any part of the lump sum death benefit to the trustees of a separate trust for the benefit of all or any one or more of the Member’s Beneficiaries (a Member’s “Beneficiaries” for these purposes are the Member’s widow or widower; the Member’s grandparents and their descendants and the Spouses of those descendants; the Member’s Dependants; any person with an interest in the Member’s estate (but not including the Crown, the Duchy of Lancaster or the Duke of Cornwall); and any person nominated by the Member in writing to the Trustees), and with and subject to (without infringing the rule against perpetuities) such powers of appointment and such other discretionary trusts and powers (exercisable by the trustees of the separate trust or by any other person), and such provisions for maintenance, education, advancement and accumulation of income during a minority, as the Trustees may in their absolute discretion think fit. The Trustees shall have power themselves to declare any such separate trust and to appoint as trustees or trustee of that trust any two persons or a corporate body, whether or not it is a Trust Corporation as defined in Section 68 of the Trustee Act 1925, as the Trustees may decide and to provide for the remuneration of such trustees or trustee;

7.5.2.3	in exercising any of the powers in FS sub-rule 7.5.2.1 and FS sub-rule 7.5.2.2 the Trustees may (but shall not be bound to) have regard to any wishes that the Member may have expressed in writing to the Trustees regarding the application of any benefit to which this FS sub-rule 7.5.2.3 applies on his or her death;

7.5.2.4	subject to FS sub-rule 7.5.2.1, at the expiry of the 2 year period any part of the lump sum death benefit which has not been paid, applied or transferred under this FS sub-rule 7.5.2 shall be held by the Trustees separately from the Fund upon trust for the legal personal representatives of the Member or, if there are no such legal personal representatives, for the Member’s statutory next of kin (on the basis that the Member died domiciled in England), subject to FS sub-rule 7.5.5.

7.5.3	In exercising their discretion or in making any payment, application or transfer under this FS Rule 7 (Benefits payable on the death of a Member), the Trustees may consult the Employer who last employed the Member before his or her death or with the Principal Employer. The Trustees may rely upon the Employer’s certificate that any person to whom or for whose benefit any amount is to be paid, applied or transferred is a Beneficiary. In settling any benefits on a separate trust the Trustees may rely upon a solicitor’s certificate stating that the trusts upon which the benefits will be held are such that those benefits must be paid to, or applied for the benefit of, one or more of the Beneficiaries.

7.5.4	All or any expenses, fees, stamp duty or other costs incurred for the purpose of, or in connection with, any payment, application or transfer under this FS Rule 7 (Benefits payable on the death of a Member) (irrespective of how that payment, application or transfer is made) may, if the Trustees so decide, be deducted from or paid out of the benefits payable under this FS Rule 7 (Benefits payable on the death of a Member).

7.5.5	If any payment under this FS Rule 7 (Benefits payable on the death of a Member) would result in any part of the lump sum death benefit vesting in the Crown the Duchy of Lancaster or the Duke of Cornwall as bona vacantia or in a creditor, the Trustees may instead hold the benefit in the Scheme for the general purposes of the Scheme,

7.5.6	Any lump sum payable under this FS Rule 7 (Benefits payable on the death of a Member) on the death of a Member who is receiving a pension from the Scheme is payable in accordance with the provisions of this FS sub-rule 7.5.6, In the case of a Member receiving his or her pension who had retired before his or her Normal Retirement Date, or who had left Service before that date and was entitled to a deferred pension under FS Rule 5 (Benefits for Deferred Members), the Trustees are not required to hold the lump sum separately from the Fund at the expiry of the 2 year period if they have not paid or applied the lump sum at that date.

7.6	Payment of Spouse’s pension on death

7.6.1	If a Member is survived by a Spouse, the Trustees shall pay the pension to the Spouse for life on the terms of this FS Rule 7 (Benefits payable on the death of a Member).

7.6.2	The amount of the Spouse’s pension shall be as set out in FS Rule 7.1 (Benefits on death in Pensionable Service before Normal Retirement Date) to FS Rule 7.4 (Benefits on death of a Deferred Member after leaving Pensionable Service) (as applicable) unless the Spouse was neither living with nor dependent on the Member at the date of the Member’s death. If this happens, the Trustees may instead decide not to pay some or all of the pension to the Spouse (other than any pension payable to the Spouse under the Contracting-out Laws).

7.6.3	If the marriage took place after the Member left Pensionable Service or after retiring any pension payable on the Member’s death may be reduced at the discretion of the Trustees except to the extent that it relates to any GMP or Reference Scheme Pension payable to the Spouse under the Contracting-out Laws.

7.6.4	If a Member dies within six months of his or her marriage, his or her widow or widower shall not be treated as the Member’s Spouse unless the Trustees, with the consent of the Principal Employer, decide otherwise.

7.6.5	If the Trustees decide in accordance with this FS Rule 7.6 (Payment of Spouse’s pension on death) to pay a Spouse no (or a reduced) pension, the Trustees may instead pay a pension to any of the Member’s Dependants equal in aggregate to the balance of the Spouse’s normal pension (or less).

7.6.6	Where a Member dies leaving more than one surviving Spouse, the Spouse’s pension shall be paid to one or more of them in such shares as the Trustees decide (subject to the Contracting-out Laws).

7.6.7	The Trustees may, subject to the following conditions, allow a Spouse or Dependant to exchange pension for a lump sum. The conditions are that:

7.6.7.1	the Trustees may impose such terms for the exchange as they consider appropriate;

7.6.7.2	the Trustees shall convert pension into a lump sum on an actuarial basis which they decide (after consulting the Scheme Actuary);

7.6.7.3	the Spouse’s pension must comply with the requirements of the Contracting-out Laws.

7.7	Dependant’s pension

7.7.1	Subject to the Contracting-out Laws a Member may, with the consent of the Trustees, elect to surrender part of his or her pension to provide an annual pension payable on his or her death to one or more of his or her Dependants as he or she nominates. The Trustees, after obtaining the advice of the Scheme Actuary, shall determine the amount of each Dependant’s pension and the amount of pension remaining payable to the Member.

7.7.2	A Dependant’s pension provided under this FS Rule 7 (Benefits payable on the death of a Member) is subject to the further provisions of this FS Rule 7 (Benefits payable on the death of a Member) and is payable in accordance with FS Rule 7.6 (Payment of Spouse’s Pension on death).

7.7.3	A Dependant’s pension shall not:

7.7.3.1	be less than the Trivial Pension Limit; or

7.7.3.2	when aggregated with any other Dependant’s pension payable under this FS Rule 7 (Benefits payable on the death of a Member), be more than the Member’s pension remaining after the Member exercises this option but before he or she exercises any option to exchange part of his or her pension for a cash sum under FS Rule 6.1 (Exchanging for a retirement lump sum); or

7.7.3.3	be so large as to cause the Member’s remaining pension to be less than the Member’s GMP, or the pension (if any) that must be paid to him or her in accordance with the Contracting-out Laws.

7.7.4	If the Member dies before his or her pension becomes payable under the Rules, any election made by him or her under FS sub-rule 7.7.1 is cancelled and treated as not having been made.

7.7.5	If a Member makes an election under FS sub-rule 7.7.1, he or she may at any time cancel that election and make another election provided that, in either case, his or her retirement benefits have not become payable under the Rules.

7.7.6	If a nominated Dependant dies or ceases to qualify as a Dependant before the Member’s pension becomes payable under the Rules, the election made by the Member under FS sub-rule 7.7.1 is cancelled and is treated as not having been made. The Member may then make another election under FS sub-rule 7.7.1 before his retirement.

7.7.7	If a nominated Dependant dies or ceases to qualify as a Dependant after the Member’s pension becomes payable under the Rules but before the Member’s death, no benefit is payable in respect of that Dependant. The Member will remain entitled only to that part of his or her pension which he or she did not surrender under FS sub-rule 7.7.1.

7.7.8	An election under this FS Rule 7.7 (Dependant’s Pension) must be made by the Member in writing to the Trustees in the form they require at least 1 month (or such other period as the Trustees decide) before the date on which the first installment of the Member’s pension is payable.

7.8	Children’s pension

7.8.1	If the Member is survived by a Child, and either no pension is payable under FS Rule 7.1 (Benefits on death in Pensionable Service before Normal Retirement Date) or FS Rule 7.3 (Benefits on death after pension commences) or any Spouse’s or Dependant’s pension stops while there is still a Child, the Trustees shall pay the pension to (or for the benefit of) the Child (or Children as applicable). The Trustees shall decide from time to time how to divide the pension between more than one Child.

7.8.2	Any pensions paid under this FS Rule 7.8 (Children’s pension) are only payable for so long as the person satisfies the requirements of the definition of ‘Child’ (see FS Rule 1 (Meaning of defined terms)).

7.9	Young Spouse

7.9.1

If the Spouse was more than 10 years younger than the Member, the Spouse’s pension shall be reduced for each complete year (and in proportion for each complete month) by which the Spouse is more than 10 years younger than the Member. The reduction shall be determined by the Trustees on a basis which is certified by the Scheme Actuary as reasonable but shall not be greater than a fixed rate of 2.5% for each year of age disparity in excess of 10 years. Any pension payable to a Member’s widow or widower shall not be reduced to an amount less than the widow or widower’s GMP and the pension (if any) must be paid to him or her in accordance with the Contracting-out Laws.

8.	Terms for the payment of benefits

This Rule sets out how often benefits are paid, and the terms for reducing or stopping the payment of benefits in certain circumstances (such as where benefits are insured or where a Member provides inaccurate information).

8.1	Frequency of pension payment

8.1.1	Pensions are payable monthly in arrears or on any other basis which the Trustees decide.

8.1.2	If any amount of pension paid to a Member or other beneficiary exceeds his or her entitlement the Trustees may, subject to the Contracting-out Laws:

8.1.2.1	deduct the amount overpaid from any future payment due to the Member or beneficiary or due to any other person who derives his entitlement to benefit through the Member or beneficiary; or

8.1.2.2	recover the amount overpaid at any time from the Member or beneficiary to whom it was paid.

8.2	Manner of payment of benefits

8.2.1	The Trustees may pay benefits to any person entitled to them by any method the Trustees consider appropriate.

8.2.2	All payments will be in Pounds Sterling unless the Trustees decide otherwise in any particular case.

8.3	Incapable beneficiary

8.3.1	If a person entitled to a benefit is a minor, or is suffering (in the opinion of the Trustees) from any incapacity making the person unable to manage his or her affairs or to give a proper receipt, the Trustees may, subject to the Contracting-out Laws, pay the whole or part of the benefit to anyone whom they consider a proper person to receive it on his or her behalf or the Trustees may apply the whole or part of the benefit upon trust subject to such terms as the Trustees decide from time to time and at any later date pay the amount due to the person concerned or to any other person selected by the Trustees for his or her benefit.

8.3.2	The Trustees may also, for the relevant person, make any choice that he or she has under the Scheme.

8.4	Reduction of benefits for the payment of tax

8.4.1	Where a payment under the Rules of the Scheme gives rise to a tax charge, the Trustees may make the payment less any amount required to meet the tax charge.

8.4.2	The Trustees may recover from a Member’s present or future benefits or entitlements under the Scheme, any amount for which the Trustees are liable in respect of the lifetime allowance charge under section 215 of the Finance Act 2004.

8.4.3	The Trustees may reduce the Member’s present or future benefits or entitlement under the Scheme in respect of which the lifetime allowance charge arises so as to reflect the amount of tax paid by the Trustees.

8.5	Information from Members and others

8.5.1	If a Member, or the recipient of death benefits, has provided a declaration that is incorrect, the Trustees may with the consent of the Employer modify or restrict the benefits provided for or in respect of the Member as the Trustees shall decide or vary the terms of the Member’s membership of the Scheme in any way they consider appropriate, including discontinuing the Member’s membership of the Scheme as if he or she were leaving Service.

8.5.2	The Trustees shall notify the Member of writing of any decision taken under this FS Rule 8.5 (Information from Members and others).

8.5.3	The Trustees may charge a Member such amount as they shall determine for the provision of information (including information regarding a Member’s benefits) to the Member.

8.6	Enhanced protection

8.6.1	No further ‘relevant benefit accrual’ as defined in paragraph 13 of Schedule 36 to the Finance Act 2004 shall accrue to a Member to whom the enhanced protection conditions described in paragraph 12 of that Schedule apply.

8.7	Modification Regulations

8.7.1	The FS Rules incorporate all of the modifications in regulations 3 - 8 of the Registered Pension Schemes (Modification of the Rules of Existing Schemes) Regulations 2006 (the “Modification Regulations”), but without limitation to the “transitional period” as defined in the Modification Regulations.

9.	Pension increases

This Rule sets out the terms for increasing pensions in payment in respect of Members whose pensions commence to be paid on or after the effective date of these Rules.

9.1	Periods of review

9.1.1	The Trustees will each year review the pensions in payment under the Final Salary Section and will increase such part of each pension which exceeds the GMP, and the pension (if any) that must be paid to a Member in accordance with the Contracting-out Laws, each year by a percentage (which may be nil) as the Trustees, with the agreement of the Principal Employer shall determine, the rate of increase being such as will not prejudice the Scheme’s status as a registered scheme under the Finance Act 2004.

9.2	The rates of increase

9.2.1	Pensions payable under the Final Salary Section which are attributable to Pensionable Service on or after 5 April 1997 (and not provided by a Member’s additional voluntary contributions) shall be increased in accordance with the Contracting-out Laws and at least at the intervals and-by the percentage required by Section 51 to 54 of the Pensions Act 1995.

9.2.2	Pensions payable under the Final Salary Section which are attributable to Pensionable Service before 5 April 1997 will be increased in accordance with the Contracting-out Laws and the subsequent provisions of this FS Rule 9.2 (The rates of increase).

9.2.3	A Member’s GMP, and the pension (if any) that must be paid to him or her in accordance with the Contracting-out Laws, will increase in each year by the increase specified in any order made by the Secretary of State under Section 109 of the Pension Schemes Act 1993.

9.2.4	Such part of any pension which exceeds the GMP, and the pension (if any) that must be paid to a Member in accordance with the Contracting-out Laws, will increase In payment each year by:

(i) 5% per annum compound or the rate of increase in the Index if less to the extent that the pension relates to Pensionable Service before 6 April 2006; and

(ii) 2.5% per annum compound or the rate of increase in the Index if less to the extent that the pension relates to Pensionable Service on or after 6 April 2006.

Any GMP, and the pension (if any) that must be paid to a Member in accordance with the Contracting-out Laws, which is in payment, shall be increased each year in accordance with the Contracting-out Laws.

9.3	General Provisions

9.3.1	A pension shall be increased under this FS Rule 9 (Pension increases) on the Renewal Date next following the date when the pension starts to be paid and on each subsequent Renewal Date.

9.3.2	Any pension payable under the Scheme which derives from:

9.3.2.1	the application of a Member’s AVC Account;

9.3.2.2	the provision of a pension under C Rule 10 (Discretionary benefits and flexible retirement);

9.3.2.3	the surrender of part of a Member’s pension under FS Rule 6.2 (Exchanging for a Dependant’s pension); and

9.3.2.4	a Transfer Amount accepted from a Former Scheme under FS Rule 12 (Transfers to and from the Final Salary Section);

shall not be increased in accordance with this FS Rule 9 (Pension increases), unless the Member or Employer had agreed with the Trustees (or the Trustees had otherwise decided) that the pension (or part of it) is to be subject to the increases under this FS Rule 9 (Pension increases).

9.3.3	If, at any Renewal Date, a pension has been in payment for less than a year, it will be increased at a rate calculated on a proportionate basis by reference to the number of complete months for which payment of the pension has been made.

9.3.4	Any pension increases payable under this FS Rule 9 (Pension increases) shall be paid with the normal installments of pension and will end when the normal installments cease to be paid.

9.4	If the Principal Employer agrees and the Employer pays any additional contributions which the Trustees decide are appropriate (after consulting the Scheme Actuary), the Trustees may provide:

9.4.1	increased or additional benefits in respect of any Member;

9.4.2	different benefits in respect of a Member, or on different terms, from those set out in the other provisions of the Rules; or

9.4.3	benefits in respect of any other person for whom benefits can be provided under the Scheme (including any Employee or former Employee).

9.4.4	Benefits provided under this FS sub-rule 9.4 shall be consistent with the Preservation, Revaluation, Contracting-out and Transfer Value Laws and the Scheme’s tax status as a registered pension scheme under the Finance Act 2004.

10.	Special benefits

This Rule sets out the terms that apply to Members who have benefits and/or contributions provided for them under the Scheme on a different basis to that set out elsewhere in the Rules.

10.1	Civil Partners

10.1.1	With effect on and from 5 December 2005, references in this Scheme to a “Spouse” or an “ex-spouse” shall include a Civil Partner or a former Civil Partner, references to a widow or widower shall include a surviving Civil Partner, and references to marriage shall include Civil Partnership (as defined in the Civil Partnership Act 2004) and references to married shall be interpreted accordingly.

10.1.2	In relation to contracted-out rights this modification shall only apply to Pensionable Service post 6 April 1988, In relation to all other benefits it applies to the entirety of a Member’s Pensionable Service.

10.2	Pre-6 April 2006 members

10.2.1	The benefits payable to or in respect of Members who were still in Pensionable Service on 6 April 2006 and whose Final Pensionable Salary was uncapped on 5 April 2006, shall be subject to the following limits with effect on and from 6 April 2006:

10.2.1.1	the Member’s Final Pensionable Salary for the purpose of determining the benefits payable in respect of the Member’s Pensionable Service before 6 April 2006 shall be limited to the greater of:

(i)	the Scheme Earnings Cap; and

(ii)	the Member’s Pensionable Salary on 5 April 2006 (increased annually on every 5 April by the percentage increase in the retail prices index during a reference period determined by the Trustees).

10.2.1.2	the Member’s Final Pensionable Salary for the purpose of determining the benefits payable to or in respect of the Member in respect of the Member’s Pensionable Service on and after 6 April 2006 shall not exceed the Scheme Earnings Cap.

10.2.2	The Basic Salary of Members of the Final Salary Section whose Basic Salary was uncapped on 5 April 2006 shall be limited, with effect from 6 April 2006, to the Scheme Earnings Cap for the purpose of determining the contributions payable to the Scheme by the Member on and after 6 April 2006.

11.	Other ways of converting pension into a lump sum

This Rule sets out the terms on which a Member’s pension may be paid as a lump sum other than a tax-free cash sum on retirement.

11.1	Trivial pension

11.1.1	The Trustees may pay a Member the whole of his or her benefits as a lump sum in accordance with paragraph 7 of Schedule 29 to the Finance Act 2004 where the Member’s benefits, together with all benefits due to the Member from all other registered pension schemes, is no more than 1% of the Standard Lifetime Allowance.

11.2	Payment of a lump sum on grounds of serious ill health

11.2.1	Provided that the requirements of paragraph 4 of Schedule 29 to the Finance Act 2004 are met, the Trustees may pay a Member the whole of his or her benefits as a lump sum. This shall extinguish the Member’s entitlement under the Scheme except that the Trustees shall retain the required amount of any contracted-out rights to purchase a pension for any widow, widower or surviving Civil Partner as required under the Contracting-out Laws.

11.3	Benefits in excess of the lifetime allowance

11.3.1	If a Member’s benefits exceed the lifetime allowance applicable to the Member under the Finance Act 2004, the Trustees may pay the excess to the Member as a pension or as a Lifetime Allowance Excess Lump Sum. The lump sum will be calculated on such basis as the Trustees may determine after considering the advice of the Scheme Actuary, and which is consistent with the Contracting-out Laws.

12.	Transfers to and from the Final Salary Section

12.1	Transfers to the Final Salary Section

12.1.1	Subject to FS Rule 12.1.3 and to the Contracting-out Laws, the Trustees may accept from a Former Scheme a Transfer Amount in respect of any Member or other person.

12.1.2	The Trustees may give any relevant undertakings in respect of the Transfer Amount and shall provide such benefits under the Scheme for and in respect of the Member or other person to whom the Transfer Amount relates as the Trustees shall determine on actuarial advice and with the consent of the Principal Employer. The benefits shall comply with the preservation and contracting-out requirements of the Pension Schemes Act 1993 and be consistent with the Scheme’s status as a registered pension scheme under the Finance Act 2004.

12.1.3	The Trustees may only accept a Transfer Amount under this FS Rule 12 (Transfers to and from the Final Salary Section) if:

12.1.3.1	the Trustees are satisfied that the transfer is consistent with the Scheme’s status as a registered pension scheme under the Finance Act 2004;

12.1.3.2	HMRC has approved the first transfer to the Scheme if, at the time when it is to be accepted, the Scheme has not been approved as a registered pension scheme;

12.1.3.3	the transfer satisfies the requirements of the Pension Schemes Act 1993 and any regulations made under that Act relating to transfers and contracting-out; and

12.1.3.4	the Trustees comply with any undertaking given by them to HMRC.

12.1.4	The Trustees may accept a Transfer Amount in respect of a member of a Former Scheme without his or her consent to the transfer. If that member had acquired a right to the Cash Equivalent of the benefits which had accrued to him under the Former Scheme but had not exercised his options under that scheme, he acquires a right to the Cash Equivalent of that benefit. He may exercise his right to that Cash Equivalent irrespective of whether or not his Pensionable Service under the Scheme has ended.

12.2	Transfers out of the Final Salary Section

The Trustees may, with the consent of the Principal Employer and subject to the Contracting-out Laws and the restrictions in this FS Rule 12 (Transfers to and from the Final Salary Section), pay a Transfer Payment in respect of a Relevant Person to a New Scheme. The Transfer Payment may be a cash sum or other assets as the Trustees decide.

12.3	Statutory transfers

If a Deferred Member has validly exercised a right to a Cash Equivalent under by requiring the Trustees to apply the Cash Equivalent to acquire transfer credits under a New Scheme, the Trustees shall make a Transfer Payment to the New Scheme if that scheme agrees to accept it. If the Member is dividing his Cash Equivalent between different schemes, the Trustees shall transfer the parts of his Cash Equivalent as he directs. If the New Scheme cannot accept the Member’s GMP, or the pension (if any) that must be paid in accordance with the Contracting-out Laws, the Trustees shall transfer that part of his Cash Equivalent which relates to benefits in excess of his GMP, or the pension (if any) that must be paid in accordance with the Contracting-out Laws.

12.4	Discretionary transfers

If a Deferred Member or other Relevant Person does not have a right to a Cash Equivalent (or if he has a right, but has not exercised it) the Trustees may, with the consent of the Principal Employer, make a Transfer Payment in respect of him to a New Scheme if that scheme agrees to accept it.

12.5	Bulk transfers

12.5.1	If the Pensionable Service of a group of Members ends and those Members become entitled to rights under a New Scheme, the Trustees may make a Transfer Payment (subject to FS Rule 12.6) in respect of the group of Members to the New Scheme if that scheme agrees to accept it. The transfer may be made without the consent of the Members concerned if the New Scheme is a registered pension scheme under the Finance Act 2004 and the conditions set out in Regulation 12 of the Occupational Pension Schemes (Preservation of Benefit) Regulations 1991 (S.I. 1991/167) are satisfied.

12.5.2	The Trustees may also make a Transfer Payment to scheme registered as a registered pension scheme under the Finance Act 2004 without the consent of the Members concerned if the Scheme is being wound up and the New Scheme applies to employment with the same employer.

12.6	The Transfer Payment referred to in FS Rule 12.5 (Bulk transfers) is the total of the Members’ Cash Equivalents or such other amount which the Trustees after obtaining actuarial advice shall agree with the Principal Employer is relevant to the group of Members concerned, having regard to the provisions of C Rule 13.1 (Partial Termination of the Scheme) and C Rule 14 (Winding-up) and to the portion of the Fund available for transfer.

In calculating the Transfer Payment, the Trustees, after consulting the Scheme Actuary, may make an allowance for the costs and expenses which have been incurred in the administration and management of the Scheme in connection with the transfer.

12.7	Before making a Transfer Payment under FS Rule 12.5 (Bulk transfers), the Scheme Actuary shall certify to the Trustees that the transfer credits acquired for the Members concerned under the New Scheme are at least equal in value to the rights being transferred.

12.8	General

The Trustees shall comply, in relation to each transfer, with:

12.8.1	HMRC requirements so that the Scheme’s status as a registered pension scheme is not prejudiced and with any undertakings given by the Trustees to HMRC;

12.8.2	the preservation requirements specified in or under Sections 69 to 82 of the Pension Schemes Act 1993 to the extent applicable; and

12.8.3	the applicable requirements of the Pension Schemes Act 1993, relating to the transfer of accrued rights to a GMP, or a pension (if any) payable in accordance with the Contracting-out Laws, or of any GMP, or Reference Scheme Pension, in payment and any other applicable requirements imposed by HMRC.

12.9	The Transfer Payment shall be subject to the following conditions:

12.9.1	the Trustees shall, if appropriate, find out from the New Scheme the Act and Section under which the New Scheme is registered;

12.9.2	the Trustees shall certify to the New Scheme the amount of the Transfer Payment which represents the Member’s contributions and the Member’s AVC Account and shall notify the New Scheme of any restriction placed on the refund of these amounts;

12.9.3	the Trustees shall certify to the New Scheme the period of Qualifying Service to which the transfer relates and the maximum permitted cash sum commutation in respect of the Transfer Payment; and

12.9.4	unless the Transfer Payment is made under FS Rule 12.3 (Statutory transfers), the Trustees shall ensure that the Transfer Payment shall not be less than the value of the benefits (or the relevant part of such benefits) accrued in respect of the Member under the Scheme.

12.10	The Trustees may make a Transfer Payment in respect of a Member without his or her written consent only:

12.10.1	in accordance with the Occupational Pension Schemes (Preservation of Benefit) Regulations 1991 (SI 1991/167) and the Contracting-out Laws; and

12.10.2	if they are reasonably satisfied that, at the date on which the Transfer Payment is made, it is at least equal to the value (as certified by the Scheme Actuary) of the benefits which have accrued to or in respect of the Member under the Scheme, taking into account the Preservation, Contracting-out and Revaluation Laws.

12.11	The receipt of the New Scheme in respect of the Transfer Payment shall, except as otherwise provided by statute, discharge the Trustees of all liability under the Scheme to and in respect of the Relevant Person in respect of those benefits represented by the Transfer Payment. This discharge is in addition to and without prejudice to any other discharge given to the Trustees. The Trustees shall be under no liability to the application of the Transfer Payment by the New Scheme.

12.12	If a transfer under this FS Rule 12 (Transfers to and from the Final Salary Section) relates to a Member’s contracted-out employment under the Scheme, the New Scheme is not contracted-out and the Member has not directed the Trustees to transfer his GMP, or a pension (if any) payable in accordance with the Contracting-out Laws, to another New Scheme, the Trustees may pay a transfer premium in accordance with the Contracting-out Laws.

13.	Buy-out Policies

13.1	Statutory buy-out

If a Deferred Member has validly exercised a right to a Cash Equivalent by requiring the Trustees to apply the Cash Equivalent to purchase a Buy-out Policy, the Trustees shall, subject to the Contracting-out Laws and the restrictions in this FS Rule 13.1 (Statutory buy-out), pay the Member’s Cash Equivalent to the Insurance Company selected by the Member and from whom the Buy-out Policy is to be purchased. If the Member is dividing his or her Cash Equivalent between different Buy-out Policies, the Trustees shall apply the parts of his or her Cash Equivalent as he or she directs.

13.2	Discretionary buy-out

Subject to the Contracting-out Laws, the Trustees may, with the consent of the Principal Employer, exercise their discretion and apply this FS Rule 13.2 (Discretionary buy-out) in respect of a Member or other beneficiary of the Scheme if that person makes a written request to the Trustees or gives his or her written consent in the form required or acceptable to the Trustees.

13.3	General

A Buy-out Policy may be purchased in the name of, or assigned to, the Member or other beneficiary concerned or a trustee for the benefit of the Member or beneficiary.

The Member or other beneficiary shall have an absolute right to the benefits derived from the Buy-out Policy. Upon the election of the Member and subject to the Scheme’s status as a registered pension scheme under the Finance Act 2004 not being prejudiced, the Buy-out Policy may confer benefits or options which are alternative to the benefits otherwise payable under the Scheme. Provision may also be made either under the Buy-out Policy or otherwise for any lump sum payable on the death of the Member to be held upon discretionary trusts for the benefit of any one or more of the Member’s Beneficiaries.

13.4	Conditions of buying-out

The Trustees shall secure the issue of the Buy-out Policy only on terms which shall:

13.4.1	satisfy the requirements of HMRC; and

13.4.2	satisfy the requirements of the Pension Schemes Act 1993 and comply with the provisions of the Contracting-out Laws.

13.5	The Trustees may impose the following additional conditions and shall do so if the Buy-out Policy is purchased for a Member who leaves Pensionable Service with at least 1 year before his or her Normal Retirement Date:

13.5.1	the benefits secured by the Buy-out Policy may be commuted only if:

13.5.1.1	the conditions in FS Rule 6.1 (Exchanging for a retirement lump sum) are satisfied; or

13.5.1.2	the Member has attained the age of 50 (or age 55 on or after 6 April 2010), or is suffering from Incapacity, or the conditions in FS Rule 6.1 (Exchanging for a retirement lump sum) are satisfied and, in any case, the Member has requested or consented to the commutation and the commutation does not extend to the Member’s or his widow’s or her widower’s GMP, or a pension (if any) that must be paid in accordance with the Contracting-out Laws;

13.5.2	the Insurance Company must promise the Member, or the trustees of a trust established for the benefit of him or her and, if appropriate, his or her Dependants to pay the benefits secured by the Buy-out Policy to him or her or, as the case may be, to his or her Dependants or to the trustees of such a trust;

13.5.3	if the benefits secured by the Buy-out Policy include the Member’s or his widow’s or her widower’s GMPs, or a pension (if any) that must be paid in accordance with the Contracting-out Laws, the Buy-out Policy must contain or be endorsed with terms which ensure that:

13.5.3.1	the Member’s annuity will be at least equal to his or her revalued GMP, or pension (if any) provided in accordance with the Reference Scheme, and payable at State Pension Age; and

13.5.3.2	the widow’s or widower’s annuity will be at least equal to his or her’s GMP, or the pension (if any) that must be paid in accordance with the Contracting-out Laws; and

13.5.3.3	any increase of GMPs, under Sections 109 and 110 of the Pension Schemes Act 1993, shall result in a similar increase in the annuity;

13.5.4	the Policy must be endorsed with the length of the Member’s Qualifying Service or, if his or her Qualifying Service exceeds 2 years, a statement to that effect.

13.6	At the date on which a Buy-out Policy is to be purchased under this FS Rule 13 (Buy-out Policies), the Trustees must be reasonably satisfied (on obtaining the advice of the Scheme Actuary) that the amount to be applied is at least equal to the value of the benefits which have accrued to or in respect of the Member under the Scheme (or, if only part of a Cash Equivalent is required to be applied, of the benefits to which the amount to be applied relates), taking into account the preservation, contracting-out and revaluation requirements of the Pension Schemes Act 1993.

13.7	Subject to the Contracting-out Laws, in purchasing one or more Buy-out Policies the Trustees must obtain the consent of the Member or, if the benefits being secured are in respect of the Member and payable to another beneficiary, that other person, unless the Scheme is being wound-up or the following conditions apply:

13.7.1	the Buy-out Policy is taken out or entered into at least 12 months after the Member left Pensionable Service; and

13.7.2	the Member has less than 5 years’ Qualifying Service; and

13.7.3	at least 30 days before the Buy-out Policy is taken out or entered into, the Trustees give a written notice to the Member or other beneficiary of the Scheme of their intention to take out or enter into one or more Policies; and

13.7.4	when the Trustees agree with the Insurance Company to take out or enter into the Buy-out Policy, there is no outstanding application by the Member for a Cash Equivalent.

13.8	If a Transfer Payment has been made under FS Rule 12 (Transfers to and from the Final Salary Section) to a registered pension scheme which is not a contracted-out scheme, or to a personal pension scheme which is not an appropriate scheme, relating to a Member’s accrued rights (except to a GMP, or a pension (if any) that must be paid in accordance with the Contracting-out Laws) following the exercise by the Member of his or her right to a Cash Equivalent, the Trustees may purchase a Buy-out Policy for the Member (or, as the case may be, the Member’s widow or widower) which secures the payment of the GMPs, or a pension (if any) that must be paid in accordance with the Contracting-out Laws, as an alternative to paying them out of the Scheme.

13.9	The Buy-out Policy may (and shall in relation to a Member who leaves Pensionable Service at least 1 year before his or her Normal Retirement Date) include provisions which:

13.9.1	subject to the Member’s written consent, enable a transfer payment to be made from the Buy-out Policy to a New Scheme of which the Member becomes a member, except that the transfer payment shall not include any GMPs, or a pension (if any) that must be paid in accordance with the Contracting-out Laws, other than in the circumstances set out in Regulations 13 and 14 of the Contracting-out (Transfer and Transfer Payments) Regulations 1996 (S.I. 1996/1462); and

13.9.2	enable benefits to be provided by the purchase of another annuity, assurance contract or policy from another Insurance Company which satisfies the requirements of this Rule.

13.10	In respect of those benefits in respect of which the Trustees have purchased a Buy-out Policy, the receipt of the Insurance Company shall, except as otherwise provided by statute, discharge the Trustees of all liability under the Scheme in respect of the Member or other beneficiary concerned.

Dated                                                                   2008

Rules of the Chaucer Pension Scheme

Money Purchase Section

	8.3	Payment of pensions	34
9	POWER TO VARY THE SCHEME’S BENEFITS		35
10	OTHER WAYS OF CONVERTING PENSION INTO A LUMP SUM		36
	10.1	Trivial pension	36
	10.2	Serious ill health	36
	10.3	Benefits in excess of the lifetime allowance	36
11	SPECIAL BENEFITS		37
	11.1	Civil Partners	37
12	TRANSFERS TO AND FROM THE MONEY PURCHASE SECTION		38
	12.1	Transfers into the Money Purchase Section	38
	12.2	Transfers out of the Money Purchase Section	39
	12.3	Statutory transfers	39
	12.4	Discretionary transfers	39
	12.5	Bulk transfers	40
	12.8	General	40
13	BUY-OUT POLICIES		42
	13.1	Statutory buy-out	42
	13.2	Discretionary buy-out	42
	13.3	General	42
	13.4	Conditions of buying-out	42

THE MONEY PURCHASE SECTION RULES

These are the Rules that govern the benefits and contributions payable under the Money Purchase Section and should be read together with the C Rules.

1.	Meaning of defined terms

“AVC Account”	means, in relation to a Member, that part of the Fund which the Trustees establish and maintain as the Member’s AVC Account in respect of the additional voluntary contributions paid or treated as paid by the Member to the Scheme under MP Rule 3.3 (Members’ additional voluntary contributions);

“Basic Salary”	means the basic annual salary or wages of a Member (excluding bonuses, commission, overtime and any other fluctuating emoluments) at the date in question;

“Beneficiaries”	has the meaning given in MP Rule 7.4.2;

“Buy-out Policy”	means an insurance policy or annuity contract which satisfies the requirements of Section 95 of the Pension Schemes Act 1993 or is otherwise permitted under regulations relating to the Pension Schemes Act 1993;

“Cash Equivalent”

means;

(1)    in relation to a Relevant Person who has a right to the cash equivalent of the benefits accrued to or in respect of him or her under Section 94 of the Pension Schemes Act 1993, the cash equivalent calculated in accordance with Section 97 of the Pension Schemes Act 1993; and

(2)    in relation to a Relevant Person who does not have a right to the cash equivalent in accordance with Section 94 of the Pension Schemes Act 1993, the value of the benefits accrued to or in respect of him or her under the Scheme calculated in such manner as the Trustees, after obtaining the advice of the Scheme Actuary, shall agree with the Principal Employer;

“C Rules”	means the Constitutional Rules that are common to all sections of the Scheme;

“Child”	means a child of the Member; the Member’s stepchild; a child who has been legally adopted by the Member; and any other child who, in the Trustees’ opinion, was dependent on the Member at the time of the Member’s death and whom the Trustees agree to treat as a Child;

A child shall remain a Child for so long as he or she is under age 23 and in full-time education or training approved by the Trustees. If any child was dependent on the Member because of physical or mental impairment, the Trustees may continue to treat the child as a Child for so long as they are satisfied that the child is suffering from the impairment;

“Civil Partner”	has the same meaning as in the Civil Partnership Act 2004;

“Civil	has the same meaning as in the Civil Partnership Act 2004; Partnership”

“Contracting- out Laws”	means the contracting-out laws set out in Part III of the Pension Schemes Act 1993;

“Death Benefit Member”	means an Employee admitted into membership of the Scheme solely for the purposes of a money purchase lump sum death benefit under MP Rule 2.8 (Life assurance only membership);

“Deferred Member”	means a Member whose Pensionable Service ends before Normal Retirement Date and who has an entitlement to deferred benefits from the Scheme payable from Normal Retirement Date, payment of which has not started;

“Dependant”	means a dependant as defined in paragraph 15 of Schedule 28 to the Finance Act 2004. A dependant shall include the Member’s Spouse or Civil Partner, a child under the age of 23, or persons whom the Trustees consider financially dependent or mutually financially dependent on the Member or dependent due to physical or mental impairment;

“Employee”‘	means an employee of an Employer who is normally resident in the United Kingdom or such other countries as may be agreed by the Trustees, and includes a director of an Employer provided that the Scheme’s status as a registered pension scheme under the Finance Act 2004 is not prejudiced. For the purposes of the Scheme, any such director shall be deemed to be in Service. The Principal Employer shall decide whether or not a person is in Service and its decision shall be final;

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“Employer”	means the Principal Employer and any Participating Employers, In relation to any Employee, former Employee or Member, “Employer” means that one of the Employers by which he or she is, or was, last employed;

“Final Salary Section”	means the Final Salary Section of the Scheme;

“Former Scheme”	means the Lloyd’s Superannuation Fund established by a trust deed dated 10 October 1929, the MFK Underwriting Agencies Limited section of the Legal and General Pension Trust established by a declaration of trust dated 19 November 1987 and any registered scheme under the Finance Act 2004 for the purpose of paying a Transfer Amount to the Scheme, and includes (unless inconsistent with the context) the trustees or administrator of the Former Scheme;

“Frozen Scheme”	means a scheme under which all contributions have ceased and no further benefits accrue to scheme members but the assets of the scheme continue to be held by the scheme trustees to be applied in accordance with the rules of the scheme;

“Fund”	means the investments, cash and other assets for the time being held by or on behalf of the Trustees for the purposes of the Scheme;

“HMRC”	means Her Majesty’s Revenue and Customs

“Incapacity”	means physical or mental incapacity which prevents a Member from following his or her normal occupation and seriously impairs the Member’s earning capacity. It does not mean simply a decline in energy or ability. The Trustees’ decision as to whether a Member is suffering from Incapacity shall be final;

“Lifetime Allowance Excess Lump Sum”	has the same meaning as in the Finance Act 2004;

“Insurance Company”	means an “insurance company” as defined in section 275 of the Finance Act 2004;

“Member”	means a person who has joined the Money Purchase Section of the Scheme and in respect of whom the Trustees have a liability to pay or provide benefits;

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“Minimum Pension Age”	means age 50 (or age 55 on or after 6 April 2010);

“Money Purchase Section”	means the money purchase section of the Scheme to which these Rules apply;

“MP Rules”	means, together with the C Rules, the Rules that govern the benefits payable under the Money Purchase Section of the Scheme;

“New Scheme”	means a scheme registered under the Finance Act 2004 as a registered pension scheme for the purpose of accepting a Transfer Payment from the Scheme, and includes (unless inconsistent with the context) the trustees or administrator of the New Scheme;

“Normal Retirement Date”	means a Member’s 60th birthday;

“Participating Employer”	means any employer for the time being participating in the Scheme in accordance with C Rule 7.1 (Process for starting to participate), other than the Principal Employer;

“Pension Account”	means the account or policy that determines the value of a Member’s benefits under the Scheme, as set out in MP Rule 4.1 (Monies payable to and benefits payable from each Member’s Pension Account);

“Pensionable Salary”	in relation to a Member is calculated on the day he or she becomes a Pension Member and on any day thereafter and means the Member’s Basic Salary;

“Pensionable Service”

means the number of complete years and months of continuous Service which a Member completes as a Pension Member before his or her Normal Retirement Date;

Service after Normal Retirement Date shall be counted as Pensionable Service if so determined by the Principal Employer in accordance with MP Rule 5.1 (Normal retirement pensions);

“Pension Member”	means an Employee in Pensionable Service under the Scheme;

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“Preservation Laws”	means the laws on preservation of benefits in Chapter I of Part IV of the Pensions Schemes Act 1993;

“Principal Employer”	means Chaucer Syndicates Limited or any company, firm, or individual which, in accordance with C Rule 8 (Change of Principal Employer), assumes the obligations of the Principal Employer under the Scheme;

“Professional Trustee”	means a Trustee who is in the business of providing a trustee service for payment;

“Qualifying Service”	means the aggregate of:

(1)    the last period of continuous Pensionable Service other than Service which falls within paragraphs (2) and (3) below;

(2)    any prior period of at least 2 years’ Pensionable Service in respect of which a Member remains entitled to benefits under the Scheme;

         Provided that if the prior period of membership is, with the Member’s consent, treated under the Scheme as continuous with the subsequent period, the Pensionable Service granted in respect of the prior Service is the Qualifying Service in respect of that prior period;

(3)    periods of service which counted as pensionable service in any previous employment during which the Member was a member of any Former Scheme and in respect of which the Trustees have received a Transfer Amount; and

(4)    provided that in paragraphs (1) and (2) above any breaks in Pensionable Service will be disregarded in assessing if Pensionable Service is continuous and the two (or more) separate periods will be aggregated if one or more of the following conditions are satisfied:

(a)    the break does not exceed one month;

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(b)    the break corresponds to the Member’s absence from work wholly or partly because of pregnancy, confinement or childbirth and the Member returns to work after the break in exercise of a right under the Employment Rights Act 1996 and the Member returns to Pensionable Service no later than one month after returning to work;

(c)    the break corresponds to the Member’s absence from work further to a trade dispute as defined in Section 35 of the Jobseekers Act 1995;

(d)    there is a break in Service of any length and, before the break, the Member has already completed two years’ Qualifying Service;

“Relevant Person”	means any Member or any person whose benefit is in payment from the Scheme;

“Revaluation Laws”	means the laws as to revaluation of accrued benefits set out in Chapter II of Part IV of the Pension Schemes Act 1993;

“Rules”	means the rules which govern the Scheme;

“Scheme”	means the Chaucer Pension Scheme;

“Scheme Actuary”	means the Scheme actuary appointed by the Trustees under Section 47 of the Pensions Act 1995 or another actuary appointed by the Trustees;

“Service”	means employment with an Employer and shall be deemed continuous although broken by periods of one month or less or performed partly with one Employer and partly with another Employer;

“Spouse”	means a husband, wife, widower and a widow and also includes a civil partner (as defined In the Civil Partnership Act 2004), references to a “widow” or “widower” shall include a surviving civil partner, and all references to “marriage” shall include civil partnership (as defined in the Civil Partnership Act 2004) and references to “married” shall be interpreted accordingly;

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“State Pension Age”	means a man’s 65th birthday and a woman’s 60th birthday (increasing gradually to 65 between 2010 and 2020 such that it will be 65 for both men and women from 6 April 2020);

“Transfer Amount”	means any cash sum or other assets which a Former Scheme may be authorised to transfer to the Scheme in respect of a Member or other person who is entitled to benefits under the Former Scheme;

“Transfer Payment”	means, in relation to a Relevant Person, the cash equivalent in respect of that Relevant Person, or such greater amount as the Trustees, after consulting the Scheme Actuary, shall agree with the Principal Employer;

“Transfer Value Laws”	means the laws on transfer values in Chapter IV of Part IV of the Pension Schemes Act 1993;

“Trivial Pension Limit”	means an amount which is no higher than 1% of the Standard Lifetime Allowance; and

“Trustees”	means the trustees from time to time of the Scheme.

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2.	Membership of the Scheme

This Rule sets out the terms on which an Employee may join the Money Purchase Section of the Scheme.

2.1	Joining the Scheme

2.1.1	An Employee shall automatically join the Money Purchase Section of the Scheme as a Pension Member and enter Pensionable Service on the day on which he or she first satisfies the eligibility conditions for a Pension Member as set out in this MP Rule 2.1 (Joining the Scheme).

2.1.2	An Employee may decide not to join the Scheme or to end his or her membership within one month after becoming a Member. He or she shall make his or her decision known to the Trustees by completing any appropriate forms they require and, unless the provisions of MP sub-rule 2.3 (Discretionary Membership) apply to him or her, he or she shall be treated as having never been a Member,

2.1.3	The Trustees may, at the request of an Employer, treat any Employee who is not a Member as ineligible for membership of the Scheme. This applies whether or not the Employee fulfils the eligibility conditions set out in MP Rule 2.2 (Eligibility). The Employer shall notify the Employee concerned.

2.2	Eligibility

2.2.1	The eligibility conditions for an Employee to become a Member of the Money Purchase Section of the Scheme are that:

2.2.1.1	he or she is in Service; and

2.2.1.2	he or she is aged 18 years or more but is under age 59.

2.3	Discretionary Membership

2.3.1	The Trustees, at the request of an Employer, shall treat any Employee who does not satisfy all the eligibility conditions set out in MP Rule 2.2 (Eligibility) as eligible for membership of the Scheme. The Employee will be a treated as a Pension Member or a Death Benefit Member on a date and on terms and conditions as the Employer agrees with the Trustees and notifies to the Employee. The Employee shall complete any forms and supply any information and evidence to the Trustees as they require in accordance with MP Rule 2.4 (Application for membership).

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2.3.2	If an Employee or a Death Benefit Member does not become a Pension Member at his or her first opportunity, he or she shall become or remain a Death Benefit Member. His or her benefits under the Scheme will be restricted to the lump sum death benefit payable under MP Rule 2.8 (Life assurance only membership). The Trustees may allow him or her, with the Employer’s consent, to become a Pension Member at a later date, subject to any special conditions relating to his or her membership and benefits under the Scheme which the Trustees consider appropriate.

2.3.3	If a Member has been notified by the Employer that he or she is no longer eligible for membership of the Scheme, the Trustees, with the Employer’s consent, may allow him or her to remain a Member for a period not longer than 12 months, subject to any special conditions in respect of his or her membership which the Trustees consider appropriate.

2.4	Application for membership

2.4.1	An Employee who is eligible for membership of the Money Purchase Section of the Scheme in accordance with MP Rule 2.2 (Eligibility) or MP Rule 2.3 (Discretionary Membership) will be notified in writing. If an Employee wishes to join the Money Purchase Section of the Scheme he or she must complete an application form and any other forms required by the Trustees and supply any information the Trustees require either before or at any time after the Employee becomes a Member. This may include evidence of the Employee’s health and the Trustees may decide that no, or only limited, death benefits will be payable in respect of an Employee who becomes a Member if the Trustees or the Insurance Company are not satisfied that the Member is in good health. The Trustees will notify the Member in writing accordingly,

2.5	Opting-out

2.5.1	A Pension Member may at any time before Normal Retirement Date elect to end his or her membership of the Scheme whilst remaining in Service. To do this, the Member must give the Trustees at least one month’s written notice and complete any appropriate forms the Trustees require for this purpose. The Trustees shall inform the Member as soon as practicable of the date on which his or her Pensionable Service is treated as ending.

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2.5.2	If a Member has ended his or her Pensionable Service under this MP Rule 2.5 (Opting-out), he or she will be treated as a Death Benefit Member. His or her benefits under the Scheme will be restricted to the lump sum death benefits payable in accordance with MP Rule 2.8 (Life assurance only membership).

2.5.3	If a Pension Member has ended his or her Pensionable Service under this MP Rule 2.5 (Opting-out) and remains in Service, the Trustees may allow him or her to rejoin the Scheme as a Pension Member at a later date if:

2.5.3.1	at that date he or she is under age 59;

2.5.3.2	he or she otherwise satisfies the eligibility conditions in MP Rule 2.2 (Eligibility); and

2.5.3.3	he or she accepts any special conditions in respect of his or her membership which the Trustees consider appropriate including any restrictions on benefits payable under the Scheme on his or her death which may be subject to medical evidence of his or her good health.

2.6	Re-admission to membership

2.6.1	If an Employee who has previously been a Member applies to re-join the Scheme:

2.6.1.1	after re-entering Service;

2.6.1.2	because he or she is again regarded by the Employer as an Employee; or

2.6.1.3	after returning to work after absence during which (or at the end of which) he or she ceased to be a Member;

2.6.1.4	he or she will at the Employer’s request, but subject to the Trustees’ consent, be re-admitted into membership of the Scheme as from the appropriate date which applies under MP Rule 2.1 (Joining the Scheme).

2.6.2	Re-admission is subject to the Employee satisfying the eligibility conditions for membership set out in MP Rule 2.2 (Eligibility) and the other relevant provisions of MP Rule 2.4 (Application for membership). Re-admission is also subject to any terms and conditions (consistent with the preservation and contracting-out requirements of the Pension Schemes Act 1993) which the Trustees, with the consent of the Employer and with the advice of the Scheme Actuary, decide are appropriate and notify the Employee concerned.

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2.6.3	Any period of Service between the date of termination of the earlier period of membership and the date of re-admission does not count as Pensionable Service except to the extent determined by the Trustees under sub-rule 7.2.

2.6.4	The Trustees may, subject to the Contracting-out Laws (in respect of Members of the Final Salary Section only), MP sub-rule 2.6.2 and with the Member’s written consent, cancel all or part of any benefits (whether deferred or in payment) payable to or in respect of the Member under the Scheme which relate to an earlier period of membership of the Scheme.

2.6.5	If action is taken under MP sub-rule 2.6.4, the Trustees must credit the Member with additional benefits equivalent in value (as determined by the Trustees after the advice of the Scheme Actuary) to the cancelled benefits. For this purpose, account is taken of:

2.6.5.1	the benefits payable or paid in respect of the earlier period of membership; and

2.6.5.2	the applicable rates of contributions and accrual of benefits under the Scheme in respect of the period to which the cancelled benefits relate.

2.6.6	The Trustees may, but need not, express the additional benefits as a period of additional Pensionable Service.

2.7	Membership subject to special terms and conditions

2.7.1	The admission or re-admission of any Employee into membership of the Scheme is subject to:

2.7.1.1	any variation in the benefits to be provided for or in respect of him or her under the Scheme;

2.7.1.2	any variation in the rate of contributions he or she may be required to pay to the Scheme; or

2.7.1.3	any other special terms and conditions;

which the Employer, with the agreement of the Trustees after obtaining the advice of the Scheme Actuary, decides is appropriate.

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2.7.2	At the request of the Employer, the Trustees may agree to admit or readmit an Employee into membership as a Death Benefit Member without requiring him or her to complete an application form. If the Trustees agree to this, the Employee is admitted or re-admitted into membership as from a date decided by the Trustees.

2.7.3	At a later date, the Employer may, if the Trustees agree after obtaining the advice of the Scheme Actuary, alter any variation in the benefits or contributions that was imposed on or in respect of a Member.

2.7.4	The Trustees must inform the Member in writing of any variation in the benefits or contributions or any other special terms and conditions that are to apply to or in respect of him or her on or before the date he or she is admitted or re-admitted into membership of the Scheme or on or before the effective date of the variation.

2.8	Life assurance only membership

This Rule sets out the terms on which Employees who do not join the Money Purchase Section of the Scheme may be included in the Scheme for lump sum death in service benefits only.

2.8.1	Subject to MP sub-rule 2.1.2 and MP Rule 2.4 (Application for membership) an Employee shall automatically join the Scheme as a Death Benefit Member on the day on which he or she begins Service.

2.8.2	If a Death Benefit Member who is included in the Scheme for benefits under this MP Rule 2.8 (Life assurance only membership) dies while in Service before his or her Normal Retirement Date, a lump sum equal to:

2.8.2.1	four times the Death Benefit Member’s Pensionable Salary at the date of death; and

2.8.2.2	the value of his or her Pension Account at the date of death; and

2.8.2.3	the value of his or her additional voluntary contributions

shall be payable in accordance with MP Rule 7.4 (Disposal of lump sum death benefits) (except that if the Trustees have taken out an insurance policy with in an Insurance company to meet some or all of their obligations under this MP Rule 2.8 (Life assurance only membership) any such insured benefits will be payable only if and to the extent that the Trustees are able to recover payment under the terms of the insurance policy).

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2.9	Members away from work

This Rule sets out the terms governing Members’ benefits while they are away from work, including while on family leave and on secondment.

2.9.1	Statutory family leave

2.9.2	A Member shall be treated as still a member of the Scheme in Pensionable Service while away from work during a period of statutory family leave, being:

2.9.2.1	ordinary maternity leave, ordinary adoption leave, or paternity leave in accordance with the Employment Rights Act 1996; and

2.9.2.2	any longer period in which the Member receives pay from the Member’s Employer and which is a period of maternity leave, adoption leave, paternity leave or absence from work for other family reasons (as defined in the Social Security Act 1989).

2.9.3	During any such period of statutory leave the benefits applicable to and in respect of the member under the Scheme will continue to accrue (or, if otherwise appropriate, will continue to be provided) on the same basis and subject to the same terms and conditions which otherwise would have applied under the Scheme had he or she been working normally subject to the other provisions of this MP Rule 2.9 (Members away from work).

2.9.4	If a Member receives pay from his or her Employer during any period of statutory family leave (as described above), he or she shall be required to pay contributions on the amount received. However, if a Member receives no pay for any period of statutory family leave, he or she shall not be required to pay contributions for that period and membership, Pensionable Service and benefits will continue under the Scheme.

2.9.5	During any period of statutory family leave (as described above), a Member may continue, start to pay or increase, reduce or stop any additional voluntary contributions to the Scheme.

2.9.6	The Member’s benefits for any period of statutory family leave shall be calculated as if the Member had worked normally and received the normal pay for doing so.

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2.10	Additional family leave

2.10.1	If a Member is absent from work due to any other period of paid family leave, the Member’s benefits shall be based on the pay received unless the Principal Employer and the Trustees decide to apply other terms to the Member.

2.10.2	If a Member is absent from work due to a period of unpaid additional maternity leave, additional adoption leave or parental leave:

2.10.2.1	the Principal Employer and the Trustees may agree to treat the Member as still in Pensionable Service for some or all purposes of the Scheme during this time. The Principal Employer and the Trustees shall agree terms (consistent with the Contracting-out Laws) to apply to the Member’s contributions and benefits for this further period; or

2.10.2.2	the Member shall otherwise be treated as if he or she had left Pensionable Service. However, if a Member returns to work at the end of such a period of unpaid leave, his or her Pensionable Service before being treated as having left Pensionable Service and after returning to work shall be treated as continuous (but excluding the break).

2.11	Absence for any other reason

2.11.1	Where a Member is away from work for any reason other than those described above or on secondment, the Principal Employer and Trustees may agree to treat the Member as still in Pensionable Service during this period, subject to any terms which the Principal Employer and Trustees agree (consistent with the Contracting-out Laws). In particular, a Member who is away from work shall be treated as still in Pensionable Service for so long as the Member receives contractual pay or statutory sick pay. If a Member is not treated as still in Pensionable Service, the Member shall be treated as if he or she had left Pensionable Service. No Employee will be prevented from joining or re-joining the Scheme solely because of his or her temporary absence.

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3.	Contributions

This	Rule sets out the terms for the payment of contributions to the Scheme.

3.1	Employer contributions

3.1.1	Each Employer shall pay such contributions each year to the Member’s Pension Account of each of its Employees who are Members of the Money Purchase Section as the Trustees, after obtaining the advice of the Scheme Actuary, shall agree with the Principal Employer and which will not prejudice the Scheme’s status as a registered pension scheme under the Finance Act 2004.

3.1.2	An Employer with the consent of the Principal Employer and the Trustees may at any time pay a special contribution to the Scheme for any purpose consistent with the purposes of the Scheme. The Trustees shall apply the contribution solely for the purpose stated by the Employer, provided that this does not prejudice the Scheme’s status as a registered pension scheme under the Finance Act 2004.

3.1.3	Each Employer’s contributions must be paid to the Trustees, or as otherwise directed by the Trustees, at such intervals as the Trustees decide.

3.1.4	An Employer may at any time reduce, suspend or terminate its contributions to the Scheme by giving three months’ written notice to the Principal Employer, the Trustees and to all its Employees who are Members. Any notice of reduction, suspension or termination of contributions is without prejudice to the Employer’s obligation to pay contributions to the Scheme in respect of the period before the effective date of the notice. Any notice of termination extends to any liability of the Members who are Employees of the Employer to contribute to the Scheme.

3.1.5	If an Employer terminates its contributions under MP sub-rule 3.1.4, the provisions of C Rule 7.2 (Ceasing to participate) will then apply. If the Principal Employer terminates its contributions under MP sub-rule 3.1.4, the provisions of C Rule 14 (Winding-up) will then apply.

3.1.6	If an actuarial valuation of the Scheme reveals the value of the assets which are attributed to the Final Salary Section exceed the value of liabilities attributed to the Final Salary Section on an ongoing basis, any obligation by an Employer to contribute under this MP Rule 3.1 (Employer contributions) may be met by an allocation from the assets notionally attributed to the Final Salary Section, provided that the Scheme Actuary advises that such allocation is not greater than the amount of such excess.

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3.2	Members’ basic contributions

3.2.1	Each Pension Member shall contribute to the Scheme at the rate of 3% of his or her Basic Salary or at such other rate as the Trustees may determine with the agreement of the Principal Employer and notify to the Pension Members. A Pension Member’s contributions shall be paid into his or her Member’s Pension Account.

3.2.2	A Member shall pay ordinary contributions from the date of becoming a Pension Member until, subject to MP sub-rule 3.2.3, the earliest of:

3.2.2.1	his or her Normal Retirement Date;

3.2.2.2	his or her date of death; or

3.2.2.3	the date on which he or she leaves Pensionable Service.

3.2.3	If a Member remains in Service after Normal Retirement Date, his or her ordinary contributions may, at his or her request, but subject to the agreement of the Trustees and Principal Employer, continue for the period for which he or she accrues additional Pensionable Service under MP Rule 5.3 (Late retirement pensions).

3.2.4	A Member’s contributions are deducted from his or her earnings by his or her Employer on each pay date. The Employer shall pay these contributions to the Trustees as soon as is reasonably practicable (or as otherwise directed by the Trustees) and at such intervals as the Trustees decide being no later than the 19th day of the month following that in which the deduction is made.

3.3	Members’ additional voluntary contributions

3.3.1	A Member in Pensionable Service may pay additional voluntary contributions to the Scheme, so long as the Member does not start to make additional voluntary contributions on a date less than twelve months before his or her Normal Retirement Date, on terms agreed between the Member and the Trustees subject to a minimum rate decided by the Trustees from time to time. If a Member wishes to commence paying additional voluntary contributions or change the amount that he or she pays or cease contributing, he or she must give the Trustees one month’s written notice of this intention.

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3.3.2	A Member may continue to pay additional voluntary contributions to the Scheme in respect of Service after his or her Normal Retirement Date. These contributions shall cease on the earlier of his or her actual retirement and his or her 75th birthday.

3.3.3	A Member’s additional voluntary contributions will be deducted from his or her earnings on each pay date. The Employer will pay these contributions to the Trustees at such intervals as the Trustees decide being no later than the 19th day of the month following that in which the deduction is made.

3.3.4	The Trustees shall invest the voluntary contributions of a Member so that the Trustees can at all times identify the contributions and any investment additions to them and any deductions from them. C Rule 6.2 (Investment of Scheme assets) shall apply to the investment of a Member’s voluntary contributions in the same way as it applies to the investment of the remainder of the Fund. The assets of the Fund which represent voluntary contributions and the income arising from them shall be treated as a separate fund should the Scheme wind up in accordance with C Rule 14 (Winding-up) and shall not be available for the general purposes of the Scheme.

3.3.5	Each Member’s additional voluntary contributions shall be allocated to each Member’s Pension Account, and the proceeds shall then be used to provide additional money purchase benefits (including as a lump sum) in respect of the Member. The Member may with the consent of the Employer choose the extent to which these benefits shall be paid in the form of a lump sum or a pension.

3.3.6	If these funds are to be used to provide a pension in respect of the Member, this pension must (unless the Principal Employer decides otherwise) be provided through the purchase of an annuity contract in respect of the Member. The Member may choose the Insurance Company from which this annuity contract shall be bought.

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4.	Pension Accounts

Each Member shall have a Pension Account, the value of which shall determine the value of their benefits from the Money Purchase Section. This Rule sets out the matters that affect that value (for example, contributions and investment returns).

4.1	Monies payable to and benefits payable from each Member’s Pension Account

4.1.1	Benefits will be provided under the Scheme in respect of each Member of the Money Purchase Section as provided by the Rules of the Money Purchase Section and according to the value of his or her Member’s Pension Account at the relevant date. Each Member’s Pension Account will comprise the assets notionally representing the total of:

4.1.1.1	the Employer’s contributions paid to the Money Purchase Section under MP Rule 3.1 (Employer contributions);

4.1.1.2	the Member’s contributions paid to the Money Purchase Section under MP Rule 3.2 (Members’ basic contributions);

4.1.1.3	where the Member has directed the Trustees to pay them into his Member’s Pension Account, any voluntary contributions paid by the Member to the Money Purchase Section under MP Rule 3.3 (Members’ additional voluntary contributions);

4.1.1.4	any transfer payment received by the Money Purchase Section in respect of the Member;

4.1.1.5	any augmentation credited in respect of the Members; and

together with the accumulated investment return on these assets but net of any expenses payable under the Rules out of the Member’s Pension Account.

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4.2	Investments

The Trustees must notify Members that the Scheme’s assets are held as one fund under a trust from which all benefits are provided. Accordingly, although the value of Pension Accounts is linked to the value of particular assets, no potential beneficiary under the Scheme is entitled to any given Scheme asset.

4.2.1	The Trustees shall delegate their powers of investment in relation to the Member’s Pension Accounts to an investment manager in accordance with C Rule 6.2 (Investment of Scheme assets).

4.2.2	Members may link the value of their Pension Accounts to any of the investment options that the Trustees offer, or if the Member does not do so, the Trustees may do so for the Member. The Trustees shall adjust the value of each Member’s Pension Account by reference to the changes in the value of each linked investment option. The Trustees shall not be liable for any loss arising from the choice of any investment option.

4.2.3	No Member or any other person claiming through or in respect of the Member shall have any right, title or interest to any particular asset in the Fund.

4.3	Protected Rights Account

The Member’s “protected rights” are the Member’s rights to contracted-out money purchase benefits in respect of the Member’s protected rights account.

If a Member is in contracted-out employment under the Scheme, he or she shall have a protected rights account included in his or her Pension Account. This protected rights account shall be maintained by the Trustees.

The following payments shall be credited to a Member’s protected rights account:

4.3.1	minimum payments under MP Rule 3 (Contributions), and under regulation 12(5) of the Personal Pension Schemes (Appropriate Schemes) Regulations 1997, which together must be invested on behalf of a Member within one month after the end of the income tax month to which they relate;

4.3.2	age-related payments made to the Scheme by the Secretary of State under Section 42A(3), Pension Schemes Act 1993, which must be invested on behalf of the Member within one month of the date of payment by the Secretary of State; and

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4.3.3	other contracted-out rights transferred into the Scheme from other pension arrangements under the Contracting-out Laws.

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5.	Benefits from Pension Accounts

This Rule sets out the benefits that can be provided from Members’ Pension Accounts and the terms relating to those benefits.

5.1	Normal retirement pensions

5.1.1	Each Member’s Pension Account shall be used to provide benefits for the Member (and accordingly the value of the Member’s Pension Account at the date on which the benefits are to be provided shall determine the value of those retirement benefits) as provided by the rules of the Money Purchase Section of the Scheme. These benefits will take the form of whichever one or more of the following the Member chooses:

5.1.1.1	a pension payable to the Member from Normal Retirement Date;

5.1.1.2	a lump sum payable to the Member from Normal Retirement Date;

5.1.1.3	one or more pensions payable on the Member’s death after his or her pension has started to any one or more of his or her Spouse or Dependants;

5.1.1.4	annual increases in the pension payable under MP sub-rule 5.1.1.1 and MP sub-rule 5.1.1.3.

5.1.2	The Trustees shall pay a Member his or her benefits from the Scheme from Normal Retirement Date or from such later date as the Member leaves Service or (if earlier) reaches age 75.

5.2	Early retirement pensions

5.2.1	It may be that a Member leaves Service before Normal Retirement Date. If so, the Member’s benefits can commence to be paid before Normal Retirement Date, on the condition that the Member is either at or after Minimum Pension Age, or suffering from an Incapacity. If a Member is suffering from an Incapacity, his or her retirement benefits may commence to be paid before Minimum Pension Age. The Trustees will use the Member’s Pension Account to provide benefits for or in respect of him in accordance with MP Rule 5.1 (Normal retirement pensions) but as if reference to Normal Retirement Date were instead to the date from which the benefits are payable.

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5.2.2	Before paying any benefit before Minimum Pension Age on account of a Member’s Incapacity, the Trustees must obtain advice from a registered medical practitioner that the Member is (and shall continue to be) incapable of carrying on his or her occupation because of a physical or mental impairment and that the requirements of paragraph 1 of Schedule 28 to the Finance Act 2004 have been met.

5.2.3	If a Member wishes to retire early under the provisions of this MP Rule 5.2 (Early retirement pensions) he or she must, before he or she retires, inform the Trustees in writing that he or she wishes his or her retirement benefits to become payable on his or her retirement.

5.3	Late retirement pensions

5.3.1	If a Member remains in Service after his or her Normal Retirement Date, he or she shall be entitled to benefits from the Scheme on his or her actual retirement. If the Member retires after he or she reaches age 75, his or her pension must start to be paid from his or her 75th birthday. The Trustees will use the Member’s Pension Account to provide benefits for and in respect of him and her in accordance with MP Rule 5.1 (Normal retirement pensions) but as if reference to Normal Retirement Date were instead to the date from which the benefits are payable.

5.3.2	During any period of Service after a Member’s Normal Retirement Date which is treated as Pensionable Service, the Member shall pay any contributions required to be paid by the Scheme under MP Rule 3.2 (Members’ basic contributions). A Member may continue to pay any voluntary contributions under MP Rule 3.3 (Members’ additional voluntary contributions) during any period of Service after Normal Retirement Date. Contributions will cease on the earlier of his or her date of actual retirement and his 75th birthday.

5.3.3	If payment of a Member’s pension is deferred beyond State Pension Age, the Member shall for the purposes of the Scheme be treated as retiring on the 5th anniversary of his or her attainment of State Pension Age, unless by that date he or she has retired or unless he or she consents to the payment of his or her pension being further deferred.

5.3.4	If a Member dies during Service after Normal Retirement Date, he or she is treated as having retired on the day before his or her death, The appropriate provisions of MP Rule 7 (Benefits payable on the death of a Member) relating to death in retirement then apply.

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5.3.5	This MP Rule 5.3 (Late retirement pensions) does not apply to a Member who has ended his or her Pensionable Service in accordance with MP Rule 2.5 (Opting-out), except to the extent which applies under this MP Rule 5 (Benefits from Pension Accounts).

5.4	Benefits that can be provided

The Member must choose for his or her Pension Account to be used to provide one or more of the benefits described in this Rule, and then notify the Trustees of that choice on such terms regarding notification as the Trustees may decide from time to time. The Trustees shall then, subject to C Rule 9 (Trustees’ discretion to make unauthorised payments), use the Member’s Pension Account to provide the benefits chosen.

The benefits that a Member can choose from are:

5.4.1	a pension payable to the Member for life (or with the Trustees’ agreement, a different period), and which may at the election of the Member be guaranteed for a specified minimum period of up to 10 years;

5.4.2	death benefits payable in respect of the Member under MP Rule 7 (Benefits payable on the death of a Member) to any one or more of his or her Spouse or Dependants;

5.4.3	a cash sum payable to the Member under MP Rule 5.6 (Cash sum) when the Member’s pension commences to be paid; and/or

5.4.4	annual increases in the pension payable under MP Rule sub-rule 5.4.1 and MP Rule sub-rule 5.4.3.

If a Member who chooses a guaranteed pension under MP Rule sub-rule 5.4.1 above for a period of five years or less dies during the period of the guarantee, the Trustees must pay a lump sum on the Member’s death equal to the pension payments that would have been made during the remainder of the period (disregarding any further increases). This benefit must comply with the requirements of MP Rule 7.3 (Benefits on death after retirement), and the lump sum must not exceed the maximum permitted as a ‘pension commencement lump sum’ under Part 4 of the Finance Act 2004.

A pension payable to a Spouse or adult Dependant will be payable for life under MP Rule sub-rule 5.4.2 above will be payable for life. A pension payable to a Child will cease when he or she ceases to be Dependant.

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No benefit payable under this MP Rule 5.2 will be of a form or amount which could prejudice the Scheme’s status as a registered pension scheme as described in C Rule 2 (Registered and contracted-out pension scheme)

Any benefits payable under the Scheme including from Member’s protected rights accounts must comply with the relevant Contracting-out Laws.

5.5	Exchanging for a Dependant’s pension

5.5.1	A Member may, with the Trustees’ agreement, exchange part of his or her pension before it commences for a pension payable on the Member’s death to one or more of his or her Dependants as he nominates. The Trustees, after obtaining the advice of the Scheme Actuary, shall determine the amount of each Dependant’s pension and the amount of pension remaining payable to the Member.

5.5.2	A Dependant’s pension provided under this MP Rule 5.5 (Exchanging for a Dependant’s pension) is subject to the further provisions of this MP Rule 5.5 (Exchanging for a Dependant’s pension).

5.5.3	A Dependant’s pension shall not:

5.5.3.1	be less than the Trivial Pension Limit; or

5.5.3.2	when aggregated with any other Dependant’s pension payable under this MP Rule 5.5 (Exchanging for a Dependant’s pension), be more than the Member’s pension remaining after the Member exercises this option but before he or she exercises any option to exchange part of his or her pension for a cash sum under MP Rule 5.6 (Cash sum).

5.5.4	If the Member dies before his or her pension becomes payable under the Rules, any election made by him or her under MP Rule 5 (Benefits from Pension Accounts) is cancelled and treated as not having been made.

5.5.5	If a Member makes an election under MP sub-rule 5.1.1.3, he or she may at any time cancel that election and make another election provided that, in either case, his or her retirement benefits have not become payable under the Rules.

5.5.6	If a nominated Dependant dies or ceases to qualify as a Dependant before the Member’s pension becomes payable under the Rules, the election made by the Member under MP sub-rule 5.1.1.3 is cancelled and is treated as not having been made. The Member may then make another election under MP sub-rule 5.1.1.3 before his or her retirement.

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5.5.7	If a nominated Dependant dies or ceases to qualify as a Dependant after the Member’s pension becomes payable under the Rules but before the Member’s death, no benefit is payable in respect of that Dependant. The Member will remain entitled only to that part of his or her pension which he or she did not surrender under this MP Rule 5.5 (Exchanging for a Dependant’s pension).

5.5.8	If a Dependant’s pension is payable under this MP Rule 5.5 (Exchanging for a Dependant’s pension), it shall be paid in addition to any Dependant’s pension payable under MP Rule 7.1 (Benefits on death in Pensionable Service).

5.5.9	An election made under this MP Rule 5.5 (Exchanging for a Dependant’s pension) must be made by the Member in writing to the Trustees in a form prescribed by the Trustees at least 1 month (or such other period as the Trustees decide) before the date on which the first installment of the Member’s pension is payable.

5.6	Cash sum

5.6.1	A Member may elect for part or all of his or her pension to be commuted for a cash sum payable on the date of his retirement. Subject to any restrictions determined by the Trustees, the Member can choose a lump sum of any amount up to the maximum permitted as a ‘pension commencement lump sum’ under Part 4 of the Finance Act 2004.

5.6.2	The basis for calculating the cash sum described in MP sub-rule 5.6.1 applies where Pensionable Service consists wholly of full-time Service. Where Pensionable Service consists wholly or partly of part-time Service, each period of part-time Service is separately converted to a period of equivalent full-time Service. The conversion basis for this is the same as applies for calculating the Member’s pension.

5.6.3	Any pension provided for a Member by his or her AVC Account may not be exchanged for a cash sum, unless the Trustees have accepted a Transfer Amount in respect of the Member which relates to voluntary contributions which he or she first paid, or entered into an agreement to pay them, to a Former Scheme before 8th April 1987 (or unless HMRC agrees otherwise).

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5.6.4	An election under this MP Rule 5.6 (Cash sum) must be made by the Member in writing to the Trustees in the form they require at least 1 month (or such other period as the Trustees decide) before the date on which the first installment of the Member’s pension is payable.

5.6.5	The rate at which an amount of pension is to be exchanged for a cash sum shall be determined by the Scheme Actuary. Any calculations made by the Scheme Actuary for this purpose shall be consistent with any other calculations made for the Member and for other purposes of the Scheme. The pension payable to the Member shall be reduced accordingly.

5.6.6	The lump sum payable under this MP Rule 5.6 (Cash sum) shall be determined by the Trustees on a basis which is certified by the Scheme Actuary as reasonable and which does not prejudice the Scheme’s status as a registered pension scheme as described in C Rule 2 (Registered and contracted-out pension scheme).

5.7	Pension increases

Each Member shall determine, before any pension comes into payment, the rate at which it shall increase from time to time once it is in payment. However, if the Member dies before receiving his or her benefits under the Scheme, the Trustees shall choose the rate at which it may increase (including none) instead.

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6.	Benefits for deferred members

This Rule sets out the terms on which Members become deferred members and for the payment of benefits to members who become deferred members on or after the effective date of these Rules.

6.1	Leaving the Scheme

A Member shall be treated as having left Pensionable Service for the purposes of these Rules when he or she, before his or her Normal Retirement Date:

6.1.1	leaves Service and is not entitled to, or does not receive, an immediate pension;

6.1.2	ceases to satisfy the Scheme’s eligibility conditions;

6.1.3	opts out of Pensionable Service under MP Rule 2.5 (Opting-out) by giving not less than 1 month’s notice in writing to the Trustees; or

6.1.4	is otherwise treated as if he or she had left Pensionable Service under any other provision in the Rules.

6.2	If a Member is treated as having left Pensionable Service and later rejoins the Scheme, each period of Pensionable Service shall be treated separately, unless the Principal Employer and Trustees agree otherwise.

6.3	Entitlement to benefit

6.3.1	This MP Rule 6.3 (Entitlement to benefit) applies to Members who meet the Preservation Limit, as set out in MP Rule 6.6 (the Preservation Limit).

6.3.2	A Member who is treated as having left Pensionable Service without becoming entitled to immediate benefits in accordance with MP Rule 5.1 (Normal retirement pensions) shall remain entitled to benefits under the Scheme. The Trustees shall then provide retirement benefits for the relevant Member as set out in MP Rule 4 (Pension accounts) on the Member’s Normal Retirement Date.

6.3.3	However, the Member may instead choose to receive retirement benefits from:

6.3.3.1	a later date (but not later than the Member’s 75th birthday); or

6.3.3.2	an earlier date (but not before the Member’s Minimum Pension Age, unless the Member is suffering from an Incapacity).

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6.3.4	If the Member dies before commencing to receive benefits under the Scheme, death benefits shall be provided as set out in MP Rule 7.1 (Benefits on death in Pensionable Service).

6.4	Right to transfer

6.4.1	This MP Rule applies to Members who meet the Preservation Limit, as set out in MP Rule 6.6 (The Preservation Limit) below.

6.4.2	Subject to C Rule 9 (Trustees’ discretion to make unauthorised payments), a Member who leaves Service at least one year before Normal Retirement Date (or, with the Trustees’ consent, at any other time) may require the Trustees to use his or her Pension Account to acquire rights under another pension arrangement (including to any person permitted under the Financial Services and Markets Act 2000 to effect or carry out contracts of long-term insurance), so that benefits in respect of that person are provided under the other arrangement instead.

6.4.3	The transfer must comply with the Transfer Value Laws and it must be paid in accordance with the Finance Act 2004.

6.5	Cash transfer sums and contribution refunds

6.5.1	If a Member leaves Pensionable Service before Normal Retirement Date without satisfying the ‘three month condition’ (as defined in section 101AA(2) of the Pension Schemes Act 1993), the Trustees shall pay the Member a contribution refund excluding investment return and interest (less tax at the appropriate rate).

6.5.2	If a Member who satisfies the ‘three month condition’ leaves Pensionable Service before Normal Retirement Date with less than ‘1 year’s Qualifying Service’, the Trustees must notify such a Member on the terms described in Chapter 5 of Part IV of the Pension Schemes Act 1993 about his or her options to take a cash transfer sum or contribution refund within a reasonable period after the Member leaves Pensionable Service. If the Member does not choose a cash transfer sum within the period notified by the Trustees to the Member, the Trustees shall pay the Member a contribution refund excluding investment return and interest (less tax at the appropriate rate).

6.5.3	If a Member is to receive a contribution refund from the Scheme, the Principal Employer may require the Trustees to use any remaining monies in the Member’s Pension Account after it has been paid to meet the Employers’ obligations to make contributions to the Scheme.

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6.5.4	Any cash transfer sum or contribution refund paid in respect of a Member under this MP Rule 6.5 (Cash transfer sums and contribution refunds) must comply with the requirements of Chapter 5 of Part IV of the Pension Schemes Act 1993.

6.6	The Preservation Limit

For the purposes of this MP Rule 6 (Benefits for deferred members), a Member shall meet the Preservation Limit if:

6.6.1	the Member has at least 1 year’s Qualifying Service; or

6.6.2	a transfer has been received by the Scheme of a payment in respect of the Member’s rights under a personal pension scheme; or

6.6.3	the Member is already either a deferred or pensioner member of the Scheme (and thereby remains entitled to benefits under it from a previous period of Pensionable Service).

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7.	Benefits payable on the death of a Member

This Rule sets out the death benefits that Members can choose to be paid in respect of them when they die, together with the insured lump sum death in service payment.

7.1	Benefits on death in Pensionable Service

7.1.1	If a Member dies in Pensionable Service before his or her Normal Retirement Date, a lump sum and a pension shall be payable. The lump sum shall be equal to the sum of four times the Member’s Pensionable Salary plus the value of his or her Pension Account at the date of his or her death plus the value of his or her additional voluntary contributions.

7.1.2	If a Member dies in Pensionable Service before his or her Normal Retirement Date, the Trustees shall pay an immediate pension from a sum equal to four times the Member’s Pensionable Salary to his Dependants in such proportions as they see fit (except that if the Trustees have taken out an insurance policy with an Insurance Company to meet some or all of their obligations under this MP Rule 7.1 any such insured benefits will be payable only if and to the extent that the Trustees are able to recover payment under the terms of the insurance policy). The form of the pension shall be as agreed between the Trustees and the Member’s Dependants.

7.2	Benefits on death before Normal Retirement Date after leaving Pensionable Service

7.2.1	If a Deferred Member dies before his or her Normal Retirement Date (whether or not he or she is still in Service) and before the start of his or her deferred pension, a lump sum is payable equal to the value of his or her Pension Account at the date of his or her death plus the value of his or her additional voluntary contributions.

7.2.2	If a Deferred Member dies before his or her Normal Retirement Date (whether or not he or she is still in Service) and before the start of his or her deferred pension, the Trustees shall pay the value of the Member’s Pension Account to his estate, Spouse, relatives or Dependants in such proportions as the Trustees see fit.

7.3	Benefits on death after retirement

7.3.1	If a Member elects to have his or her pension guaranteed for a period of five years or less and dies within that period, a lump sum is payable equal to the total installments of pension remaining unpaid that would have been paid to him or her had he or she survived until the end of the guarantee period but excluding any future increases which would have applied to his or her pension.

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7.3.2	On the death of a Member after retirement there shall also be paid:

7.3.2.1	any pension payable to a Dependant under MP Rule 5 (Benefits from Pension Accounts); and

7.3.2.2	if the Member elected to have his or her pension guaranteed for a period of between five and ten years and dies within the period, the pension remaining unpaid that would have been paid to the Member had he or she survived until the end of that period shall be paid to his or her estate, Spouse, relatives or Dependants in such proportions as the Trustees see fit.

7.3.3	The Trustees shall provide all or any of the benefits set out below on a Member’s death after his or her benefits from the Scheme commence. These benefits shall be chosen by each Member before his or her benefits from the Scheme commence to be paid, and the Trustees must accordingly seek to ensure that the Member makes this choice.

7.3.4	The benefits payable from the Scheme are one or more of:

7.3.4.1	if the Member’s pension under MP Rule 5.1 (Normal retirement pensions) is guaranteed and the Member dies before the end of the guarantee period, a pension or lump sum under the terms of the guarantee and payable as set out in this MP Rule 7 (Benefits payable on the death of a Member);

7.3.4.2	a lump sum on the terms set out in this MP Rule 7 (Benefits payable on the death of a Member) if this would comply with the requirements of sections 15 to 19 of Part 2 of Schedule 29 of the Finance Act 2004;

7.3.4.3	an immediate non-assignable and non-commutable pension for his or her Spouse or a Dependant. The Trustees may treat an individual as a Member’s Spouse for these purposes if that individual was the Member’s Spouse at the time the Member’s pension commenced, but who has subsequently ceased to be the Member’s Spouse.

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7.4	Disposal of lump sum death benefits

7.4.1	The Trustees shall pay any lump sum death benefit to (or for the benefit of) one or more of the Beneficiaries in such shares as the Trustees decide.

7.4.2	A Member’s “Beneficiaries” for these purposes are the Member’s widow or widower; the Member’s grandparents and their descendants and the Spouses of those descendants; the Member’s Dependants; any person with an interest in the Member’s estate (but not including the Crown, the Duchy of Lancaster or the Duke of Cornwall); and any person nominated by the Member in writing to the Trustees.

7.4.3	If any part of the lump sum has not been paid or applied within 2 years of the Member’s death, the Trustees shall keep that part in a separate account outside the Scheme and pay it to a Beneficiary in accordance with this MP Rule 7.4 (Disposal of lump sum death benefits) as soon as possible afterwards. No lump sum shall be paid if there are no surviving Beneficiaries when the Member dies,

7.4.4	The Trustees may:

7.4.4.1	pay all or part of any lump sum payable under this MP Rule 7 (Benefits payable on the death of a Member) to the trustees of a different trust (providing that only Beneficiaries may be entitled to any pension from this trust); or

7.4.4.2	hold, or require other trustees to hold, all or part of any lump sum payable under this MP Rule 7 (Benefits payable on the death of a Member) on trust for the benefit of one or more of the Beneficiaries from time to time. This trust shall include any powers and provisions (including as to selection and variation) as the Trustees consider appropriate.

7.4.5	In exercising any of the powers the Trustees may have under this MP Rule 7.4 (Disposal of lump sum death benefits), the Trustees may (but shall not be bound to) have regard to any wishes that the Member may have expressed in writing to the Trustees regarding the application of any benefit to which this MP Rule 7.4 (Disposal of lump sum death benefits) applies.

7.4.6	On the death of a Deferred Member who has left Service but has not retired on pension, the Trustees shall pay any lump sum benefit payable under the Scheme to the Member’s legal personal representatives (but not including the Crown, the Duchy of Lancaster or the Duke of Cornwall).

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7.4.7	In the case of a Member who had retired before his or her Normal Retirement Date, or who had left Service before that date and was entitled to a deferred pension, the Trustees are not required to hold the lump sum in a separate account outside the Scheme at the expiry of the two year period if they have not paid or applied the lump sum at that date.

7.5	Children’s pensions

7.5.1	A pension shall be payable in respect of the Member’s Children if:

7.5.1.1	a pension is being paid to a Spouse under MP Rule 7.1 (Benefits on death in Pensionable Service) , MP Rule 7.2 (Benefits on death before Normal Retirement Date after leaving Pensionable Service) or MP Rule 7.3 (Benefits on death after retirement) and on the date of the Spouse’s death there are Children; or

7.5.1.2	a Spouse’s pension would have been in payment but for the fact that the Spouse had predeceased the Member and on the date of the Member’s death there are Children.

7.5.2	The pension shall be equal to the annual pension the Spouse was receiving at the date of his or her death, as increased from time to time, or which he or she would have received at the date of the Member’s death.

7.5.3	The pension payable in respect of a Member’s Children under this MP Rule 7.5 (Children’s pension) shall be divided in such proportions as the Trustees shall decide between the children who qualify as Children at the date of payment. The pension shall cease when the last Child dies or ceases to be a Child, whichever occurs first.

8.	Securing pensions under the Scheme

This Rule sets out the ways in which pensions which be secured for members, including to give members the flexibility under the Finance Act 2004 to request a short term annuity or income withdrawal.

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8.1	Annuity contract

8.1.1	Subject to MP Rule 8.2 (Other pension options), the Trustees shall use the Member’s Pension Account to buy an annuity contract from an Insurance Company. The amount of the pension shall depend on the rates quoted by the Insurance Company. If the Member asks the Trustees to buy an annuity from a particular Insurance Company, the Trustees shall comply with the Member’s request.

8.1.2	An annuity may be bought in the Member’s name, the Trustees’ name, or in the name of the person for whom the benefit is to be provided. If the contract is bought in the Trustees’ name, the Trustees may transfer it to the Member or another person at any time.

8.2	Other pension options

8.2.1	The Trustees may, at the request of a Member and with the consent of the Principal Employer, allow the Member at any time before age 75 to choose to use some or all of the Member’s Pension Account to buy an annuity contract from an Insurance Company or to take a pension payable from the Scheme in accordance with the requirements for a short term annuity or income withdrawal (as applicable) under the Finance Act 2004.

8.2.2	The Trustees shall tell the Member the terms on which a short term annuity or income withdrawal are available under the Scheme. In particular, a Member in receipt of payments under income withdrawal from the Scheme must give the Trustees at least one month’s notice in writing if he or she wishes the payments under income withdrawal no longer to be paid.

8.3	Payment of pensions

8.3.1	Pensions are payable monthly, except that the Trustees may pay pensions less often.

8.3.2	Any pensions secured with an annuity contract shall be paid in accordance with the terms of the contract. This shall be the case for most pensions under the Scheme.

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9.	Power to vary the Scheme’s benefits

This Rule sets out the terms on which an Employer can ask the Trustees to pay someone benefits from the Scheme that are different to those described in the other provisions of the Rules.

9.1	If the Principal Employer agrees and the Employer pays any additional contributions which the Trustees decide are appropriate (after consulting the Scheme Actuary), the Trustees may provide:

9.1.1	increased or additional benefits in respect of any Member;

9.1.2	different benefits in respect of a Member, or on different terms, from those set out in the other provisions of the Rules; or

9.1.3	benefits in respect of any other person for whom benefits can be provided under the Scheme (including any Employee or former Employee).

9.2	Benefits provided under this MP Rule 9 (Power to vary the Scheme’s benefits) shall be consistent with the Preservation, Revaluation, Contracting-out and Transfer Value Laws and the Scheme’s tax status as a registered pension scheme under the Finance Act 2004.

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10.	Other ways of converting pension into a lump sum

This Rule sets out the terms on which a Member’s pension may be paid instead as a lump sum other than when taking a tax-free cash sum on retirement.

10.1	Trivial pension

10.1.1	The Trustees may pay a Member the whole of his benefits as a lump sum in accordance with paragraph 7 of Schedule 29 to the Finance Act 2004 where the Member’s benefits, together with all benefits due to the Member from all other registered pension schemes, is no more than 1% of the Standard Lifetime Allowance.

10.2	Serious ill health

10.2.1	Provided that the requirements of paragraph 4 of Schedule 29 to the Finance Act 2004 are met, the Trustees may pay a Member the whole of his benefits as a lump sum. This shall extinguish the Member’s entitlement under the Scheme except that the Trustees shall retain the required amount of any contracted-out rights to purchase a pension for any widow, widower or surviving Civil Partner as required under the Contracting-out Laws.

10.3	Benefits in excess of the lifetime allowance

10.3.1	If a Member’s benefits exceed the lifetime allowance applicable to the Member under the Finance Act 2004, the Trustees may pay the excess to the Member as a pension or as a Lifetime Allowance Excess Lump Sum. The lump sum will be calculated on such basis as the Trustees may determine after considering the advice of the Scheme Actuary, and which is consistent with the Contracting-out Laws.

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11.	Special benefits

This Rule sets out the terms that apply to Members who have benefits and/or contributions provided for them under the Scheme on a different basis to that set out elsewhere in the Rules.

11.1	Civil Partners

With effect on and from 5 December 2005, all references in the Rules to a “spouse” or an “ex-spouse” shall include a Civil Partner or a former Civil Partner, all references to a widow or widower shall include a surviving Civil Partner, and all references to marriage shall include Civil Partnership and references to married shall be interpreted accordingly.

In relation to Contracted-Out Rights this modification shall only apply to pensionable service post 6 April 1988. In relation to all other benefits it applies to the entirety of a Member’s pensionable service.

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12.	Transfers to and from the Money Purchase Section

12.1	Transfers into the Money Purchase Section

12.1.1	Subject to MP Rule 12.1.3, the Trustees may accept from a Former Scheme a Transfer Amount in respect of any Member or other person.

12.1.2	The Trustees may give any relevant undertakings in respect of the Transfer Amount and shall provide such benefits under the Scheme for and in respect of the Member or other person to whom the Transfer Amount relates as the Trustees shall determine on actuarial advice and with the consent of the Principal Employer. The benefits shall comply with the preservation requirements of the Pension Schemes Act 1993 and be consistent with the Scheme’s status as a registered pension scheme under the Finance Act 2004.

12.1.3	The Trustees may only accept a Transfer Amount under this MP Rule 12 (Transfers to and from the Money Purchase Section) if:

12.1.3.1	the Trustees are satisfied that the transfer is consistent with the Scheme’s status as a registered pension scheme under the Finance Act 2004;

12.1.3.2	HMRC has approved the first transfer to the Scheme if, at the time when it is to be accepted, the Scheme has not been approved as a registered pension scheme;

12.1.3.3	the transfer satisfies the requirements of the Pension Schemes Act 1993 and any regulations made under that Act relating to transfers; and

12.1.3.4	the Trustees comply with any undertaking given by them to HMRC.

12.1.4	The Trustees shall obtain from the Former Scheme a statement certifying:

12.1.4.1	the amount of the Transfer Amount which represents the contributions which the Member was obliged to make under the Former Scheme, and the Trustees shall treat that amount as if it were derived from contributions made by the Member under MP Rule 3 (Contributions);

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12.1.4.2	the amount of the Transfer Amount which represents the voluntary contributions made by the Member under the Former Scheme, and the Trustees shall treat that amount as if it were derived from voluntary contributions made by the Member under MP Rule 3 (Contributions);

12.1.4.3	what conditions, if any, apply to the refund of those contributions to the Member;

12.1.4.4	the period of service of the Member or other person in the Former Scheme which ranks as qualifying service for the purposes of the Pension Schemes Act 1993; and

12.1.4.5	the maximum amount (if any) which could be taken by the Member or other person as a cash sum under the rules of the Former Scheme.

12.1.5	The Trustees may accept a Transfer Amount in respect of a member of a Former Scheme without his or her consent to the transfer. If that member had acquired a right to the cash equivalent of the benefits which had accrued to him under the Former Scheme but had not exercised his options under that scheme, he acquires a right to the Cash Equivalent of that benefit. He may exercise his right to that Cash Equivalent irrespective of whether or not his Pensionable Service under the Scheme has ended.

12.2	Transfers out of the Money Purchase Section

The Trustees may, in accordance with the restrictions in this MP Rule 12 (Transfers to and from the Money Purchase Section), pay a Transfer Payment in respect of a Relevant Person to a New Scheme. The Transfer Payment may be a cash sum or other assets as the Trustees decide.

12.3	Statutory transfers

If a Deferred Member has validly exercised a right to a Cash Equivalent under by requiring the Trustees to apply the Cash Equivalent to acquire transfer credits under a New Scheme, the Trustees shall make a Transfer Payment to the New Scheme if that scheme agrees to accept it. If the Member is dividing his Cash Equivalent between different schemes, the Trustees shall transfer the parts of his Cash Equivalent as he directs.

12.4	Discretionary transfers

If a Deferred Member or other Relevant Person does not have a right to a Cash Equivalent (or if he has a right, but has not exercised it) the Trustees may make a Transfer Payment in respect of him to a New Scheme if that scheme agrees to accept it.

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12.5	Bulk transfers

12.5.1	If the Pensionable Service of a group of Members ends and those Members become entitled to rights under a New Scheme, the Trustees may make a Transfer Payment (subject to MP Rule 12.6) in respect of the group of Members to the New Scheme if that scheme agrees to accept it. The transfer may be made without the consent of the Members concerned if the New Scheme is a registered pension scheme under the Finance Act 2004 and the conditions set out in Regulation 12 of the Occupational Pension Schemes (Preservation of Benefit) Regulations 1991 (S.I. 1991/167) are satisfied.

12.5.2	The Trustees may also make a Transfer Payment to a scheme registered as a registered pension scheme under the Finance Act 2004 without the consent of the Members concerned if the Scheme is being wound up and the New Scheme applies to employment with the same Employer.

12.6	The Transfer Payment referred to in MP Rule 12.5 (Bulk transfers) is the total of the Members’ Cash Equivalents or such other amount which the Trustees after obtaining actuarial advice shall agree with the Principal Employer is relevant to the group of Members concerned, having regard to the provisions of C Rule 13.1 (Partial termination of the Scheme) and C Rule 14 (Winding-up) and to the portion of the Fund available for transfer.

12.7	In calculating the Transfer Payment, the Trustees, after obtaining actuarial advice, may make an allowance for the reasonable costs and expenses which have been incurred in the administration and management of the Scheme in connection with the transfer.

12.8	General

12.8.1	The Trustees shall comply, in relation to each transfer, with:

12.8.1.1	HMRC requirements so that the Scheme’s status as a registered pension scheme is not prejudiced and with any undertakings given by the Trustees to HMRC; and

12.8.1.2	the preservation requirements specified in or under Sections 69 to 83 of the Pension Schemes Act 1993 to the extent applicable.

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12.8.2	The Transfer Payment shall be subject to the following conditions:

12.8.2.1	the Trustees shall, if appropriate, find out from the New Scheme the Act and Section under which the New Scheme is registered;

12.8.2.2	the Trustees shall certify to the New Scheme the amount of the Transfer Payment which represents the Member’s contributions and the Member’s AVC Account and shall notify the New Scheme of any restriction placed on the refund of these amounts;

12.8.2.3	the Trustees shall certify to the New Scheme the period of Qualifying Service to which the transfer relates and the maximum permitted cash sum commutation in respect of the Transfer Payment; and

12.8.2.4	unless the Transfer Payment is made under MP Rule 12.3 (Statutory transfers), the Trustees shall ensure that the Transfer Payment shall not be less than the value of the Member’s Pension Account and AVC Account.

12.8.3	The Trustees may make a Transfer Payment in respect of a Member without his or her written consent only:

12.8.3.1	in accordance with the Occupational Pension Schemes (Preservation of Benefit) Regulations 1991 (SI 1991/167); and

12.8.3.2	if they are reasonably satisfied that, at the date on which the Transfer Payment is made, it is at least equal to the value (as certified by the Scheme Actuary) of the benefits which have accrued to or in respect of the Member under the Scheme, taking into account the preservation requirements of the Pension Schemes Act 1993.

12.8.4	The receipt of the New Scheme in respect of the Transfer Payment shall, except as otherwise provided by statute, discharge the Trustees of all liability under the Scheme to and in respect of the Relevant Person in respect of those benefits represented by the Transfer Payment. This discharge is in addition to and without prejudice to any other discharge given to the Trustees. The Trustees shall be under no liability to the application of the Transfer Payment by the New Scheme.

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13.	Buy-out Policies

13.1	Statutory buy-out

If a Deferred Member has validly exercised a right to a Cash Equivalent by requiring the Trustees to apply the Cash Equivalent to purchase a Buy-out Policy, the Trustees shall, subject to the Contracting-out Laws and the restrictions in this MP Rule 13 (Buy-out Policies), pay the Member’s Cash Equivalent to the Insurance Company selected by the Member and from whom the Buy-out Policy is to be purchased. If the Member is dividing his or her Cash Equivalent between different Buy-out Policies, the Trustees shall apply the parts of his or her Cash Equivalent as he directs.

13.2	Discretionary buy-out

The Trustees may, with the consent of the Principal Employer, exercise their discretion and apply this MP Rule 13 (Buy-out Policies) in respect of a Member or other beneficiary of the Scheme if that person makes a written request to the Trustees or gives his or her written consent in the form required or acceptable to the Trustees.

13.3	General

A Buy-out Policy may be purchased in the name of, or assigned to, the Member or other beneficiary concerned or a trustee for the benefit of the Member or beneficiary.

The Member or other beneficiary shall have an absolute right to the benefits derived from the Buy-out Policy. Upon the election of the Member and subject to the Scheme’s status as a registered pension scheme under the Finance Act 2004 not being prejudiced, the But-out Policy may confer benefits or options which are alternative to the benefits otherwise payable under the Scheme. Provision may also be made either under the Buy-out Policy or otherwise for any lump sum payable on the death of the Member to be held upon discretionary trusts for the benefit of any one or more of the Member’s Beneficiaries.

13.4	Conditions of buying-out

The Trustees shall secure the issue of the Buy-out Policy only on terms which shall:

13.4.1	satisfy the requirements of HMRC; and

13.4.2	satisfy the requirements of the Pension Schemes Act 1993.

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13.5	The Trustees may impose the following additional conditions and shall do so if the Buy-out Policy is purchased for a Member who leaves Pensionable Service at least one year before his or her Normal Retirement Date:

13.5.1	the benefits secured by the Buy-out Policy may be commuted only if:

13.5.1.1	the conditions in MP Rule 5 (Benefits from Pension Accounts) are satisfied; or

13.5.1.2	the Member has attained the age of 50 (or age 55 on or after 6 April 2010), or his or her earning capacity is destroyed or seriously impaired by physical or mental deterioration, or the conditions in MP Rule 5 (Benefits from Pension Accounts) are satisfied and, in any case, the Member has requested or consented to the commutation.

13.5.2	the Insurance Company must promise the Member, or the trustees of a trust established for the benefit of him or her and, if appropriate, his or her Dependants to pay the benefits secured by the Buy-out Policy to him or her or, as the case may be, to his or her Dependants or to the trustees of such a trust;

13.5.3	the Policy must be endorsed with the length of the Member’s Qualifying Service or, if his or her Qualifying Service exceeds one year, a statement to that effect.

13.6	At the date on which a Buy-out Policy is to be purchased under this MP Rule 13 (Buy-out Policies), the Trustees must be reasonably satisfied (on obtaining the advice of the Scheme Actuary) that the amount to be applied is at least equal to the value of the Member’s Pension Account and AVC Account (or, if only part of a Cash Equivalent is required to be applied, of the benefits to which the amount to be applied relates), taking into account the preservation requirements of the Pension Schemes Act 1993.

13.7	In purchasing one or more Buy-out Policies the Trustees must obtain the consent of the Member or, if the benefits being secured are in respect of the Member and payable to another beneficiary, that other person, unless the Scheme is being wound-up or the following conditions apply:

13.7.1	the Buy-out Policy is taken out or entered into at least 12 months after the Member left Pensionable Service;

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13.7.2	the Member has less than 5 years’ Qualifying Service;

13.7.3	at least 30 days before the Buy-out Policy is taken out or entered into, the Trustees give a written notice to the Member or other beneficiary of the Scheme of their intention to take out or enter into one or more Buy-out Policies; and

13.7.4	when the Trustees agree with the Insurance Company to take out or enter into the Buy-out Policy, there is no outstanding application by the Member for a Cash Equivalent.

13.8	The Buy-out Policy may (and shall in relation to a Member who leaves Pensionable Service at least one year before his or her Normal Retirement Date) include provisions which:

13.8.1	subject to the Member’s written consent, enable a transfer payment to be made from the Buy-out Policy to a New Scheme of which the Member becomes a member; and

13.8.2	enable benefits to be provided by the purchase of another annuity, assurance contract or policy from another Insurance Company which satisfies the requirements of this MP Rule 13 (Buy-out Policies).

13.9	In respect of those benefits in respect of which the Trustees have purchased a Buy-out Policy, the receipt of the Insurance Company shall, except as otherwise provided by statute, discharge the Trustees of all liability under the Scheme in respect of the Member or other beneficiary concerned.

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Dated 28 May 2010

(1)	CHAUCER SYNDICATES LIMITED

(2)	E H GILMOUR, E N NOBLE, S A SMITH, BRIDGE TRUSTEES LIMITED. M I SMITH and D C TURNER

Deed of amendment

Chaucer Pension Scheme

Eversheds LLP	T +44 (0) 845 497 9797
115 Colmore Row	F +44 (0) 845 497 1900
Birmingham	Int +44 121 232 1000
B3 3AL	DX 13004 Birmingham
www.eversheds.com

THIS DEED OF AMENDMENT is made on 28 May 2010

BY

(1)	CHAUCER SYNDICATES LIMITED (registered number 184915) whose registered office is at Plantation Place, 30 Fenchurch Street, London EC3M 3AD (the “Principal Employer”); and

(2)	EWEN HAMILTON GILMOUR of EDWARD NELSON NOBLE of STEPHEN ANDREW SMITH of BRIDGE TRUSTEES LIMITED (registered number 02600168) whose registered office is at 115 Colmore Row, Birmingham, West Midlands B3 3AL MICHAEL IAN SMITH and DAVID CHARLES TURNER of (the “Trustees”).

BACKGROUND

(A)	The Principal Employer is the current principal employer in relation to the Chaucer Pension Scheme (the “Scheme”). The Trustees are the current trustees of the Scheme. The Scheme is governed by Rules dated 10 November 2008 (the “Rules”).

(B)	C Rule 15 (Amendment) of the Rules provides that the Principal Employer may with the consent of the Trustees at any time together by deed amend, replace or add to the Rules and may do so retrospectively, subject to sections 67 to 67I of the Pensions Act 1995, and provided that no amendment, replacement or addition may be made which would prejudice the Scheme’s status as a registered scheme. The Principal Employer with the consent of the Trustees wishes to amend the Rules with effect on and from 1 June 2010 (the “Effective Date”) to make miscellaneous changes to the final salary and money purchase sections of the Scheme, to increase the normal retirement date to age 65 in the money purchase section and to make changes to the final salary section of the Scheme in accordance with the announcements to members dated 28 May 2010 so that

(i)	from 1 June 2010 increases in Pensionable Salary are limited to the lower of the actual monetary increase in Basic Pay over the previous year and 5% of Pensionable Salary twelve months earlier;

(ii)	from the Effective Date benefit accrues at the rate of 1/75th of Final Pensionable Salary for each year of Pensionable Service;

(iii)	from the Effective Date Normal Retirement Date is increased to age 65;

(iv)	the contributions of a member to the Scheme are increased to 5% of the Member’s Pensionable Salary from 1 May 2011 and to 6% of the Member’s Pensionable Salary from 1 May 2014;

(v)	benefit accrued after the Effective Date will be subject to actuarial reduction if payment commences before certain specified ages;

(vi)	from the Effective Date the lump sum payable on death in service will be based upon Basic Salary and not Pensionable Salary;

(vii)	a late retirement factor will be applied to benefit accrued before 1 June 2010 where the Member retires after the age of 60, and this advantages the Member, and

(viii)	the benefits applicable to Executive Members are amended and documented.

(C)	The Trustees have received legal advice confirming that a certificate made under section 67 (the subsisting rights provisions) of the Pensions Act 1995 is not needed for the changes set out in this deed and a certificate of confirmation under Regulation 42 (alteration of rules of contracted-out schemes) of The Occupational Pension Schemes (Contracting-out) Regulations 1996 is attached.

OPERATIVE PROVISIONS

The Principal Employer with the consent of the Trustees makes the amendments set out in this deed to the Rules of the Final Salary Section with effect from the Effective Date in accordance with C Rule15 (Amendment):

1.	Limits on increases in Pensionable Salary

1.1	FS Rule 1 (Meaning of defined terms) is amended by deleting paragraph (1) of the definition of Final Pensionable Salary and replacing it with the following:

“(1) his or her Pensionable Salary on his or her Normal Retirement Date (or on the earlier date of his or her death or termination of Pensionable Service); and”

1.2	FS Rule 1 (Meaning of defined terms) is amended by deleting the definition of Pensionable Salary and replacing it with the following:

“ “Pensionable Salary”	in relation to a Member is calculated on the day he or she becomes a Pension Member and on any day thereafter and means the Member’s Basic Salary. However with effect on and from 1 June 2010 annual increases in Pensionable Salary will be capped at 5% in the following manner:

(a) If the Member’s Basic Salary increases in the period from 1 June 2010 to 1 January 2011 his or her Pensionable Salary will increase by the lower of the actual monetary increase in the Member’s Basic Salary in that period and 5% of the Member’s Pensionable Salary at 1 June 2010;

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(b) If the Member’s Basic Salary increases in any 12 month period ending on 1 January of 2012 or of any subsequent year his Pensionable Salary will increase by the lower of the actual monetary increase in the Member’s Basic Salary in that period and 5% of the Member’s Pensionable Salary at the start of the period;”

2.	Contribution rate

2.1	FS Rule 3.2.1 (Members’ basic contributions) is amended by deleting the first sentence and replacing it with the following:

“Each Member in Pensionable Service (who is not an Executive Member) shall contribute to the Scheme at a rate of 4% of his or her Pensionable Salary until 30 April 2011, and at a rate of 5% of his or her Pensionable Salary from 1 May 2011 until 30 April 2014, and at a rate of 6% of his or her Pensionable Salary from 1 May 2014. An Executive Member in Pensionable Service shall contribute to the Scheme at a rate of 6% of his or her Pensionable Salary from 1 June 2010. A Member’s contributions may at any time be at such other rate as the Trustees may determine with the agreement of the Principal Employer and notify to the Members. “

3.	Normal Retirement Date

3.1	FS Rule 1 (Meaning of defined terms) is amended by deleting the definition of Normal Retirement Date and replacing it with the following:

“ “Normal Retirement Date” means a Member’s 65th birthday;”

3.2	FS Rule 4.2.1 (Pension on early retirement) is amended by deleting the second sentence and replacing it with the following:

“Subject to the Contracting-out Laws, and with the consent of the Employer and the Trustees (unless the Member is aged over 60 or suffering from an Incapacity), the Member shall be entitled to receive an immediate annual pension as an alternative to any benefit payable.”

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3.3	FS Rule 4.3.1 (Early retirement not due to Incapacity) is amended by deleting it and replacing it with the following:

“Subject to FS Rule 4.2 (Pension on early retirement), a Member who is not an Executive Member and who retires from Service on or after his or her 55th birthday and before his or her Normal retirement Date other than as a result of Incapacity is entitled to an immediate annual pension The pension will be equal to that to which he or she would otherwise have been entitled under FS Rule 4.1 (Pension on retirement at Normal Retirement Date), calculated on his or her Final Pensionable Salary and his or her Pensionable Service completed at the date of his or her actual retirement. The pension accrued before 1 June 2010 shall be reduced in respect of any period between the date of the Member’s actual retirement and his or her 60th birthday. The pension accrued on and after 1 June 2010 shall be reduced in respect of the period between the date of the Member’s actual retirement and his or her:

4.3.1.1     60th birthday if the Member was born on or before 1 June 1955;

4.3.1.2     61st birthday if the Member was born between 2 June 1955 and 1 June 1956;

4.3.1.3     62nd birthday if the Member was born between 2 June 1956 and 1 June 1957;

4.3.1.4     63rd birthday if the Member was born between 2 June 1957 and 1 June 1958;

4.3.1.5     64th birthday if the Member was born between 2 June 1958 and 1 June 1959, and

4.3.1.6     65th birthday if the Member was born on or after 2 June 1959.

Any reduction shall be of an amount determined by the Trustees, and certified by the Scheme Actuary as reasonable.”

3.4	FS Rule 4.4.2 (Pension on Incapacity retirement) is amended by deleting it and replacing it with the following:

“ A pension payable under this FS Rule 4.4 (Pension on incapacity retirement) to a Member who is not an Executive Member will be equal to the pension to which he or she would otherwise have been entitled under FS Rule 4.1 (Pension on retirement at Normal Retirement Date) had the date of his or her actual retirement been his or her Normal Retirement Date, calculated on his or her Final Pensionable Salary at the date of his or her actual retirement and his

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or her prospective Pensionable Service up to age 60. The pension shall be reduced in respect of any period between the date of the Member’s actual retirement and his or her 60th birthday. Any reduction shall be of an amount determined by the Trustees, and certified by the Scheme Actuary as reasonable.”

3.5	MP Rule 1 (Meaning of defined terms) is amended by deleting the definition of “Normal Retirement Date” and replacing it with the following:

““Normal Retirement Date” means a Member’s 65th birthday;”

4.	Accrual rate

4.1	FS Rule 4.1.1 (Pension on retirement at Normal Retirement Date) is amended by deleting it and replacing it with the following:

“A Member (who is not an Executive Member) who retires from Service at Normal Retirement Date and who was in Pensionable Service on the day before that date is entitled to an immediate annual pension equal to the sum of:

A/60 x Final Pensionable Salary,

and

(B-A)/75 x Final Pensionable Salary

where

A is the Member’s years of Pensionable Service completed before 1 June 2010, plus an additional proportion for each additional complete month of Pensionable Service before 1 June 2010;

B is the Member’s total years of Pensionable Service, subject to a maximum of 40 years, plus an additional proportion for each additional complete month of Pensionable Service

PROVIDED ALWAYS THAT for so long as the Scheme remains subject to the Contracting-out Laws the pension so calculated shall not be less than would be provided for the Member under a reference scheme as described in section 12B of the Pension Schemes Act 1993.”

5.	Benefits on death in Pensionable Service before Normal Retirement Date

5.1	FS Rule 7.1.3 (Benefits on death in Pensionable Service before Normal Retirement Date) is amended by deleting it and replacing it with the following:

“For a Pension Member the lump sum shall be equal to the sum of 4 times the Member’s Basic Salary plus his or her Member Contributions (excluding interest) paid up to the date of his or her death plus the value of his or her additional voluntary contributions.”

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5.2	FS Rule 7.1.4 (Benefits on death in Pensionable Service before Normal Retirement Date) is amended by deleting it and replacing it with the following:

“For a Pension Member a pension is immediately payable to his or her Spouse equal to two thirds of the pension to which the Pension Member would have been entitled under FS Rule 4.1 (Pension on retirement at Normal Retirement Date) at his or her Normal Retirement Date had he or she continued in Pensionable Service until his or her

7.1.4.1	60th birthday if the Member was born on or before 1 June 1955;

7.1.4.2	61st birthday if the Member was born between 2 June 1955 and 1 June 1956;

7.1.4.3	62nd birthday if the Member was born between 2 June 1956 and 1 June 1957;

7.1.4.4	63rd birthday if the Member was born between 2 June 1957 and 1 June 1958;

7.1.4.5	64th birthday if the Member was born between 2 June 1958 and 1 June 1959, and

7.1.4.6	65th birthday if the Member was born on or after 2 June 1959.

6.	Retirement on or after the age of 60

FS Rule 4 (Active Members’ immediate pensions) is amended by the addition of the following Rule which shall be numbered FS Rule 4.6 :

“Pension on retirement over the age of 60

If a Member retires under any of the preceding provisions of this FS Rule 4 (Active Members’ immediate pensions) on or after his or her 60th birthday any pension accrued before 1 June 2010 shall be calculated as if the Member had left Service at age 60 and increased by an amount determined by the Trustees on the advice of the Scheme Actuary in respect of the period between the Member’s 60th birthday and his or her actual date of retirement.”

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7.	Retirement after leaving Service

7.1	FS Rule 5.3.1 (Preserved pension at Normal Retirement Date) is amended by deleting the second sentence and replacing it with the following:

“The pension shall be calculated in accordance with FS Rule 4.1 and FS Rule 4.6 (Pension on retirement at Normal Retirement Date) based on the Member’s Pensionable Service to the date of leaving Pensionable Service and the Member’s Final Pensionable Salary at the date of leaving Pensionable Service.”

7.2	FS Rule 5.4.1.2 (Other options for the payment of preserved pension) is amended by deleting the second sentence and replacing it with the following:

“The pension shall be adjusted by an amount determined on a basis certified by the Scheme Actuary to reflect early or late retirement relative to the Member’s 60th birthday in respect of the pension accrued (or deemed to be accrued) before 1 June 2010. It shall be further adjusted relative to the following dates in respect of the pension accrued (or deemed to be accrued) on or after 1 June 2010 by Members who are not Executive Members:

5.4.1.2.1	60th birthday if the Member was born on or before 1 June 1955;

5.4.1.2.2	61st birthday if the Member was born between 2 June 1955 and 1 June 1956;

5.4.1.2.3	62nd birthday if the Member was born between 2 June 1956 and 1 June 1957;

5.4.1.2.4	63rd birthday if the Member was born between 2 June 1957 and 1 June 1958;

5.4.1.2.6	64th birthday if the Member was born between 2 June 1958 and 1 June 1959, and

5.4.1.2.7	65th birthday if the Member was born on or after 2 June 1959.

8.	Executive Members

8.1	FS Rule 1 (Meaning of defined terms) is amended by the addition of the following definition in its correct alphabetical position:

““Executive Member”	means a Member who has been notified in writing by his Employer that he is to be treated for the purposes of the FS Rules as an Executive Member;”

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8.2	FS Rule 4.1.1 (Pension on retirement at Normal Retirement Date) is amended by the addition of the following sub-Rule which shall be numbered FS Rule 4.1.2 and all subsequent sub-Rules shall be renumbered accordingly:

“An Executive Member who retires from Service at Normal Retirement Date and who was in Pensionable Service on the day before that date is entitled to an immediate annual pension equal to the sum of:

A/45 x Final Pensionable Salary,

and

(B-A)/60x Final Pensionable Salary

where

A is the Member’s years of Pensionable Service completed before 1 June 2010, plus an additional proportion for each additional complete month of Pensionable Service before 1 June 2010;

B is the Member’s total years of Pensionable Service, subject to a maximum of 40 years, plus an additional proportion for each additional complete month of Pensionable Service.

8.3	FS Rule 4.3 (Early retirement not due to Incapacity) is amended by the addition of the following sub-Rule which shall be numbered FS Rule 4.3.2:

“Subject to FS Rule 4.2 (Pension on early retirement), an Executive Member who retires from Service on or after his or her 55th birthday and before his or her Normal Retirement Date other than as a result of Incapacity is entitled to an immediate annual pension. The pension will be equal to that to which he or she would otherwise have been entitled under FS Rule 4.1 (Pension on retirement at Normal Retirement Date), calculated on his or her Final Pensionable Salary and his or her Pensionable Service completed at the date of his or her actual retirement. The pension accrued before 1 June 2010 shall be reduced in respect of any period between the date of the Executive Member’s actual retirement and his or her 60th birthday. The pension accrued on and after 1 June 2010 shall be reduced in respect of the period between the date of the Executive Member’s actual retirement and his or her 65th birthday. Any reduction shall be of an amount determined by the Trustees, and certified by the Scheme Actuary as reasonable.”

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8.4	FS Rule 4.4 (Pension on Incapacity retirement) is amended by the addition of the following sub-Rule which shall be numbered FS Rule 4.4.3 and all subsequent sub-Rules shall be renumbered accordingly:

“A pension payable under this FS Rule 4.4 (Pension on incapacity retirement) to an Executive Member will be equal to the pension to which he or she would otherwise have been entitled under FS Rule 4.1 (Pension on retirement at Normal Retirement Date) had the date of his or her actual retirement been his or her Normal Retirement Date, calculated on his or her Final Pensionable Salary at the date of his or her actual retirement and his or her prospective Pensionable Service up to age 60. The pension accrued before 1 June 2010 shall be reduced in respect of any period between the date of the Executive Member’s actual retirement and his or her 60th birthday. The pension accrued on and after 1 June 2010 shall be reduced in respect of the period between the date of the Executive Member’s actual retirement and his or her 65th birthday. Any reduction shall be of an amount determined by the Trustees, and certified by the Scheme actuary as reasonable.”

8.5	FS Rule 5.4.1.2 (Other options for the payment of preserved pension) is further amended by the addition of the following sentence at its end:

“For an Executive Member it shall be adjusted relative to his or her 65th birthday in respect of the pension accrued (or deemed to be accrued) on or after 1 June 2010.”

9.	Miscellaneous amendments

9.1	FS Rule 1 (Meaning of defined terms) is amended by deleting the first paragraph of the definition of “Child” and replacing it with the following:

““Child”	means a legitimate child of the Member; a child who has been legally adopted by the Member; and any stepchild, illegitimate child or other child who, in the Trustees’ opinion, was dependent on the Member at the time of the Member’s death and whom the Trustees agree to treat as a Child (including in any case a child conceived but unborn);”

9.2	FS Rule 1 (Meaning of defined terms) is amended by adding the following sentence at the end of the definition of “Spouse”:

“For the purposes of FS Rules 7.1, 7.2 and 7.3 a Spouse may include with the consent of the Principal Employer another person who at the death of the Member and in the opinion of the Trustees was living with the Member as his or her spouse and was financially dependent upon the Member;”

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9.3	FS Rule 7.5.2.2 (Payment of lump sums on death) is amended by deleting it and replacing it with the following:

“in exercising the power in FS sub-rule 7.5.2.1 the Trustees shall during the 2 year period, have power to transfer the whole or any part of the lump sum death benefit to the trustees of a separate trust for the benefit of all or any one or more of the Member’s Beneficiaries. A Member’s “Beneficiaries” for these purposes and for the purposes of FS sub-rule 7.5.2.1 are the Member’s widow or widower; the grandparents of the Member or his or her widow or widower and their descendants (whether legitimate or illegitimate) and the Spouses of those descendants (including those of the half-blood and those conceived but not yet born) and the Spouses of those descendants; any step-parents, step-brothers, step-sisters and step-children (whether legitimate or illegitimate) of the Member and of the Member’s Spouse, and any individual related by adoption to the Member or the Member’s Spouse and the spouses of those step-relatives or adopted relatives; the Member’s Dependants; any person or body with an interest in the Member’s estate (but not including the Crown, the Duchy of Lancaster or the Duke of Cornwall); and any person nominated in writing by the Member to the Trustees, and with and subject to (without infringing the rule against perpetuities) such powers of appointment and such other discretionary trusts and powers (exercisable by the trustees of the separate trust or any other person), and such provisions for maintenance, education, advancement and accumulation of income during a minority, as the Trustees may in their absolute discretion think fit. The Trustees shall have power themselves to declare any such separate trust and to appoint as trustees or trustee of that trust any two persons or a corporate body, whether or not it is a trust corporation as defined in Section 68 of the Trustee Act 1925, as the Trustees may decide and to provide for the remuneration of such trustees or trustee.”

9.4	FS Rule 7.6.2 (Payment of Spouse’s pension on death) is amended by deleting the following words:

“… unless the Spouse was neither living with nor dependent on the Member at the date of the Member’s death. If this happens, the Trustees may instead decide not to pay some or all of the pension to the Spouse (other than any pension payable to the Spouse under the Contracting-out Laws).”

9.5	FS Rule 7.6.5 (Payment of Spouse’s pension on death) is amended by deleting it and replacing it with the following:

“If the Member is survived by a Child, and either no pension is payable to a Spouse or a Spouse’s pension stops while there is still a Child, the Trustees shall pay the pension to (or for the benefit of) the Child (or Children as applicable). The Trustees shall decide from time to time how to divide the pension between more than one Child.”

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9.6	FS Rule 11.1.1 (Trivial pension) is amended by deleting it and replacing it with the following:

“Subject to the following conditions, the Trustees may allow a Member who has a trivial pension under the Scheme to exchange all his or her benefits (including those payable on death) for a lump sum in either of the following ways:

11.1.1.2	If the value of the aggregate of all benefits payable in respect of a Member from the Scheme and from all other registered pension schemes does not exceed one per cent of the standard lifetime allowance under section 218 of the Finance Act 2004, the Trustees may pay the Member the whole of his or her benefits as a lump sum in accordance with paragraphs 7 to 9 of Schedule 29 to the Finance Act 2004 (and less tax).

11.1.1.3	If the value of all benefits payable in respect of a Member from the Scheme does not exceed £2000, the Trustees may pay the Member an amount equal to the value of the Member’s benefits in accordance with part 2 of The Registered Pension Schemes (Authorised Payments) Regulations 2009.

Each of these shall extinguish the Member’s entitlement under the Scheme.

The Trustees shall determine the value of the Member’s benefits on a basis which is consistent with the Contracting-out and Preservation Laws.”

9.7	FS Rule 10.2.1.2 (Pre-April 2006 members) is amended by deleting it and replacing it with the following:

“the Member’s Final Pensionable Salary for the purpose of determining the benefits payable to or in respect of the Member (excluding for the avoidance of doubt lump sum benefits payable under FS Rule 7.1 (Benefits on death in Pensionable Service before Normal Retirement Date)) in respect of the Member’s Pensionable Service on and after 6 April 2006 shall not exceed the Scheme Earnings Cap.”

9.8	MP Rule 1 (Meaning of defined terms) is amended by deleting the second paragraph of the definition of Pensionable Service and replacing it with the following:

“ Service after Normal Retirement Date shall be counted as Pensionable Service if so determined by the Principal Employer.”

9.9	MP Rule 7.4.2 (Disposal of lump sum death benefits) is amended by deleting it and replacing it with the following;

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“A Member’s “Beneficiaries” for these purposes are the Member’s widow or widower; the grandparents of the Member or his or her widow or widower and their descendants (whether legitimate or illegitimate) and the Spouses of those descendants (including those of the half-blood and those conceived but not yet born) and the Spouses of those descendants; any step-parents, step-brothers, step-sisters and step-children (whether legitimate or illegitimate) of the Member and of the Member’s Spouse, and any individual related by adoption to the Member or the Member’s Spouse and the spouses of those step-relatives or adopted relatives; the Member’s Dependants; any person or body with an interest in the Member’s estate (but not including the Crown, the Duchy of Lancaster or the Duke of Cornwall); and any person nominated in writing by the Member to the Trustees, and with and subject to (without infringing the rule against perpetuities) such powers of appointment and such other discretionary trusts and powers (exercisable by the trustees of the separate trust or any other person), and such provisions for maintenance, education, advancement and accumulation of income during a minority, as the Trustees may in their absolute discretion think fit. The Trustees shall have power themselves to declare any such separate trust and to appoint as as trustees or trustee of that trust any two persons or a corporate body, whether or not it is a trust corporation as defined in Section 68 of the Trustee Act 1925, as the Trustees may decide and to provide for the remuneration of such trustees or trustee.”

9.10	MP Rule 10.1 (Trivial pension) is amended by deleting it and replacing it with the following:

“Subject to the following conditions, the Trustees may allow a Member who has a trivial pension under the Scheme to exchange all his or her benefits (including those payable on death) for a lump sum in either of the following ways:

10.1.1	If the value of the aggregate of all benefits payable in respect of a Member from the Scheme and from all other registered pension schemes does not exceed one per cent of the standard lifetime allowance under section 218 of the Finance Act 2004, the Trustees may pay the Member the whole of his or her benefits as a lump sum in accordance with paragraphs 7 to 9 of Schedule 29 to the Finance Act 2004 (and less tax).

10.1.2	If the value of all benefits payable in respect of a Member from the Scheme does not exceed £2000, the Trustees may pay the Member an amount equal to the value of the Member’s benefits in accordance with part 2 of The Registered Pension Schemes (Authorised Payments) Regulations 2009.

Each of these shall extinguish the Member’s entitlement under the Scheme.

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The Trustees shall determine the value of the Member’s benefits on a basis which is consistent with the Contracting-out and Preservation Laws.”

10.	Successors

This deed will bind the respective successors of the Trustees and the Principal Employer, and any references in this deed to the Trustees or to the Principal Employer shall be treated as including a reference to their respective successors and not just to the specific signatories to this deed.

11.	Counterparts

This deed may be executed and delivered in any number of counterparts, each of which when executed will be an original, but together will constitute one and the same deed.

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